UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Pfizer Inc.
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Proxy Statement for
2017 Annual Meeting
of Shareholders

2016 Financial Report1

1The 2016 Financial Report is not included in this filing. The portions of the 2016 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”) were filed, and the other portions of the 2016 Financial Report were furnished, solely for the information of the U.S. Securities and Exchange Commission, on Exhibit 13 to the 2016 Form 10-K. The 2016 Financial Report is contained in Appendix A to the Notice of 2017 Annual Meeting and Proxy Statement being mailed to our shareholders beginning on or about March 16, 2017. The Letter to Shareholders from our Chairman and CEO and the Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 16, 2017 are not included in this filing.

Our Strategic Imperatives

1	Innovate and lead
Improve Pfizer’s ability to innovate in biomedical R&D and develop a new generation of high-value, highly differentiated medicines and vaccines.

2	Maximize value
Invest and allocate our resources in ways that create the greatest long-term returns for our shareholders.

Our Purpose

Innovate to bring therapies
to patients that significantly
improve their lives

Our Mission

To be the premier innovative
biopharmaceutical company

Our Values

Customer focus
Community
Respect for people
Performance
Collaboration
Leadership
Integrity
Quality
Innovation

3	Earn greater respect
Earn society’s respect by generating breakthrough therapies, improving access, expanding the dialogue on healthcare and acting as a responsible corporate citizen.

4	Own our culture
Build and sustain a culture where colleagues view themselves as owners, generating new ideas, dealing with problems in a straightforward way, investing in open and candid conversations and working as teammates on challenges and opportunities.

A MESSAGE TO OUR SHAREHOLDERS FROM PFIZER’S LEAD INDEPENDENT DIRECTOR
A Message from Pfizer’s Lead Independent Director Dennis A. Ausiello, M.D.

Dear Shareholders:

It has been my privilege to serve as Pfizer’s Lead Independent Director this year, working with a group of highly-engaged and knowledgeable Board members, strongly attuned to their roles as your fiduciaries. As I embark on my third year as Lead Independent Director, I would like to reflect on 2016 and the many ways in which the Board worked together to provide independent oversight of management and to represent shareholder interests throughout the year.

Independent Board Oversight

First and foremost, your Board is composed of fully independent Directors, with the exception of Ian C. Read, Pfizer’s Chairman and CEO. The Directors’ skills reflect deep expertise and qualifications essential to effective oversight of the business, including business leadership, healthcare industry expertise and extensive experience in finance, science and risk management.

The Board utilizes its deep knowledge and diverse backgrounds to work with management in its oversight of corporate strategy, which we discussed at nearly every Board meeting in 2016. Additionally, we reviewed specific major business and organizational initiatives, capital allocation priorities and business development opportunities. Further, the Board and its Committees were involved in overseeing enterprise risk management, including risk priorities and developments that could impact the business. The Board also discussed Board and management succession planning.

Independent Board Leadership

As Lead Independent Director, I work closely with our CEO to ensure that an active dialogue between our independent Directors and management exists. I serve as a representative for our independent Directors and, in this capacity, contribute to the development of, and approval of Board meeting agendas, materials and schedules. At each Board meeting, I also preside over the executive sessions held with the independent Directors.

Further, I am responsible for leading the independent Directors’ evaluation of the effectiveness of Pfizer’s Chairman and CEO, Mr. Read. This assessment includes an annual evaluation of his performance in leading Pfizer’s business as our CEO, as well as his performance as Chairman through his interactions with the Directors and his ability to provide effective leadership and direction to the full Board.

The Board’s assessment of Mr. Read also informs the Board’s comprehensive annual review of our leadership structure. Our Board strongly believes that Mr. Read’s extensive knowledge of the research-based biopharmaceutical industry and his continued demonstration of exemplary leadership and vision, coupled with the active and engaged role that defines the Pfizer Lead Independent Director position, support our belief that, at this time, a unified Chairman and CEO role is the right leadership structure for Pfizer.

Board and Committee Composition and Refreshment

During the year, we also focused on Board and Committee composition and refreshment, two important topics to our investors. We discussed these items regularly at meetings and considered projected Director retirement dates in combination with a review of skill sets and qualifications. The Board ensures that

A MESSAGE TO OUR SHAREHOLDERS FROM PFIZER’S LEAD INDEPENDENT DIRECTOR

it has the appropriate balance of skills, diversity, experience and tenure to provide effective oversight. Informed by this comprehensive review, as well as shareholder feedback we received, the Board recommended several Committee member rotations during 2016, including the appointment of new Chairs to lead the Audit, Compensation and Science and Technology Committees. Since 2012, we have also welcomed four new Directors to the Board, including Ronald E. Blaylock in February 2017, which brings our average tenure of the Board to seven years.

Committed to Strong Corporate Governance Standards

As part of the Board’s ongoing commitment to act with integrity and to maintain high corporate governance standards, we continued to place a high priority on listening and responding to shareholder feedback regarding our corporate governance practices. The Board considered the shareholder votes on the proxy items presented at last year’s Annual Meeting, which resulted in strong support for the re-election of the Director candidates, the company’s auditor and our executive compensation program. One area of focus for the Board was the vote received on the lobbying activities shareholder proposal in 2016. Although the proposal did not pass, in response to the feedback the Board received through our extensive shareholder outreach effort, the Corporate Governance Committee further strengthened its oversight of the company’s lobbying activities and priorities and amended its Charter to clarify this responsibility.

The Board remains committed to serving your interests in 2017 and appreciates your continued engagement and support of our company. I invite you to review this Proxy Statement to learn more about your Board, Pfizer’s strong corporate governance practices and the proposals on this year’s proxy ballot.

Sincerely,

Dennis A. Ausiello, M.D.

Lead Independent Director

Notice of 2017 Annual Meeting and Proxy Statement

Time and Date

9:00 a.m., Eastern Daylight Time (EDT),
on Thursday, April 27, 2017

Place

Hilton Short Hills Hotel, 41 John F. Kennedy Parkway,
Short Hills, New Jersey 07078, +1-973-379-0100

Record Date

You can vote your shares if you were a shareholder of record at the close of business on February 28, 2017.

Audio Webcast

Available at www.pfizer.com, starting at 9:00 a.m., EDT, on Thursday, April 27, 2017. A replay will be available through the first week of May 2017.

ITEMS OF BUSINESS

•   To elect 12 members of the Board of Directors, each until our next Annual Meeting and until his or her successor has been duly elected and qualified.

•   To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

•   To conduct an advisory vote to approve our executive compensation.

•   To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

•   To consider three shareholder proposals, if presented at the Meeting.

•   To transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting.

VOTING YOUR SHARES IS QUICK AND EASY—YOU CAN EVEN VOTE USING YOUR SMARTPHONE OR TABLET.

HOW TO VOTE	For registered holders and Pfizer Savings Plan participants: (Shares are registered in your name with Pfizer’s transfer agent, Computershare, or held in the Pfizer Savings Plan)	For beneficial owners: (Shares are held in a stock brokerage account or by a bank or other holder of record)
Electronically*	www.investorvote.com/pfe	www.proxyvote.com
By telephone*	Within the U.S., U.S. territories & Canada +1-800-652-VOTE (8683) – toll-free Outside of the U.S., U.S. territories & Canada +1-781-575-2300 – standard rates apply	+1-800-454-VOTE (8683) – toll-free
By mail	Complete, sign and return the proxy card	Complete, sign and return the voting instruction card
* You will need to provide your control number that appears on the right hand side of the enclosed proxy card or voting instruction card.

MATERIALS TO REVIEW

This booklet contains our Notice of 2017 Annual Meeting and Proxy Statement. Our 2016 Financial Report is included as Appendix A and is followed by certain Corporate and Shareholder Information. None of Appendix A, the Corporate and Shareholder Information, or the accompanying Letter to Shareholders from our Chairman and CEO are a part of our proxy solicitation materials.

If you received a Notice of Internet Availability and would like a printed copy of the materials, please follow the instructions provided in your notice. Alternatively, follow the instructions included on how to vote online.

This Notice of 2017 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 16, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2017

This Notice of 2017 Annual Meeting and Proxy Statement and the 2016 Financial Report and Corporate and Shareholder
Information are available on our website at www.pfizer.com/annualmeeting. Except as stated otherwise, information on our website is not considered part of this Proxy Statement.

Margaret M. Madden

Senior Vice President and Corporate Secretary, Chief Governance Counsel
March 16, 2017

Proxy Statement Summary

Here are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

SUMMARY OF SHAREHOLDER VOTING MATTERS

Voting Matter	Board Vote Recommendation	See Page
Item 1 — Election of Directors	FOR EACH NOMINEE	7
Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm	FOR	40
Item 3 — 2017 Advisory Approval of Executive Compensation	FOR	43
Item 4 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	1 YEAR	45
Shareholder Proposals
Item 5 — The Holy Land Principles	AGAINST	99
Item 6 — Special Shareowner Meetings	AGAINST	101
Item 7 — Independent Chair Policy	AGAINST	103

Our Director Nominees

You are being asked to vote on the election of the following 12 Directors. All Directors are elected annually by the affirmative vote of a majority of votes cast. For detailed information about each Director’s background, skill sets and areas of expertise please see “Director Nominees” later in this Proxy Statement.

					Committee Memberships
Name	Age*	Director Since	Occupation and Experience	Independent	Audit	Compensation	Corporate Governance	Regulatory & Compliance	Science & Technology	Other Public Boards
Dennis A. Ausiello, M.D. Lead Independent Director	71	2006	Director, Center for Assessment Technology & Continuous Health, Physician-in-Chief, Emeritus, Massachusetts General Hospital & Jackson Distinguished Professor, Harvard Medical School	Yes					●	2
Ronald E. Blaylock	57	2017	Founder, Managing Partner of GenNx360 Capital Partners	Yes			●		●	3
W. Don Cornwell	69	1997	Retired Chairman & Chief Executive Officer, Granite Broadcasting Corporation	Yes	●	●		●	●	2
Joseph J. Echevarria	60	2015	Retired Chief Executive Officer, Deloitte LLP	Yes	●		●		●	3
Frances D. Fergusson, Ph.D.	72	2009	President Emeritus, Vassar College	Yes			●	CHAIR	●	1
Helen H. Hobbs, M.D.	64	2011	Investigator, Howard Hughes Medical Institute & Professor, University of Texas Southwestern Medical Center	Yes			●	●	CHAIR	–
James M. Kilts	69	2007	Founding Partner, Centerview Capital	Yes		●			●	4
Shantanu Narayen	53	2013	Chairman, President & Chief Executive Officer, Adobe Systems Incorporated	Yes		●		●	●	1
Suzanne Nora Johnson	59	2007	Retired Vice Chairman, Goldman Sachs Group, Inc.	Yes	CHAIR			●	●	3
Ian C. Read Chairman	63	2010	Chairman & Chief Executive Officer, Pfizer Inc.	No						1
Stephen W. Sanger	71	2009	Retired Chairman & Chief Executive Officer, General Mills, Inc.	Yes	●		CHAIR		●	1
James C. Smith	57	2014	President & Chief Executive Officer, Thomson Reuters Corporation	Yes	●	CHAIR			●	1

* As of the date of the 2017 Annual Meeting.

Pfizer 2017 Proxy Statement	1

PROXY STATEMENT SUMMARY

BOARD AND COMMITTEE REFRESHMENT

•	In June 2016, we made several changes to the composition of the Board Committees, including the election of:
	•	Ms. Suzanne Nora Johnson as the new Chair of the Audit Committee;
	•	Mr. James C. Smith as the new Chair of the Compensation Committee; and
	•	Dr. Helen H. Hobbs as the new Chair of the Science and Technology Committee.
•	In February 2017, as part of our ongoing commitment to proactive Board refreshment, Ronald E. Blaylock was elected to the Board and as a member of the Corporate Governance and Science and Technology Committees. Among other qualifications, Mr. Blaylock brings financial expertise, as well as risk management and business leadership skills to the Board.

Board Composition

Our goal is to maintain a diverse Board representing a wide range of experience and perspectives. Below we highlight the composition of our Director nominees.

2	Pfizer 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Pfizer is committed to exercising and maintaining strong corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders, strengthens Board and management accountability and improves our standing as a trusted member of society.

Pfizer 2017 Proxy Statement	3

PROXY STATEMENT SUMMARY

2016 SHAREHOLDER OUTREACH

We believe that a robust shareholder outreach program is an essential component of maintaining our strong corporate governance practices. In our discussions with investors, we seek their input on a variety of corporate governance topics and other issues that may impact our business or reputation. We strive for a collaborative approach with investors to solicit and understand a variety of perspectives. During 2016, we engaged with over 30 global institutional investors representing nearly 30% of our outstanding shares. Investors’ sentiment was generally positive with respect to our leadership, our corporate governance practices, the structure of our executive compensation plan and other issues specific to our industry. This information was summarized and shared with the Board of Directors.

In 2016, as a result of investor feedback on the company’s lobbying activities and Pfizer’s commitment to corporate governance excellence, the Corporate Governance Committee further strengthened its oversight of the company’s lobbying activities and amended the Committee’s Charter to clarify this responsibility. As a result, the Corporate Governance Committee maintains an informed status on the company’s lobbying priorities and activities through semi-annual reports from management.

For more information about our 2016 shareholder engagement program and the actions we took in response to shareholder feedback, see “Governance – Shareholder Outreach” and “Corporate Governance Committee Report” later in this Proxy Statement.

Executive Compensation Highlights

Pfizer’s pay-for-performance compensation philosophy is set by the Compensation Committee of the Board. Our goal is to align each executive’s compensation with Pfizer’s short-term and long-term performance and provide the compensation and incentives needed to attract, motivate and retain key executives crucial to Pfizer’s long-term success.

To achieve these objectives:

•   We position total direct compensation and each compensation element at approximately the median of our pharmaceutical peer and general industry comparator companies.

•   We align annual short-term incentive awards with annual operating, financial and strategic objectives.

•   We align long-term incentive awards with the interests of our shareholders by delivering value based on operating results and absolute and relative shareholder return, encouraging stock ownership and promoting retention of key talent.

•   A significant portion of the total compensation opportunity for our executives is directly related to Pfizer’s total shareholder return (TSR) and our progress against the performance goals of our strategic and operating plans, as well as our performance against that of our peers.

Our Compensation Practices

Pfizer continues to implement and maintain leading practices in its compensation program, including:

Risk Mitigation	No Hedging or Pledging
Compensation Recovery (“Clawbacks”)	No “Gross-ups” for Perquisites
Stock Ownership Requirements	No Repricing
Minimum Vesting Required	No Employment Agreements
Robust Investor Outreach
Independent Compensation Consultant

4	Pfizer 2017 Proxy Statement

PROXY STATEMENT SUMMARY

2016 KEY ELEMENTS OF EXECUTIVE COMPENSATION

Direct compensation for our executives in 2016 consisted of the following key elements:

Element	Type/Description	Objective
Salary (Cash)	The fixed amount of compensation for performing day-to-day responsibilities is set based on market data, job scope and responsibilities and experience	Provides competitive level of fixed compensation
Annual Short- Term Incentive Compensation/ Global Performance Plan (GPP) (Cash)	Our annual incentive plan pool is funded based on performance against Pfizer’s short-term financial goals (revenue, adjusted diluted earnings per share (EPS) and cash flow from operations). Individual awards are based on business unit and individual performance measured over the current year	Provides short-term incentives tied to corporate performance against three operational metrics and links individual awards to both company and individual performance based on achievement of financial and strategic goals

Long-Term Incentive Compensation (100% Performance Based Equity)	•	5-Year Total Shareholder Return Units (TSRUs)

TSRUs provide direct alignment with shareholders as awards are tied to absolute total shareholder return over a five- or seven-year period

PSAs align executive compensation to operational goals through performance against a combination of operating income* over three one-year periods and TSR relative to the NYSE ARCA Pharmaceutical Index (DRG Index) over a three-year performance period

	•	7-Year Total Shareholder Return Units (TSRUs)
	•	Performance Share Awards (PSAs)

*	Operating income as the PSA performance measure is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

2016 Named Executive Officer (NEO) Pay Mix

The illustration below uses year-end salary and target annual incentive and long-term awards for the active NEOs.

CEO - 2016 Target Direct Compensation	Other Active NEOs - 2016 Target Direct Compensation (Average)

Pfizer 2017 Proxy Statement	5

PROXY STATEMENT SUMMARY

2016 NEO PERFORMANCE-YEAR TOTAL DIRECT COMPENSATION (TDC)

The Compensation Committee evaluates pay and performance using TDC on a performance year basis for our NEOs rather than using the values shown in the 2016 Summary Compensation Table (SCT). The Committee believes its approach better reflects pay for performance during 2016. The table below provides 2016 performance-year TDC, which is comprised of year-end base salary, 2016 performance year annual incentive awards paid in 2017, and 2017 long-term equity incentive award values, which include the full value of the PSA approved by the Compensation Committee. For additional information, see “Compensation Discussion and Analysis—2016 NEO Total Direct Compensation (TDC)” later in this Proxy Statement.

NEO* Performance-Year Total Direct Compensation

Name	Year	Year-End Salary (A) ($)	Annual Incentive Award (paid in 2017) (B) ($)	Equity Award(1) (granted in February 2017) (C) ($)	Total Direct Compensation(2) (D=A+B+C) ($)
I. Read	2016	1,917,000	4,000,000	13,000,000	18,917,000
F. D’Amelio	2016	1,332,000	1,740,000	3,600,000	6,672,000
A. Bourla	2016	1,140,000	1,788,000	3,600,000	6,528,000
M. Dolsten	2016	1,245,000	1,740,000	3,600,000	6,585,000
J. Young	2016	1,140,000	1,788,000	3,600,000	6,528,000
(1)	The amounts represent the entire 2017 long-term incentive grant value, which includes the full PSA grant value. Consistent with historical practice, long-term incentive values are converted into units using the closing stock price/value on the first trading day of the week of grant and the accounting value is calculated based on the converted units valued using the closing stock price/value on the grant date, so these values usually differ (subject to rounding).
(2)	The SCT total compensation includes equity awards valued on an accounting basis which reflects one-third of the PSA grant for each year of the performance term, change in pension benefits and the amounts included under All Other Compensation and, as such, will differ significantly from the 2016 performance year TDC amounts shown in column D.
*	The table excludes former executive, Geno J. Germano, who ceased being an executive officer and serving as Group President, Global Innovative Pharma Business, effective February 8, 2016. For additional information, see “Compensation Discussion and Analysis—Separation of Former NEO” later in this Proxy Statement.

It is important to note that the performance year compensation information in the table above for Mr. Read and the other NEOs is a tool the Compensation Committee uses to assess compensation and is not intended as a substitute for amounts reflected in the SCT. No guarantee exists that the NEOs will actually receive the full value of the total direct compensation noted above. The actual payout attributable to long-term incentive awards will be based on future performance, stock price and dividends.

For additional information about Pfizer, please view our 2016 Financial Report (see “Appendix A”) and our 2016 Annual Review at www.pfizer.com/annual. Please note that neither our 2016 Financial Report, nor our 2016 Annual Review is a part of our proxy solicitation materials.

6	Pfizer 2017 Proxy Statement

Item 1 – Election of Directors

Twelve members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of the votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2017 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast “for” his or her election at the Annual Meeting.

Each nominee elected as a Director will continue in office until our next Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, the persons appointed by the Board of Directors and named as proxies in the proxy materials or, if applicable, their substitutes (the Proxy Committee) may vote their proxies for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Board has determined that all Director nominees (other than Mr. Ian C. Read) are independent of the company and management and meet Pfizer’s criteria for independence (see “Director Independence” below).

Criteria for Board Membership

The Corporate Governance Committee focuses on Board succession planning on a continuous basis. In performing this function, the Committee recruits and recommends the nominees for election as Directors to the full Board of Directors. The goal is to achieve a Board that provides effective oversight of the company through the appropriate balance of diversity of perspectives, experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors.

Important general criteria and considerations for Board membership include:

General Criteria

•  Proven integrity and independence, with a record of substantial achievement in an area of relevance to Pfizer.

•  Generally should have prior or current leadership experience with major complex organizations, including within the scientific, government service, educational, finance, marketing, technology or not-for-profit sectors, with some members of the Board being widely recognized as leaders in the fields of medicine or biological sciences.

•  Commitment to enhancing Pfizer’s long-term growth.

•  Demonstrated ability, with broad experience, diverse perspectives, and the ability to exercise sound judgment, and should possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs.

•  Diversity with respect to gender, ethnicity, background and professional experience.

The Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent Directors that are important to Pfizer’s current and future business needs, including, among others, experience and skills in the following areas:

Director Skills Criteria

Business Leadership & Operations	Finance & Accounting	Government & Public Policy
Medicine & Science	International Business	Academia
Healthcare & Pharma	Risk Management	Technology
Talent Management

Pfizer 2017 Proxy Statement	7

ITEM 1 – ELECTION OF DIRECTORS

The Board and each Committee conduct annual rigorous self-evaluations to help ensure satisfaction of the criteria for Board membership (see “The Board’s Role in Evaluating Its Effectiveness” below). Based on these activities and their review of the current composition of the Board, the Corporate Governance Committee and the Board believe that the criteria for Board membership have been satisfied.

Selection of Candidates

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix.” This skills matrix helps the Committee determine whether a particular Board member or candidate possesses one or more of the “skill sets,” as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Committee also considers a wide range of additional factors, including each Director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the Director or candidate holds, including other boards of directors on which he or she serves; and the independence of each Director and candidate, to ensure that a substantial majority of the Board is independent. While the company does not have a formal policy on Board diversity, we believe the composition of the Board should be diverse in terms of gender, ethnicity, background, professional experience and perspectives.

Potential Director Candidates

On an ongoing basis, the Corporate Governance Committee considers potential Director candidates identified on its own initiative, as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and other sources (including individuals seeking to join the Board).

Shareholders who wish to recommend candidates may contact the Corporate Governance Committee as described in “How to Communicate with Our Directors.” All candidates are required to meet the criteria outlined above, as well as those discussed under “Director Independence” below and in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Corporate Governance Committee. Shareholder nominations must be made according to the procedures required under our By-laws (including via our proxy access by-law) and described in this Proxy Statement under the heading “Submitting Proxy Proposals and Director Nominations for the 2018 Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s nominees.

Retirement Policy

Under Pfizer’s Corporate Governance Principles, a Director is required to retire when he or she reaches age 73. A Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the company.

Our 2017 Director Nominees

The Corporate Governance Committee and the Board believe that each nominee for Director brings a strong and unique set of perspectives, experiences and skills to Pfizer. The combination of these nominees creates an effective and well-functioning Board that has an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to Pfizer and serves the company and our shareholders well.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTOR.

8	Pfizer 2017 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

Director Nominees

Lead Independent Director

DIRECTOR SINCE: 2006

AGE: 71

BOARD COMMITTEES:
Science and Technology

KEY SKILLS:

  Medicine & Science
  Healthcare & Pharma
  Academia
 Business Leadership &  Operations

OTHER CURRENT PUBLIC BOARDS:

Alnylam Pharmaceuticals, Inc.
and Seres Therapeutics, Inc.

Dennis A. Ausiello, M.D.

Director, Center for Assessment Technology and Continuous Health (CATCH). Physician-in-Chief, Emeritus at Massachusetts General Hospital and Chief of Medicine at Massachusetts General Hospital from 1996 until April 2013. Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School.

President of the Association of American Physicians in 2006. Member of the National Academy of Medicine and a Fellow of the American Academy of Arts and Sciences. Director of Alnylam Pharmaceuticals, Inc., Seres Therapeutics, Inc. and TARIS BioMedical LLC.

KEY SKILLS & EXPERIENCE:

Medicine & Science/Healthcare & Pharma/Academia:

Dr. Ausiello’s experience and training as a practicing physician (Board-certified in nephrology), a scientist and a nationally recognized leader in academic medicine enable him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development.

Business Leadership & Operations:

Dr. Ausiello oversaw a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease. Through his past experience as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

DIRECTOR SINCE: 2017

AGE: 57

BOARD COMMITTEES:
Corporate Governance and Science and Technology

KEY SKILLS:

Business Leadership &  Operations
  Risk Management
  Finance & Accounting

OTHER CURRENT PUBLIC BOARDS:

CarMax, Inc., Radio One, Inc.
and W.R. Berkley, Inc.

Ronald E. Blaylock

Founder, Managing Partner of GenNx360 Capital Partners, a private equity firm focused on investing in industrial and business services companies in the U.S. middle market, since 2006. Prior to launching GenNx360 Capital Partners, Mr. Blaylock founded and managed Blaylock & Company, an investment banking firm. Also held senior management positions at UBS, PaineWebber Group and Citicorp.

Director of CarMax, Inc., Radio One, Inc. and W.R. Berkley, Inc., an insurance holding company. Director of Syncreon U.S., a for-profit private company. Member of the Board of Trustees of Carnegie Hall. Member of the Board of Overseers of New York University Stern School of Business. Member of the Board of Trustees of Prep for Prep, a not-for-profit organization.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Risk Management:

Mr. Blaylock’s extensive experience in private equity and investment banking brings business leadership, financial expertise and risk management skills to the Board. In addition, Mr. Blaylock’s service on the nominating and corporate governance committee of another public company enables him to bring valuable insights to Pfizer’s Board and Corporate Governance Committee.

Finance & Accounting:

Mr. Blaylock’s significant financial background, including as the founder and managing partner of GenNx360 Capital Partners and the founder of Blaylock & Company, brings substantial financial expertise and a unique perspective on issues of importance relating to finance to the Board.

Pfizer 2017 Proxy Statement	9

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 1997

AGE: 69

BOARD COMMITTEES:
Audit, Compensation, Regulatory and Compliance and Science and Technology

KEY SKILLS:

Business Leadership &  Operations
  Talent Management
  Risk Management
  Finance & Accounting

OTHER CURRENT PUBLIC BOARDS:

American International Group, Inc. and Avon Products, Inc.

W. Don Cornwell

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation (Granite) from 1988 until his retirement in August 2009, and served as Vice Chairman of the Board until December 2009.

Director of American International Group, Inc. and Avon Products, Inc. Director of the Edna McConnell Clark Foundation. Director of the Wallace Foundation from 2002 until 2012 and previously served as a Director of CVS Caremark (including two years as Chair of its Compensation Committee) for over 10 years. Trustee of Big Brothers Big Sisters of New York City.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Talent Management/Risk Management:

Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and healthcare companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing Pfizer. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth.

Finance & Accounting:

Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service and leadership on the audit, finance and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

DIRECTOR SINCE: 2015

AGE: 60

BOARD COMMITTEES:
Audit, Corporate Governance and Science and Technology

KEY SKILLS:

Business Leadership &  Operations
  International Business
  Risk Management
  Finance & Accounting
  Government & Public Policy

OTHER CURRENT PUBLIC BOARDS:

The Bank of New York Mellon Corporation, Unum Group and Xerox Corporation

Joseph J. Echevarria

Chief Executive Officer of Deloitte LLP (Deloitte), a global provider of professional services, from 2011 until his retirement in 2014. During his 36-year tenure with Deloitte, served in various leadership roles, including Deputy Managing Partner, Southeast Region Audit Managing Partner and U.S. Managing Partner and Chief Operating Officer.

Director of The Bank of New York Mellon Corporation, Unum Group, a provider of financial protection benefits, and Xerox Corporation. Member of the President’s Export Council and former member of the Presidential Commission on Election Administration. Chair Emeritus of My Brother’s Keeper Alliance. Member of the Board of Trustees of the University of Miami.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/International Business/Risk Management:

Mr. Echevarria’s 36-year career at Deloitte brings financial expertise and international business, leadership and risk management skills to the Board.

Finance & Accounting:

Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee of another public company, is an asset to Pfizer’s Board and Audit Committee.

Government & Public Policy:

Pfizer also benefits from Mr. Echevarria’s breadth and diversity of experience, which includes his public service on the President’s Export Council.

10	Pfizer 2017 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2009

AGE: 72

BOARD COMMITTEES:
Corporate Governance, Regulatory and Compliance (Chair) and Science and Technology

KEY SKILLS:

Business Leadership &  Operations
  Academia
  Healthcare & Pharma
  Risk Management

OTHER CURRENT PUBLIC BOARDS:

Mattel, Inc.

Frances D. Fergusson, Ph.D.

President Emeritus of Vassar College since 2006 and President from 1986 to 2006. Served on the Mayo Clinic Board for 14 years, the last four years as its Chairman, and as President of the Board of Overseers of Harvard University from 2007 through 2008.

Director of Wyeth from 2005 until 2009. Director of Mattel, Inc. A Trustee of the J. Paul Getty Trust (executive committee), Director of the Second Stage Theatre, and Vice Chair of the Board of The John and Mable Ringling Museum of Art Foundation, Inc.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Academia:

Dr. Fergusson has strong leadership skills, having served as President of Vassar College for 20 years, where she developed a long-term financial plan and strengthened the College’s financial position. She has also headed strategic planning projects at Vassar College and other organizations.

Healthcare & Pharma:

Dr. Fergusson’s service on the boards of not-for-profit organizations, including the Mayo Clinic (which she chaired from 1998 to 2002), enables her to bring to the Board experience and knowledge of healthcare from various perspectives.

Risk Management:

Through Dr. Fergusson’s service as the Chair of our Regulatory and Compliance Committee, she has a strong understanding of and insight into healthcare risk management related areas.

DIRECTOR SINCE: 2011

AGE: 64

BOARD COMMITTEES:
Corporate Governance, Regulatory and Compliance and Science and Technology (Chair)

KEY SKILLS:

  Academia
  Medicine & Science
  Healthcare & Pharma

OTHER CURRENT PUBLIC BOARDS:

None

Helen H. Hobbs, M.D.

Investigator, the Howard Hughes Medical Institute since 2002, Professor of Internal Medicine and Molecular Genetics and Director of the McDermott Center for Human Growth and Development at the University of Texas Southwestern Medical Center.

Member of the American Society for Clinical Investigation and the Association of American Physicians. Elected to the National Academy of Medicine in 2004, the American Academy of Arts and Sciences in 2006, and the National Academy of Sciences in 2007. Received both the Clinical Research Prize (2005) and Distinguished Scientist Award (2007) from the American Heart Association. In 2012, received the inaugural International Society of Atherosclerosis Prize and in 2015, received both the Pearl Meister Greengard Award and the Breakthrough Prize in Life Sciences. In 2016, received the Passano Award and the Gill Award.

KEY SKILLS & EXPERIENCE:

Academia/Medicine & Science/Healthcare & Pharma:

Dr. Hobbs’ background reflects significant achievements in academia and medicine. She has served as a faculty member at the University of Texas Southwestern Medical Center for more than 20 years and is a leading geneticist in metabolism and heart disease, areas in which Pfizer has significant investments and experience. Pfizer benefits from her experience, expertise, achievements and recognition in both medicine and science.

Pfizer 2017 Proxy Statement	11

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2007

AGE: 69

BOARD COMMITTEES:
Compensation and Science and Technology

KEY SKILLS:

Business Leadership &  Operations
  International Business
  Healthcare & Pharma

OTHER CURRENT PUBLIC BOARDS:

Conyers Park Acquisition Corporation, MetLife, Inc., Nielsen Holdings PLC and Unifi, Inc.

James M. Kilts

Founding Partner, Centerview Capital, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company (Procter & Gamble), from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company (Gillette), from 2001 to 2005 and President, Gillette, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation (Nabisco), from 1998 until its acquisition in 2000.

Non-Executive Director of the Board of Nielsen Holdings PLC (Nielsen Holdings), Chairman of the Board of Nielsen Holdings (from January 2011 until December 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014). Executive Chairman of the Board of Conyers Park Acquisition Corporation (a special purpose acquisition company and an affiliate of Centerview Capital). Director of MetLife, Inc. and Unifi, Inc. (a textile manufacturing company). Chairman of Big Heart Pet Brands until March 2015 and Director of Meadwestvaco Corporation until April 2014. Life Trustee of Knox College and Trustee of the University of Chicago, a member of the Board of Overseers of Weill Cornell Medicine, and Founder and Co-Chair, Steering Committee, of the Kilts Center for Marketing at the University of Chicago Booth School of Business.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/ International Business:

Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provides valuable business, leadership and management experience, including expertise in cost management, value creation and resource allocation. In addition, his knowledge of consumer businesses has given him insights on reaching consumers and on the importance of innovation—both important aspects of Pfizer’s business. Through his service on various compensation committees, including ours, Mr. Kilts has a strong understanding of executive compensation and related areas.

Healthcare & Pharma:

Through his service on the board of MetLife, Inc., an insurance company, Mr. Kilts offers a view of healthcare from another perspective.

12	Pfizer 2017 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2013

AGE: 53

BOARD COMMITTEES:

Compensation, Regulatory and Compliance and Science and Technology

KEY SKILLS:

Business Leadership & Operations
  International Business
  Finance & Accounting
  Talent Management
  Technology
  Risk Management

OTHER CURRENT PUBLIC BOARDS:

Adobe Systems Incorporated

Shantanu Narayen

President and Chief Executive Officer and Director (Chairman since February 2017) of Adobe Systems Incorporated (Adobe), a producer of creative and digital marketing software. Prior to his appointment as CEO in December 2007, held various leadership roles at Adobe, including President and Chief Operating Officer, Executive Vice President of Worldwide Products, and Senior Vice President of Worldwide Product Development.

Director of Dell Inc. from 2009 until October 2013 and Director of Metavante Technologies Inc. from 2007 until 2009. President of the Board of Adobe Foundation, which funds philanthropic initiatives around the world.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/International Business/Finance & Accounting/Talent Management:

Mr. Narayen’s experience as President and CEO of Adobe brings strong leadership and management skills to the Board, and his past roles in worldwide product development provide valuable global operations experience. His past experience as a director on other public boards provides a broad perspective on issues facing public companies and governance matters.

Technology/Risk Management:

Mr. Narayen also brings a strong technology background and risk management skills to Pfizer’s Board, as well as a diversity of experience that benefits Pfizer.

DIRECTOR SINCE: 2007

AGE: 59

BOARD COMMITTEES:

Audit (Chair), Regulatory and Compliance and Science and Technology

KEY SKILLS:

Business Leadership & Operations
  Risk Management
  International Business
  Finance & Accounting
  Healthcare & Pharma

OTHER CURRENT PUBLIC BOARDS:

American International Group, Inc., Intuit Inc. and Visa Inc.

Suzanne Nora Johnson

Retired Vice Chairman, Goldman Sachs Group, Inc. (Goldman Sachs), since 2007. During her 21-year tenure with Goldman Sachs, served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Health Care.

Director of American International Group, Inc., Intuit Inc. and Visa Inc. Vice Chair, Board of Trustees of The Brookings Institution; Co-Chair of the Board of Trustees of the Carnegie Institution of Washington; Co-Chair of the Board of Trustees of the University of Southern California; and member of the Global Agenda Council on the Future of Financial and Monetary Systems for the World Economic Forum.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Risk Management/International Business:

Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights on the roles of the law, finance and strategic transactions to our business.

Finance & Accounting: Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Healthcare & Pharma: Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution) and healthcare policy (RAND Corporation and The Brookings Institution) provides touchstones of public opinion and exposure to diverse, global points of view.

Pfizer 2017 Proxy Statement	13

ITEM 1 – ELECTION OF DIRECTORS

Chairman and Chief Executive Officer

DIRECTOR SINCE: 2010

AGE: 63

KEY SKILLS:

Business Leadership & Operations
  International Business
  Healthcare & Pharma
  Finance & Accounting
  Government & Public Policy
  Talent Management
  Risk Management

OTHER CURRENT PUBLIC BOARDS:

Kimberly-Clark Corporation

Ian C. Read

Chairman of the Board and Chief Executive Officer of Pfizer since December 2011. President and Chief Executive Officer from December 2010. Previously, he served as Senior Vice President and Group President of the Worldwide Biopharmaceutical Businesses, which he led from 2006 through December 2010. In that role, he oversaw five global business units—Primary Care, Specialty Care, Oncology, Established Products and Emerging Markets. Mr. Read began his career with Pfizer in 1978 as an operational auditor. He worked in Latin America through 1995, holding positions including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil. In 1996, he was appointed President of Pfizer’s International Pharmaceuticals Group, with responsibility for Latin America and Canada. He became Executive Vice President, Europe, in 2000, was named a Corporate Vice President in 2001, and assumed responsibility for Canada, in addition to Europe, in 2002. Mr. Read later became accountable for operations in both the Africa/Middle East region and Latin America as well.

Director of Kimberly-Clark Corporation. Mr. Read also serves on the Boards of Pharmaceutical Research and Manufacturers of America (PhRMA), International Federation of Pharmaceutical Manufacturers & Associations (IFPMA) and the Partnership of New York City.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/ International Business/Healthcare & Pharma/Finance & Accounting/Government & Public Policy/Talent Management/Risk Management: Mr. Read brings over 35 years of business, operating and leadership experience to the Board. His extensive knowledge of the biopharmaceutical industry in general, including his service on PhRMA and IFPMA, and Pfizer’s worldwide biopharmaceutical business in particular, provides crucial insight to our Board on the company’s strategic planning and operations. Mr. Read provides an essential link between management and the Board on management’s business perspectives, and the combination of his knowledge of the business and his leadership skills make his role as Chairman and CEO optimal at this time. Further, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

14	Pfizer 2017 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

DIRECTOR SINCE: 2009

AGE: 71

BOARD COMMITTEES:

Audit, Corporate Governance (Chair) and Science and Technology

KEY SKILLS:

Business Leadership & Operations
  Talent Management
  Finance & Accounting
  Risk Management

OTHER CURRENT PUBLIC BOARDS:

Wells Fargo & Company

Stephen W. Sanger

Chairman of General Mills, Inc. (General Mills), a packaged food producer and distributor, from 1995 until his retirement in 2008 and its Chief Executive Officer from 1995 to 2007.

Former Chairman of the Grocery Manufacturers of America. Recipient of the Woodrow Wilson Award for Public Service in 2009. Chaired the Fiscal Policy Committee of the Business Roundtable and served as a director of Catalyst. Director of Wells Fargo & Company (Chairman since October 2016). Director of Target Corporation from 1996 until 2013.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Talent Management/Finance & Accounting/Risk Management: With more than 12 years’ experience as Chairman and CEO of General Mills, Mr. Sanger has valuable business, leadership and management experience, including experience in acquisitions through General Mills’ purchase of Pillsbury, creating one of the world’s largest food companies. As CEO of General Mills, Mr. Sanger improved sales and market position, developed innovative ideas and streamlined operations, expertise which benefits Pfizer. In addition, Mr. Sanger has experience leading a company whose products are subject to FDA regulation, lending insight into the regulated nature of our consumer healthcare business.

DIRECTOR SINCE: 2014

AGE: 57

BOARD COMMITTEES:

Audit, Compensation (Chair) and Science and Technology

KEY SKILLS:

Business Leadership & Operations
  Finance & Accounting
  Talent Management
  International Business

OTHER CURRENT PUBLIC BOARDS:

Thomson Reuters Corporation

James C. Smith

President and Chief Executive Officer and Director of Thomson Reuters Corporation, a provider of intelligent information for businesses and professionals, since January 2012 and its Chief Operating Officer from September 2011 to December 2011 and Chief Executive Officer, Thomson Reuters Professional Division, from 2008 to 2011. Prior to the acquisition of Reuters Group PLC by The Thomson Corporation (Thomson) in 2008, served as Chief Operating Officer of Thomson and as President and Chief Executive Officer of Thomson Learning’s Academic and Reference Group.

Member of the International Business Council of the World Economic Forum, the International Advisory Boards of British American Business and the Atlantic Council.

KEY SKILLS & EXPERIENCE:

Business Leadership & Operations/Finance & Accounting/Talent Management/International Business:

Mr. Smith’s experience as President and CEO of Thomson Reuters Corporation brings valuable leadership, finance and management skills. Pfizer benefits from Mr. Smith’s organizational expertise and leadership experience, honed during the merger and subsequent integration of two of the information industry’s preeminent firms, as well as his strong operational and international expertise from his experience as Chief Operating Officer.

Pfizer 2017 Proxy Statement	15

Governance

Overview

Pfizer is committed to exercising strong corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders, strengthens Board and management accountability and improves our standing as a trusted member of society. We maintain and enhance our long record of excellence in corporate governance by regularly refining our corporate governance policies and procedures to reflect evolving practices and issues raised by our shareholders and other stakeholders.

Our governance structure and processes are guided by key governance documents, including our Corporate Governance Principles and Committee Charters, which govern the operation of the Board of Directors and its Committees in the execution of their responsibilities. The Principles are reviewed at least annually by the Corporate Governance Committee and the full Board and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders, and otherwise as circumstances warrant. Our Corporate Governance Principles are included as “Annex 1” to this Proxy Statement.

Board Information

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of senior management and a highly engaged and high-functioning Board. Based on its experience, considerable engagement with shareholders, and an assessment of research on this issue, the Board understands that numerous viewpoints concerning a board’s optimal leadership structure exist.

Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. Under our By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of Pfizer and its shareholders at any given time. Consistent with this understanding, the independent Directors do not view any particular Board leadership structure as preferred and consider the Board’s leadership structure on at least an annual basis. This consideration includes the evaluation of alternative leadership structures in light of the company’s current operating and governance environment, a review of empirical data on the topic, and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.

16	Pfizer 2017 Proxy Statement

GOVERNANCE BOARD INFORMATION

The Board recognizes that in circumstances where the positions of Chairman and CEO are combined, investors believe it is imperative that the Board elect a strong Lead Independent Director with a clearly defined role and responsibilities. Our Corporate Governance Principles aligns with the Board’s goal of achieving the optimal model for Board leadership and investor preferences.

2016 Annual Review of Leadership Structure

Following thorough reviews by the Corporate Governance Committee, the independent Directors most recently reconsidered the Board’s leadership structure in December 2016 and determined to maintain the current leadership structure, with Mr. Read as Chairman. The independent Directors believe that this unified structure provides Pfizer with strong and consistent leadership.

These determinations were based on the independent Directors’ continued strong belief that Mr. Read:

•	has extensive experience in and knowledge of the research-based biopharmaceutical industry and regulatory environment;
•	continues to demonstrate the leadership and vision necessary to lead the Board and the company in our challenging industry and macroeconomic environments;
•	possesses a fundamentally investor-driven viewpoint; and
•	exercises leadership that has generated strong operational performance and strengthened colleague engagement in our ownership culture.

Given the regulatory and market environment in which we operate, having one clear leader in both roles, with deep industry expertise and company knowledge, provides decisive and effective leadership internally and externally.

OUR BOARD LEADERSHIP STRUCTURE IS FURTHER STRENGTHENED BY:

•	the strong, independent oversight function exercised by our Board—which consists entirely of independent Directors other than Mr. Read (see “Director Independence” below);
•	the independent leadership provided by Pfizer’s Lead Independent Director;
•	the independence of all members of our Board Committees—Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology;
•	the company’s corporate governance principles, policies and practices; and
•	Board and committee processes and procedures that provide substantial independent oversight of our CEO’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our CEO’s performance against pre-determined goals, and a separate evaluation that, among other things, assesses the CEO’s interactions with the Board in his role as Chairman.

EXECUTIVE SESSIONS

Executive sessions of the independent Directors generally take place at every regular Board meeting. Led by our Lead Independent Director, the independent Directors review and discuss, among other things, the criteria to evaluate the performance of the CEO and other senior management, the performance of the CEO against those criteria, and the compensation of the CEO and other senior management.

DIRECTOR INDEPENDENCE

Pfizer 2017 Proxy Statement	17

GOVERNANCE BOARD INFORMATION

OUR LEAD INDEPENDENT DIRECTOR

At Pfizer, the Lead Independent Director position has a clearly defined role and responsibilities and entails significant responsibility for independent Board leadership. Dr. Dennis A. Ausiello has served as our Lead Independent Director since the 2015 Annual Meeting of Shareholders. Upon becoming Lead Independent Director, Dr. Ausiello also became an ex-officio member of each of the Board’s Committees and remains a member of the Science and Technology Committee.

During his tenure as Lead Independent Director, Dr. Ausiello has demonstrated strong leadership skills and independent thinking, a deep understanding of the business, a high level of scientific expertise and a willingness to meet with investors. The independent Directors are confident in Dr. Ausiello’s ability to continue to serve as Lead Independent Director.

The Role of the Lead Independent Director

The position of Lead Independent Director at Pfizer has a clear mandate, significant authority and well-defined responsibilities under a Board-approved Charter. These responsibilities and authority include the following:

•	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;
•	serving as an ex-officio member of each Committee and attending meetings of the various Committees regularly;
•	calling meetings of the independent Directors;
•	leading the evaluation by the independent Directors of the CEO’s effectiveness as the Chairman and CEO, including an annual evaluation of his interactions with the Directors and ability to provide leadership and direction to the full Board;
•	serving as liaison between the independent Directors and the Chairman and CEO;

•	approving information sent to the Board, including the quality, quantity and timeliness of such information;
•	contributing to the development of and approving meeting agendas;
•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•	authorizing the retention of outside advisors and consultants who report directly to the Board;
•	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries when appropriate; and
•	if requested by shareholders or other stakeholders, ensuring that he is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director can be found on our website at www.pfizer.com/about/corporate-governance/board-policies.

18	Pfizer 2017 Proxy Statement

GOVERNANCE BOARD INFORMATION

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, including through the Enterprise Risk Management (ERM) program, subject to oversight by the Board. The ERM program provides a framework for risk identification and management. Each risk is assigned to a member or members, as appropriate, of our Executive Leadership Team (ELT)—the heads of our principal businesses and corporate functions. The Board believes that its leadership structure and the ERM program support the risk oversight function of the Board.

The Board executes its oversight responsibility for risk assessment and risk management directly and through its Committees:

THE BOARD

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our R&D activities. In addition, the Board receives regular reports from members of our ELT that include discussions of the risks involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

The Board is kept informed of its Committees’ risk oversight and other activities through reports of the Committee Chairs to the full Board. These reports are presented at every regular Board meeting.

AUDIT COMMITTEE

The Audit Committee has primary responsibility for overseeing Pfizer’s ERM program. Pfizer’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program in coordination with the Legal Division and Compliance Division and helps ensure that ERM is integrated into our strategic and operating planning process. The Committee’s meeting agendas throughout the year include discussions of individual risk areas, as well as an annual summary of the ERM process.

The Audit Committee also reviews and receives regular briefings concerning Pfizer’s information security and technology risks (including cybersecurity), including discussions of the company’s information security and risk management programs. Pfizer’s Chief Information Officer leads our cybersecurity risk management program, which is fully integrated into the overall ERM program and overseen by the Committee.

REGULATORY AND COMPLIANCE COMMITTEE

The Regulatory and Compliance Committee is responsible for reviewing and overseeing Pfizer’s compliance program, including but not limited to evaluating its effectiveness. They receive information about current and emerging risks and regulatory and enforcement trends that may affect our business operations, performance, or strategy. The Committee has primary responsibility for overseeing and reviewing significant risks associated with Pfizer’s healthcare law compliance programs and the status of compliance with applicable laws, regulations and internal procedures.

From time to time, the Regulatory and Compliance Committee and the Audit Committee hold joint sessions to discuss risks relevant to both Committees’ areas of risk oversight.

OTHER BOARD COMMITTEES:

Compensation

Corporate Governance

Science and Technology

The Board’s other Committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally.

Pfizer 2017 Proxy Statement	19

GOVERNANCE BOARD INFORMATION

Board Oversight of Company Strategy

The Board and its Committees are involved in overseeing our corporate strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board engages in discussions regarding our corporate strategy at nearly every Board meeting and, at least annually, receives a formal update on the company’s short- and long-term objectives, including the company’s operating plan and long-term corporate strategic plan. The Board’s Committees oversee elements of our strategy associated with their respective areas of responsibility.

The Board’s Role in Succession Planning

MANAGEMENT SUCCESSION PLANNING

Succession planning for Pfizer’s senior management positions to help ensure continuity of leadership over the long-term is critical to the company’s success. The Board is responsible for planning for succession to the position of Chief Executive Officer, as well as certain other senior management positions. The topic is discussed regularly in executive sessions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of other senior managers and their potential to succeed him. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

In addition, the Corporate Governance Committee will review periodically with the Chief Executive Officer the succession plans relating to positions held by elected corporate officers and will make recommendations to the Board with respect to the selection of individuals to hold these positions.

BOARD SUCCESSION PLANNING

The Corporate Governance Committee focuses on Board succession planning on a continuous basis. In performing this function, the Committee is responsible for recruiting and recommending nominees for election as Directors to the full Board of Directors. The goal is to achieve a Board that provides effective oversight of the company through the appropriate balance of diversity of perspectives, experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors.

The Board’s Role in Evaluating Its Effectiveness

The Board and each Committee conduct a rigorous annual self-evaluation of their performance and effectiveness. The Corporate Governance Committee oversees the process, which is conducted in the early part of the calendar year. During the evaluation, the Committee assesses several factors, including Director independence and qualifications to serve on various Committees. Committee Chair assignments and membership rotations are also considered, which, in 2016, resulted in changes to the composition of certain Board Committees (see “Committee Refreshment” below). The Committee also reviews the overall evaluation process, including whether to also incorporate individual Director evaluations into the process or conduct the evaluation through an external third-party provider and, in 2016, the Committee determined to maintain the evaluation process in its current form.

The results of the evaluation are presented, in executive session, at a subsequent Board meeting. The results of each Committee evaluation are presented at subsequent Committee meetings for the relevant Committee. Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

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GOVERNANCE BOARD INFORMATION

Board and Committee Information

During 2016, the Board of Directors met nine times. Each of our incumbent Directors attended at least 75% of the total meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a Director in 2016. In accordance with our Corporate Governance Principles, all Directors then in office attended our 2016 Annual Meeting.

The table below provides membership and meeting information for each of the standing Board Committees for 2016.*

Name	Audit	Compensation	Corporate Governance	Regulatory & Compliance	Science & Technology
Dennis A. Ausiello, M.D.					●
W. Don Cornwell	●	●		●	●
Joseph J. Echevarria	●		●		●
Frances D. Fergusson, Ph.D.			●	CHAIR	●
Helen H. Hobbs, M.D.			●	●	CHAIR
James M. Kilts		●			●
Shantanu Narayen		●		●	●
Suzanne Nora Johnson	CHAIR			●	●
Ian C. Read
Stephen W. Sanger	●		CHAIR		●
James C. Smith	●	CHAIR			●
Meetings in 2016	14	9	5	4	3

*	In February 2017, Ronald E. Blaylock was elected to the Board and as a member of the Corporate Governance and Science and Technology Committees.

COMMITTEE REFRESHMENT

The Board, upon recommendation from the Corporate Governance Committee, reviews and determines the composition of the Committees and Committee Chairs. Through periodic committee refreshment, we aim to balance the benefits derived from continuity and depth of experience with the benefits gained from fresh perspectives and enhancing our Directors’ understanding of different aspects of our business.

The table above reflects, among other things, changes to the composition of certain Board Committees, effective as of June 23, 2016, including, among other changes, the election of Ms. Nora Johnson as the new Chair of the Audit Committee, the election of Mr. Smith as the new Chair of the Compensation Committee and the election of Dr. Hobbs as the new Chair of the Science and Technology Committee.

Pfizer 2017 Proxy Statement	21

GOVERNANCE BOARD INFORMATION

BOARD COMMITTEES

THE AUDIT COMMITTEE

Chair: Suzanne Nora Johnson

Additional Committee Members:

W. Don Cornwell

Joseph J. Echevarria

Stephen W. Sanger

James C. Smith

Meetings Held in 2016: 14

•	All Members are Independent, Financially Literate and Qualify as “Audit Committee Financial Experts”

•	Governed by a Board-approved Charter

The Audit Committee is primarily responsible for:

•	reviewing and discussing, with the independent registered public accounting firm, Internal Audit and management, the adequacy and effectiveness of internal control over financial reporting;
•	reviewing and consulting with management, Internal Audit and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases, and the accounting principles applied;
•	reviewing reports from management relating to the status of compliance with laws, regulations and internal procedures and policies;
•	reviewing and approving, based on discussion with the Chief Financial Officer, the appointment, replacement, dismissal and annual performance of the Chief Internal Auditor;
•	reviewing and discussing the scope and results of the internal audit program; and
•	reviewing and discussing with management the company’s policies with respect to risk assessment and risk management.

The Audit Committee also is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Pfizer regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Item 2—Ratification of Selection of Independent Registered Public Accounting Firm” on page 40.

The Audit Committee Charter is available on our website at www.pfizer.com/about/corporate-governance/board-committees-charters.

THE COMPENSATION COMMITTEE

Chair: James C. Smith

Additional Committee Members:

W. Don Cornwell

James M. Kilts

Shantanu Narayen

Meetings Held in 2016: 9

•	All Members are Independent

•	Governed by a Board-approved Charter

The Compensation Committee reviews and approves the company’s overall compensation philosophy and oversees the administration of Pfizer’s executive compensation and benefit programs, policies and practices. Its responsibilities also include:

•	establishing annual and long-term performance goals and objectives for the CEO and reviewing the goals approved by the CEO for our executive officers, including the NEOs identified in the 2016 Summary Compensation Table;
•	evaluating the performance and setting compensation for the CEO;
•	annually reviewing and approving Pfizer’s peer companies and data sources for purposes of evaluating our compensation competitiveness and mix of compensation elements;
•	reviewing and assessing annually potential risk to the company from its compensation program and policies;
•	reviewing and approving annually all compensation decisions for the company’s executive officers, including the NEOs; and
•	overseeing the administration of the company’s cash-based and equity-based compensation plans that are shareholder approved and/or where participants include executive officers or other members of senior management (including reviewing and approving equity grants), including pay equality and non-discrimination by gender or against protected groups.

Each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

The Compensation Committee has the authority to delegate any of its responsibilities to another committee, officer and/or subcommittees, as the Committee may deem appropriate in its sole discretion, subject to applicable law, rules, regulations and New York Stock Exchange (NYSE) listing standards.

The Compensation Committee Charter is available on our website at www.pfizer.com/about/corporate-governance/board-committees-charters.

Compensation Committee Interlocks and Insider Participation. During 2016 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of Pfizer, and no executive officer of the company served or serves on the compensation committee or board of any company that employed or employs any member of Pfizer’s Compensation Committee or Board of Directors.

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GOVERNANCE BOARD INFORMATION

THE CORPORATE GOVERNANCE COMMITTEE

Chair: Stephen W. Sanger

Additional Committee Members:

Ronald E. Blaylock

Joseph J. Echevarria

Frances D. Fergusson

Helen H. Hobbs

Meetings Held in 2016: 5

•	All Members are Independent

•	Governed by a Board-approved Charter

The Corporate Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities include:

•	developing criteria for Board membership and Board succession planning;
•	recommending and recruiting Director candidates and ensuring the appropriate balance of diversity of experience, skills, specialized knowledge and attributes of the Directors;
•	assessing Director and candidate independence;
•	considering possible conflicts of interest of Board members and senior executives;
•	reviewing related person transactions; and
•	monitoring the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings, recommends matters for consideration by the Board and also reviews, advises on and recommends Director compensation, which is approved by the full Board.

The Committee is directly responsible for:

•	overseeing the self-evaluations of the Board and its Committees;
•	reviewing our Corporate Governance Principles and Director Qualification Standards;
•	establishing and overseeing compliance with Director retirement policies;
•	assisting management by reviewing the functions and outside activities of senior executives; and
•	overseeing the company’s lobbying priorities and activities.

The Committee also maintains an informed status on: (i) company issues related to public policy, including political spending policies and practices and (ii) company issues related to corporate social responsibility, sustainability and philanthropy.

The Corporate Governance Committee Charter is available on our website at www.pfizer.com/about/corporate-governance/board-committees-charters.

THE REGULATORY AND COMPLIANCE COMMITTEE

Chair: Frances D. Fergusson, Ph.D.

Additional Committee Members:

W. Don Cornwell

Helen H. Hobbs

Shantanu Narayen

Suzanne Nora Johnson

Meetings Held in 2016: 4

•	All Members are Independent

•	Governed by a Board-approved Charter

The Regulatory and Compliance Committee’s primary responsibilities include:

•	assisting the Board of Directors with overseeing and reviewing Pfizer’s significant healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with applicable laws, regulations and internal procedures;
•	consulting with management and evaluating information and reports on compliance-related activities and matters;
•	overseeing the integration and implementation of the company’s compliance programs in acquired entities; and
•	receiving information about current and emerging risks and regulatory and enforcement trends in healthcare-related areas that may affect the company’s business operations, performance or strategy.

The Committee, in consultation with the Compensation Committee, also makes recommendations regarding the extent to which, if any, incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, cancelled or recovered.

The Regulatory and Compliance Committee Charter is available on our website at www.pfizer.com/about/corporate-governance/board-committees-charters.

Pfizer 2017 Proxy Statement	23

GOVERNANCE BOARD INFORMATION

THE SCIENCE AND TECHNOLOGY COMMITTEE

Chair: Helen H. Hobbs, M.D.

Additional Committee Members:

Dennis A. Ausiello

Ronald E. Blaylock

W. Don Cornwell

Joseph J. Echevarria

Frances D. Fergusson

James M. Kilts

Shantanu Narayen

Suzanne Nora Johnson

Stephen W. Sanger

James C. Smith

Meetings Held in 2016: 3

•	All Members are Independent

•	Governed by a Board-approved Charter

The Science and Technology Committee is responsible for periodically examining management’s strategic direction of and investment in the company’s biopharmaceutical R&D and technology initiatives.

Responsibilities include:

•	monitoring progress of Pfizer’s R&D pipeline;
•	evaluating the quality, direction and competitiveness of the company’s R&D programs; and
•	reviewing Pfizer’s approach to acquiring and maintaining key scientific technologies and capabilities.

The Committee also identifies emerging issues, assesses the performance of R&D leaders, and evaluates the sufficiency of review by external scientific experts.

The Science and Technology Committee Charter is available on our website at www.pfizer.com/about/corporate-governance/board-committees-charters.

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GOVERNANCE BOARD INFORMATION

Corporate Governance Committee Report

The Corporate Governance Committee seeks to maintain and enhance Pfizer’s record of excellence in corporate governance by continually refining Pfizer’s corporate governance policies, procedures and practices. The following are examples of how we worked to achieve these objectives in 2016.

Board and Committee Matters; Director Evaluations: During 2016, we assessed Director qualifications for serving on various committees and recommended changes to the composition of certain committees, including certain committee Chairs; assessed Director independence; conducted a comprehensive self-evaluation process for the Board and its Committees; evaluated whether to use a third-party provider to conduct all or a portion of the evaluation process; reviewed and, where appropriate, recommended changes to our governing documents, including certain Committee Charters; and continued to review the functioning of the Board and Committees in developing areas.

Board Leadership Structure: We conducted a thorough annual review of the Board’s leadership structure and recommended to the independent Directors that they retain the current leadership structure consisting of a combined Chairman and CEO and a Lead Independent Director.

Recruitment and Assessment of Potential New Directors: In 2016, we continued an ongoing Board succession planning process to assess candidates for election as Directors, based upon a “skills matrix” and other criteria. Resulting from this process, in February 2017, the Committee recommended and the Board elected Mr. Ronald E. Blaylock as a Director and a member of the Corporate Governance and Science and Technology Committees. Among other qualifications, Mr. Blaylock brings financial expertise, as well as risk management and business leadership skills to the Board. The Committee considered the election of Mr. Blaylock as a Director upon recommendation by our Chairman and CEO and evaluation by a third-party search firm. The Committee also reviewed outside requests to join the Board, as well as suggestions presented by external advisors.

Corporate Social Responsibility: Under our Charter, the Committee maintains an informed status on company issues related to corporate social responsibility, sustainability and philanthropy, and monitors emerging issues potentially affecting the reputation of the pharmaceutical industry and Pfizer specifically. The Committee received an update on Pfizer’s corporate social responsibility initiatives at year-end.

Public Policy and Corporate Political Spending: Under our Charter, the Committee is also responsible for maintaining an informed status on company issues related to public policy, including political spending practices, we were informed of Pfizer’s public policy and corporate political spending practices through periodic discussions and reviews of the company’s semi-annual Political Action Committee and Corporate Political Contributions Report.

Lobbying Activities: In 2016, as a result of investor feedback on the company’s lobbying activities and Pfizer’s commitment to corporate governance excellence, the Committee further strengthened its oversight of the company’s lobbying priorities and activities and amended the Committee’s Charter to clarify this responsibility. As a result, the Committee maintains an informed status on the company’s lobbying priorities and activities through semi-annual reports from management.

Legislative and Regulatory Developments: We continued to monitor and evaluate corporate governance and executive compensation developments and best practices, including U.S. Securities and Exchange Commission (SEC) rules and NYSE listing standards.

Shareholder Engagement: We engaged in reviews of shareholder and stakeholder communications at each of our meetings and periodic reviews of shareholder feedback received during Pfizer’s year-round investor outreach.

Leadership Planning: During 2016, the Committee reviewed long-term and emergency succession scenarios for Pfizer’s management.

The Corporate Governance Committee*

Stephen W. Sanger, Chair	Joseph J. Echevarria

Frances D. Fergusson	Helen H. Hobbs

*	In February 2017, Ronald E. Blaylock was elected to the Corporate Governance Committee.

Pfizer 2017 Proxy Statement	25

GOVERNANCE BOARD INFORMATION

Regulatory and Compliance Committee Report

The Committee assists the Board of Directors with the oversight of significant healthcare-related regulatory and compliance issues. Under the terms of its Charter, the Committee receives reports regarding Pfizer’s compliance program, for which management has primary responsibility.

In 2016, we received reports and discussed with management, including the Chief Compliance and Risk Officer, significant healthcare-related regulatory and compliance risks and related compliance program initiatives and functions.

Among the matters considered were:

•	potential healthcare-related regulatory or compliance risks in connection with the development, manufacture and marketing of Pfizer products, and efforts to mitigate those risks;
•	certain compliance-related government investigations and other legal proceedings involving Pfizer;
•	certain internal investigations of potential healthcare-related compliance or regulatory matters;
•	results of internal audits conducted in areas within the Committee’s oversight;
•	updates regarding FDA Warning Letters and other significant regulatory communications;
•	the integration of acquired companies into Pfizer’s compliance program;
•	Pfizer’s anti-retaliation policies and procedures, and the retaliation claims received by Pfizer;
•	Pfizer’s incentive compensation practices for sales and marketing personnel; and
•	external reviews of Pfizer policies and practices for compliance with federal healthcare laws and regulations.

In our activities, we considered potential risks and steps Pfizer has taken to mitigate risk in areas within our oversight.

The Regulatory and Compliance Committee

Frances D. Fergusson, Chair	W. Don Cornwell

Helen H. Hobbs	Shantanu Narayen

Suzanne Nora Johnson

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GOVERNANCE SHAREHOLDER OUTREACH

Shareholder Outreach

CONNECT We view investor engagement as fundamental to good governance and essential to maintaining our industry-leading practices.	COLLABORATE We aim for a collaborative approach with our shareholders and value the variety of investor perspectives we receive.	COMMUNICATE We share investor feedback directly with our full Board. Investors can communicate their concerns to the Lead Independent Director or Audit Committee Chair by e-mail or letter.

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining our industry-leading practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

During 2016, we engaged with over 30 global institutional investors representing nearly 30% of shares outstanding to discuss various key corporate governance-related matters, including executive compensation, as well as our long-term business strategy and other issues specific to our industry. We conduct these meetings in person, via teleconference or one-on-one at conferences throughout the year. Although shareholder outreach is primarily a function of management, members of our Board also participate when appropriate. In addition to speaking with our institutional investors, we respond to inquiries from our retail investors and other stakeholders.

Collaborate

We strive for a collaborative approach to shareholder outreach and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations. Items on the meeting agendas cover a range of topics, including, but not limited to, those listed below.

Summary of 2016 Shareholder Discussions

Board-related: Many of our discussions addressed the subject of board composition and director recruitment as investors remain focused on Director skills, diversity and refreshment. Certain of our shareholders had a particular desire to understand how the Board considers renewal and the evolution of its composition in connection with current and future business needs. In general, investors expressed minimal concerns about our Board’s composition, individual Directors, our Board policies or our overall approach to shareholder engagement. Investors provided positive feedback with respect to the addition of several new Directors in recent years and the Board’s overall diversity.

With respect to risk oversight, investors inquired about our overall ERM program. Several investors sought further clarity about the specific roles of the Board and the Audit and Regulatory and Compliance Committees, as well as management, in the risk oversight process.

Action taken: See enhanced disclosures regarding Board composition, Board Committee refreshment, Director skills and risk oversight throughout this Proxy Statement.

Executive Compensation: During our discussions, investors continued to show support for our overall executive compensation program and viewed it as well-structured and aligned with performance. Investors were particularly interested in discussing the disclosure around setting our year-over-year short-term incentive plan targets, as well as the long-term components of our program, including the use of operating income as a financial metric and the DRG Index as a comparator for evaluating performance for our PSAs.

Action taken: See “Compensation Discussion and Analysis” section later in this Proxy Statement.

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GOVERNANCE SHAREHOLDER OUTREACH

Sustainability/Reporting of Non-Financial Metrics: Investor interest has generally increased regarding how companies view sustainability and how they are integrating these factors into their business objectives and corporate cultures. Investors inquired about Pfizer’s practices, our views on certain reporting methodologies and the types of non-financial Environmental, Social and Governance (ESG) issues that may impact our business and/or create reputational risks. We measure our performance and provide data on four non-financial key performance indicators: Access to Medicines, Colleague Safety, Environmental Sustainability Goals and Supply Chain Environmental Sustainability Goal. See the inside back cover for additional information.

Action taken: Pfizer continues to assess appropriate next steps relating to disclosure of ESG metrics, and will continue to engage with investors on this topic.

Lobbying Activities: Although it did not pass, in response to the vote received on the 2016 lobbying activities shareholder proposal and our commitment to enhancing our governance practices, we elicited investor feedback on the company’s current practices and disclosures concerning our lobbying activities. Most investors indicated little or no concern with our current disclosures and the general level of Board oversight, and conveyed an understanding of the company’s need to engage in public policy issues. However, some investors suggested that we include more specific information about the Corporate Governance Committee’s oversight role of our lobbying activities and management’s role in the approval process.

Action taken: In 2016, the Corporate Governance Committee further strengthened its oversight of the company’s lobbying activities and amended the Committee’s Charter to clarify this responsibility. As a result, the Corporate Governance Committee maintains an informed status on the company’s lobbying priorities and activities through semi-annual reports from management.

See www.pfizer.com/about/corporate-governance/board-committees-charters.

Communicate

Our goal is to communicate with our shareholders through various platforms—via our website, in print and in person at shareholder meetings or investor presentations. In 2016, in addition to meeting with institutional investors, we responded to more than 1,000 retail investor inquiries sent to our Board of Directors or Corporate Secretary about governance or other company matters. We share investor and other stakeholder feedback directly with our Corporate Governance Committee and full Board at least quarterly. We view communication between our shareholders and the Board as a dialogue and, when appropriate, members of our Board engage directly with our shareholders.

HOW TO COMMUNICATE WITH OUR DIRECTORS

Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director and the Audit Committee Chair, as follows:

By mail: Write to the Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755; or

By e-mail: Go to Pfizer’s website at www.pfizer.com/about/corporate-governance/contact-directors.

Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be redirected or excluded, as appropriate.

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GOVERNANCE CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate Responsibility and Sustainability

Corporate responsibility and sustainability are integral to Pfizer’s business strategy and help guide our actions as a company. We have always focused on delivering strong financial results, but we are committed to doing so in a way that respects the communities and environments in which we operate.

We are actively engaged in a dialogue with socially responsible and mainstream investors around their growing interest in environmental, social and governance (ESG) performance and the impact on financial results. Today, we strive to have these principles permeate Pfizer at every level – including our Board of Directors – which maintains oversight for these issues through the Corporate Governance Committee. The Committee oversees our corporate social responsibility, sustainability and philanthropic efforts and progress.

We continue to evolve our approach to issues relevant to our business strategy, reputation and key stakeholders. For example, we are committed to helping achieve the 17 Sustainable Development Goals (SDGs) established by the United Nations (UN) in January 2016. The UN has called for broad-based support of the SDGs, including active involvement by the private sector. Pfizer is committed to helping facilitate industry engagement and aligning our corporate objectives to advance health and development for individuals and patients across the globe.

ACCESS TO MEDICINES

As a company, we are committed to discovering, developing and delivering vaccines and therapies that help people live healthier lives. We believe all individuals deserve access to quality healthcare and we have an important role to play in positively impacting global health by making our therapies more accessible. We combine creative commercial strategies with philanthropic approaches and strive to create a sustainable and meaningful impact on global health. Pfizer is also focused on addressing the top 21 global burdens of disease, as identified by the World Health Organization, through our products and pipeline.

ENVIRONMENT, HEALTH AND SAFETY

We believe that a sustainable future is essential to ensuring the health and well-being of our colleagues, the people who use our products and the communities we touch. By striving for environmental sustainability across all aspects of our organization, we aim to add additional value to society and our business by reducing our carbon emissions in line with our public science-based goal, minimizing the environmental impact of our products and managing water resources.

Our environmental sustainability goals focus on three areas: reducing carbon emissions, reducing the water used in our operations and looking for innovative ways to minimize waste. While these goals were established for our internal operations, we also recognize the need to drive sustainability performance across our extended environmental footprint. Therefore, in 2016, we implemented an additional environmental sustainability public goal for a subset of our suppliers meeting certain criteria.

We recognize the growing interest from governmental and hospital procurement organizations, retailers and pharmacies, investors, advocacy groups, our colleagues and other stakeholders for Pfizer to provide information on our sustainability programs and the environmental impacts of products. Establishing clear commitments in these areas supports Pfizer’s ability to respond to these interests.

We leverage our OWNIT! Culture to encourage long-term success, as well as growth and development, of colleagues worldwide and to help protect employees’ health and safety, the environment and the communities in which we operate.

REPORTING ON OUR PROGRESS

We understand that some of our investors and other stakeholders are interested in evaluating Pfizer’s performance on a holistic level to include financial, social and environmental perspectives. We provide information on Pfizer’s progress on the following non-financial key performance indicators:

•	Access to Medicines
•	Colleague Safety
•	Environmental Sustainability Goals
•	Supply Chain Environmental Sustainability Goal

See the inside back cover for additional information.

Pfizer 2017 Proxy Statement	29

GOVERNANCE PUBLIC POLICY ENGAGEMENT AND POLITICAL PARTICIPATION

Further, we continue to evaluate our overall approach to non-financial reporting, including adherence to several existing, globally recognized external frameworks. These include the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB) and the International Integrated Reporting Council (IIRC).

Please view Pfizer’s 2016 Annual Review at www.pfizer.com/annual for further information about the company’s corporate responsibility and sustainability efforts. Please note that our 2016 Annual Review is not a part of our proxy solicitation materials.

Public Policy Engagement and Political Participation

ENGAGING IN PUBLIC POLICY

We operate in a highly regulated and competitive industry. It is fundamental to our business, our patients and our shareholders that we engage on public policy issues that may affect our ability to meet patients’ needs and enhance shareholder value. These issues include advancing biomedical research; healthcare innovation; advocating for protecting intellectual property rights; comprehensive tax reform; and patient access to care. We regularly work with policy makers to help create and maintain an innovative environment where we can cultivate new medicines, bring them to market and ensure that patient health and safety remain a priority.

Pfizer is also a member of several industry and trade groups, including the Pharmaceutical Research and Manufacturers of America, the National Association of Manufacturers, the Biotechnology Industry Association, the U.S. Chamber of Commerce and the Business Roundtable. These organizations, along with the others to which we belong, represent both the pharmaceutical industry and the business community at large in an effort to bring about consensus on broad policy issues that can impact our business. Our support of these organizations is evaluated annually by the company’s Government Affairs leaders based on these organizations’ expertise in healthcare policy and advocacy and support of key issues of importance to Pfizer. In addition to their positions on healthcare policy issues, these organizations may engage in a broad range of other issues that extend beyond the scope of issues of primary importance to Pfizer. If concerns arise about a particular issue, we are able to voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups. Pfizer’s participation as a member of these groups comes with the understanding that we may not always agree with the positions of the organization and/or its members.

CORPORATE POLITICAL CONTRIBUTIONS

Pfizer complies fully with all federal, state and local laws and reporting requirements governing corporate political contributions. We also request that trade associations receiving total payments of $100,000 or more from Pfizer annually report the portion of Pfizer dues or payments used for expenditures or contributions that, if made directly by Pfizer, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. All corporate political contributions are published semi-annually in the Political Action Committee (PAC) and Corporate Political Contributions report in compliance with Pfizer corporate policy. Bond Beebe, a certified public accounting and advisory firm, audits the report every two years, at the end of each federal election cycle.

We regularly discuss our political contributions reporting practices with investors and other stakeholders to ensure that our disclosures continue to meet their needs. Shareholder engagement has helped us expand our level of disclosure and create or modify corporate policies related to political expenditures.

INDEPENDENT EXPENDITURES

Our company does not make direct independent expenditures. An independent expenditure is the use of corporate treasury funds to pay for a television, print or social media communication that expressly advocates the election or defeat of a clearly identified candidate. We have adopted a strict policy precluding Pfizer from making direct independent expenditures in connection with any federal or state election.

POLICIES AND PROCEDURES FOR APPROVAL AND OVERSIGHT OF CORPORATE AND PAC POLITICAL EXPENDITURES

The PAC is a non-partisan employee-run organization that provides opportunities for employees to participate in the American political process. All corporate and PAC political spending decisions undergo a rigorous review process conducted by the PAC Steering Committee. The PAC Steering Committee is comprised of colleagues from various divisions throughout the company to ensure that each contribution we make advances our business objectives and is not based on the political preferences or views of any individual colleague within Pfizer.

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GOVERNANCE PFIZER POLICIES ON BUSINESS ETHICS AND CONDUCT

The PAC Steering Committee evaluates candidates to whom we contribute on the basis of their views on issues that impact not only Pfizer, but our patients as well. The Committee also takes note of whether Pfizer facilities or colleagues reside in a candidate’s district or state. All PAC and corporate contribution requests are shared with the Pfizer Political Contributions Policy Committee (PCPC), which is chaired by the Executive Vice President, Corporate Affairs, and composed of senior leaders from different divisions in the organization.

FEDERAL AND STATE LOBBYING ACTIVITY

The company’s U.S. Government Relations leaders are responsible for the company’s lobbying activities, with oversight by the Corporate Governance Committee. All colleague communications with government and regulatory officials are governed by Pfizer’s internal policies and procedures, which include guidelines published in “Pfizer Policies on Business Conduct.”

We file quarterly reports on our federal lobbying activity in compliance with the Honest Leadership and Open Government Act of 2007. In addition to Pfizer’s federal lobbying activity, the amount we report also includes the amount spent on federal lobbying activity by trade associations of which Pfizer is a member. These reports are available to the public at https://soprweb.senate.gov/index.cfm?event=selectfields.

With regard to Pfizer’s state lobbying activity, Pfizer complies with state registration and reporting requirements in all states where Pfizer is currently active.

BOARD OVERSIGHT

The Corporate Governance Committee is responsible for maintaining an informed status on public policy and corporate political spending practices through periodic discussions and reviews of the company’s semi-annual PAC and Corporate Political Contributions report. It is also informed of the company’s lobbying priorities and activities through semi-annual reports from management, including a year-end report on lobbying priorities for the coming year.

Pfizer Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Pfizer’s policies on business conduct to help ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business. Code of Conduct training is assigned to all colleagues every other year. In addition, the Pfizer Integrity Pledge is issued annually to all colleagues with computer access to confirm that colleagues are familiar with the Code of Conduct and agree to uphold Pfizer’s core values and follow Pfizer’s policies.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s policies on business conduct. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

The full text of our Code of Conduct, including information regarding how to report conduct, is posted on our website at www.pfizer.com/about/compliance/code-of-conduct. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards affecting our Chief Executive Officer, Chief Financial Officer and Controller on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

Code of Conduct for Directors

Our Directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors (the Director Code). The Director Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Director Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the company.

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GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

The full text of the Code of Business Conduct and Ethics for Members of the Board of Directors is posted on our website at www.pfizer.com/about/corporate-governance/board-policies.

Other Governance Practices and Policies

Director Independence

Our Board of Directors has adopted Director Qualification Standards (Standards) to evaluate and determine Director independence. Our Standards meet, and in some respects exceed, the independence requirements of the NYSE.

Director Qualification Standards. To qualify as independent under our Standards, a non-employee Director must have no material relationship with Pfizer other than as a Director. The Standards include strict guidelines for Directors and their immediate families regarding employment or affiliation with Pfizer or its independent registered public accounting firm; prohibitions against Audit Committee members having any direct or indirect financial relationship with Pfizer; considerations for evaluation of Compensation Committee member independence; and restrictions on both commercial and not-for-profit relationships between non-employee Directors and Pfizer. Directors may not receive personal loans or extensions of credit from Pfizer, must deal at arm’s length with Pfizer and its subsidiaries, and must disclose any circumstance that might be perceived as a conflict of interest. Our Director Qualification Standards can be found on our website at www.pfizer.com/about/corporate-governance/board-policies.

Under our Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

•	the Director is an employee, or an immediate family member of the Director is an executive officer, of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amounted to less than 1% of the annual revenues of the other company; and
•	the Director or an immediate family member of the Director is an executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2016, there was no indebtedness between Pfizer and any entity of which a Director or an immediate family member of a Director was an executive officer.

Drs. Ausiello and Hobbs are employed at medical or academic institutions with which Pfizer engages in ordinary-course business transactions. Mr. Narayen is the chief executive officer of Adobe Systems Incorporated and Mr. Smith is the chief executive officer of Thomson Reuters Corporation, companies with which Pfizer engages in ordinary-course business transactions. We reviewed our transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the levels set forth in our Standards (1% of the annual revenues of these entities in each of the last three years).

Under our Standards, contributions to not-for-profit entities in which a Director of the company, or a Director’s spouse, serves as an executive officer, amounting to less than 2% of that organization’s latest publicly available total revenues (or $1 million, whichever is greater), will not serve as a bar to the Director’s independence. None of our Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributed in 2016. Nonetheless, a summary of charitable contributions to not-for-profit organizations with which our Directors or their spouses are affiliated was made available to the Committee. None of the contributions approached the levels set forth in our Standards.

Independence Assessment. Together with Pfizer’s legal counsel, the Corporate Governance Committee has reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities are also made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

The Board has determined that all of our current Directors (other than Mr. Ian C. Read) are independent of the company and its management and meet Pfizer’s criteria for independence. The independent Directors are Drs. Dennis A. Ausiello, Frances D. Fergusson and Helen H. Hobbs; Ms. Suzanne Nora Johnson; and Messrs. Ronald E. Blaylock, W. Don Cornwell, Joseph J. Echevarria, James M. Kilts, Shantanu Narayen, Stephen W. Sanger and James C. Smith. The Board has determined that Mr. Ian C. Read is not independent because of his employment as Pfizer’s CEO.

32	Pfizer 2017 Proxy Statement

GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

In making these determinations, the Board considered that, in the ordinary course of business, relationships and transactions may occur between Pfizer and its subsidiaries on the one hand and entities with which some of our Directors are or have been affiliated on the other.

Governance Materials Available on our Website

Our Corporate Governance Principles and the following Board policies and other corporate governance materials are published on our website at www.pfizer.com/about/leadership-and-structure/meet-board and www.pfizer.com/about/corporate-governance:

•	Meet the Pfizer Board of Directors
•	Board Committees and Charters
•	By-laws
•	Restated Certificate of Incorporation
•	Charter of the Lead Independent Director
•	Director Qualification Standards
•	Pfizer Policies on Business Conduct
•	Code of Business Conduct and Ethics for Members of the Board of Directors
•	Board Policy on Pension Benefits for Executives
•	Related Person Transaction Approval Policy
•	Policy on Prohibition of Pledging of Pfizer Stock
•	Policy—Criteria for the Selection of a Compensation Committee Consultant
•	Contact Our Directors
•	Corporate Governance FAQs

We will provide copies of any of these items without charge upon written request to our Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755. The information on our website is not a part of this Proxy Statement.

Pfizer 2017 Proxy Statement	33

Non-Employee Director Compensation

Our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units, for their Board service. Mr. Read does not receive any compensation for his service as a Director or as Chairman.

NON-EMPLOYEE DIRECTOR COMPENSATION

In 2016, compensation for our non-employee Directors consisted of the following:

Position	Cash Retainers	Pfizer Stock Units
Board Member	$137,500	$187,500
Chair of Each Board Committee	$30,000
Lead Independent Director	$50,000

In April 2016, the Board, on recommendation of the Corporate Governance Committee in consultation with its independent compensation consultant, approved modifications to the non-employee Director compensation program to increase the value of the annual grant of Pfizer stock units to non-employee Directors from $162,500 to $187,500. Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (Unit Award Plan), during 2016, each Director received Pfizer stock units with a value of $187,500 (as of the date of grant) upon election at the 2016 Annual Meeting of Shareholders, provided the Director continued to serve as a Director following the Meeting. In 2017, each Director will receive Pfizer stock units with a value of $187,500 (as of the date of grant) upon election at the 2017 Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting. A new Director also receives Pfizer stock units in a like amount when first elected to the Board. In 2017, Ronald E. Blaylock received Pfizer stock units with a value of $187,500 as of the date of grant upon his election to the Board.

DIRECTOR STOCK OWNERSHIP

Non-employee Directors are required to own shares of Pfizer common stock having a value of at least five times their annual cash retainer, which is currently $687,500 worth of Pfizer stock. For purposes of satisfying this requirement, a Director’s holdings include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director has five years from (a) the date of his or her first election as a Director, or (b) if later, the date of an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement. We maintain policies that prohibit Directors from pledging Pfizer stock or engaging in activities considered to be hedging of our common stock, and none of our Directors have pledged Pfizer stock as collateral for personal loans or other obligations.

34	Pfizer 2017 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

2016 Non-Employee Director Stock Ownership

Shares held as a multiple of Annual Cash Retainer (dollar value of shares determined using Pfizer’s closing stock price as of December 30, 2016)

(1)	Mr. Echevarria became a member of our Board in June 2015 and Mr. Blaylock became a member of our Board in February 2017. Directors have five years from (a) the date of his or her first election as a Director or (b), if later, the date of an increase in the amount of Pfizer stock required to be held, to satisfy the stock ownership requirement.

DEFERRED COMPENSATION

Cash Compensation. Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the cash retainer fees held in the Director’s account can be credited with Pfizer stock units or deemed invested in the same investments available to Pfizer employees under certain deferred compensation plans. The number of Pfizer stock units is calculated by dividing the amount of the deferred fee by the closing price of Pfizer’s common stock on the last business day of the fiscal quarter in which the fee is earned. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Equity Compensation. Directors who have met the stock ownership requirements as of December 31 of the prior year are permitted each year to elect to defer units granted that year or to receive the units in shares. All units granted in 2017 will be deferred. The number of deferred stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. Units deferred are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

MATCHING GIFT PROGRAM

Our non-employee Directors may participate in Pfizer’s matching gift program, which is also available to all Pfizer employees. Under this program, the Pfizer Foundation1 will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per year, per director; contributions to religious and certain other types of non-profit organizations, as well as to individuals and others in need, are not eligible and are not matched. In addition, the Pfizer Foundation will match contributions made to the United Way Campaign, up to a maximum of $15,000 per year, per director. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2016 Director Compensation Table below.

[1]	The Pfizer Foundation is a charitable organization established by Pfizer Inc. It is a separate legal entity from Pfizer Inc. with distinct legal restrictions.

Pfizer 2017 Proxy Statement	35

NON-EMPLOYEE DIRECTOR COMPENSATION 2016 DIRECTOR COMPENSATION TABLE

2016 Director Compensation Table

The following table shows 2016 compensation for our non-employee Directors who served as non-employee Directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Equity/Stock Awards(1) ($)	All Other Compensation(2) ($)		Total ($)
Dennis A. Ausiello, M.D.	201,676	187,500	11,450	(2)	400,626
W. Don Cornwell	151,676	187,500	15,000		354,176
Joseph J. Echevarria	137,500	187,500	—		325,000
Frances D. Fergusson, Ph.D.	167,500	187,500	14,925	(2)	369,925
Helen H. Hobbs, M.D.	153,324	187,500	3,840	(2)	344,664
James M. Kilts	151,676	187,500	15,000		354,176
Shantanu Narayen	137,500	187,500	15,000		340,000
Suzanne Nora Johnson	153,324	187,500	14,000	(2)	354,824
Stephen W. Sanger	167,500	187,500	30,000	(2)	385,000
James C. Smith	153,324	187,500	—		340,824

(1)	The number of units granted was determined by dividing the grant date value of the award, $187,500, by $32.91, the closing price of Pfizer’s common stock on April 28, 2016. At the end of 2016, the aggregate number of stock units (including dividend equivalents) held by each current non-employee Director was as follows: Dr. Ausiello, 36,584; Mr. Cornwell, 114,419; Mr. Echevarria, 17,436; Dr. Fergusson, 49,777; Dr. Hobbs, 44,565; Mr. Kilts, 129,612; Mr. Narayen, 36,628; Ms. Nora Johnson, 53,091; Mr. Sanger, 110,644; and Mr. Smith, 28,159.
(2)	The amounts in this column represent charitable contributions made in 2016 under our matching gift program. Drs. Ausiello’s and Hobbs’, Ms. Nora Johnson’s and Mr. Sanger’s amounts reflect matching contributions made in 2016 in respect of 2015 contributions. Dr. Fergusson’s amount reflects matching contributions made in 2016 in respect of 2015 and 2016 contributions. Certain charitable contributions by our Directors are not eligible for matching contributions under the program and, therefore, the amounts in the above table may not reflect all such contributions made by our Directors.

36	Pfizer 2017 Proxy Statement

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned (as of the close of business on January 31, 2017) by each of our Directors and each NEO listed in the 2016 Summary Compensation Table, as well as the number of shares beneficially owned by all of our current Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our common stock outstanding.

The table and footnotes also include information about stock options, TSRUs, stock units, restricted stock units (RSUs) and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans.

					Options
	Number of Shares or Units				Exercisable
Beneficial Owners	Common Stock		Stock Units		Within 60 Days
Dennis A. Ausiello, M.D.	2,362	(1)	36,584	(2)	—
Albert Bourla, DVM, Ph.D.	112,489	(3)	30,653	(4)	—
Ronald E. Blaylock	—		—		—
W. Don Cornwell	1,759	(1)	114,419	(2)	—
Frank A. D’Amelio	342,176	(3)	76,009	(4)	—
Mikael Dolsten, M.D., Ph.D.	50,820	(3)	191,189	(4)	—
Joseph J. Echevarria	—		17,436	(2)	—
Frances D. Fergusson, Ph.D.	—		49,777	(2)	—
Geno J. Germano*	115,712	(1)(3)	35,546	(4)	—
Helen H. Hobbs, M.D.	—		44,565	(2)	—
James M. Kilts	2,259	(1)	129,612	(2)	—
Shantanu Narayen	—		36,628	(2)	—
Suzanne Nora Johnson	10,000		53,091	(2)	—
Ian C. Read	645,370	(3)(5)	317,117	(4)	—
Stephen W. Sanger	85	(1)	110,644	(2)	—
James C. Smith	2,000		28,159	(2)	—
John D. Young	92,434	(3)	78,559	(4)	—
All Directors and Executive Officers as a Group (24)	1,935,231		1,624,967		—
*	Mr. Germano ceased being an executive officer and serving as Group President, Global Innovative Pharma Business, effective February 8, 2016. See “Compensation Discussion and Analysis—Separation of Former NEO”.
(1)	Includes the following shares held in the names of family members: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 300 shares; Mr. Germano, 1,961 shares; Mr. Kilts, 2,259 shares; and Mr. Sanger, 85 shares. Dr. Ausiello and Messrs. Cornwell, Germano and Kilts disclaim beneficial ownership of such shares.
(2)	Represents units (each equivalent to a share of Pfizer common stock) under our Director compensation program (see “Non-Employee Director Compensation” above).
(3)	Includes shares credited under the Pfizer Savings Plan and/or deferred shares relating to previously vested awards under Pfizer’s share award programs. These plans are described later in this Proxy Statement. Also includes 1,373 shares in the Pfizer Share Ownership Plan for Mr. Young.
(4)	In the case of Messrs. D’Amelio, Read and Young and Drs. Bourla and Dolsten, includes units (each equivalent to a share of Pfizer common stock) to be settled in cash following the officer’s separation from service, held under the Pfizer Inc. Supplemental Savings Plan (PSSP) and the Pfizer Inc. Deferred Compensation Plan (DCP), and for Mr. Germano includes 4,572 units held under the Wyeth Supplemental Employee Savings Plan. The PSSP and the DCP are described later in this Proxy Statement. Also includes the following RSUs (each equivalent to a share of Pfizer common stock) as of January 31, 2017: Dr. Bourla, 12,905; Mr. D’Amelio, 36,566; Dr. Dolsten, 31,833; Mr. Germano, 30,974; Mr. Read, 110,127; and Mr. Young, 30,974. These units were unvested as of January 31, 2017, except that in the cases of Messrs. Read, Bourla and Germano, in view of their respective ages and years of service with Pfizer, units granted and held for one year would continue to vest into retirement in accordance with their vesting schedule. This column does not include the following stock appreciation rights in the form of TSRUs as of January 31, 2017: Dr. Bourla, 748,721, of which 42,476 settled on February 23, 2017; Mr. D’Amelio, 1,847,616, of which 218,447 settled on February 23, 2017; Dr. Dolsten, 1,785,093, of which 218,447 settled on February 23, 2017; Mr. Germano, 1,294,701, of which 169,903 settled on February 23, 2017; Mr. Read, 6,483,138, of which 788,835 settled on February 23, 2017; and Mr. Young, 1,197,420, of which 51,578 settled on February 23, 2017. See “Compensation Tables—2016 Outstanding Equity Awards at Fiscal Year-End Table” and “— Estimated Benefits upon Termination” for a discussion of the vesting of RSUs, PSAs and TSRUs and the settlement price for the TSRUs that settled on February 23, 2017. Information regarding PSAs is not included in the above table.
(5)	Includes 410,762 shares held in a grantor trust.

Pfizer 2017 Proxy Statement	37

SECURITIES OWNERSHIP

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 2016, the only persons or entities known by us to be a beneficial owner of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of Pfizer Common Stock		Percent of Class
BlackRock, Inc.(1)
55 East 52nd Street
New York, NY 10055	447,701,806	(1)	7.40%
The Vanguard Group(2)
100 Vanguard Boulevard
Malvern, PA 19355	402,108,792	(2)	6.62%
State Street Corporation(3)
State Street Financial Center
One Lincoln Street
Boston, MA 02111	322,395,016	(3)	5.31%

(1)	The information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2017 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 392,518,713 shares, shared voting power with respect to 118,521 shares, sole dispositive power with respect to 447,583,285 shares, and shared dispositive power with respect to 118,521 shares.
(2)	The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2017 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes sole voting power with respect to 9,553,224 shares, shared voting power with respect to 1,157,178 shares, sole dispositive power with respect to 391,656,580 shares, and shared dispositive power with respect to 10,452,212 shares.
(3)	The information regarding State Street Corporation is based solely on a Schedule 13G filed by State Street Corporation with the SEC on February 8, 2017 (the State Street 13G). According to the State Street 13G, includes shared voting power with respect to 263,276,705 shares and shared dispositive power with respect to 322,395,016 shares. According to the State Street 13G, 263,276,705 shares are held in various capacities and 59,118,311 shares are held as investment manager for the Pfizer Savings Plans, Wyeth Union Savings Plan and the Pfizer Savings Plan for Employees Resident in Puerto Rico.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2016 our Directors and our officers who were subject to Section 16(a) met all applicable filing requirements, except as follows: In June 2016, Alexander R. MacKenzie, Executive Vice President, filed a Form 3 with the SEC on a timely basis, reporting, among other things, the number of shares directly owned. Due to an inadvertent administrative error by the company, the number of shares directly owned included on the Form 3 (152,244) was not correct. Upon being informed of the error, Dr. MacKenzie filed an amendment to the Form 3 in October 2016, reporting the correct number of shares directly owned (161,099).

38	Pfizer 2017 Proxy Statement

Related Person Transactions and Indemnification

RELATED PERSON TRANSACTION APPROVAL POLICY

Pfizer has adopted a Related Person Transaction Approval Policy (the Policy) that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which Pfizer or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person under the Policy has a direct or indirect material interest. Under the Policy, management determines whether a transaction requires review by the Corporate Governance Committee.

Transactions requiring review are referred to the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the company. If the company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Corporate Governance Committee. The Corporate Governance Committee evaluates all options available, including ratification, revision or termination of such transaction. The Corporate Governance Committee then provides a summary of such transactions, including their terms, structure and business purpose, as well as the Corporate Governance Committee’s approval decision, to the Audit Committee for their information.

TRANSACTIONS WITH RELATED PERSONS

We have no related person transactions to report.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Pfizer. Our By-laws require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

Pfizer 2017 Proxy Statement	39

Item 2 – Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Pfizer’s independent registered public accounting firm. The Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Committee considers whether the independent registered public accounting firm should be rotated and considers the advisability and potential impact of selecting a different independent registered public accounting firm. In evaluating and selecting the company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the current independent audit firm, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the audit firm.

The Audit Committee selected, and the Board of Directors ratified the selection of, KPMG LLP (KPMG) to serve as our independent registered public accounting firm for 2017. Pfizer’s auditors have been KPMG and its predecessor firm, Peat, Marwick, Mitchell & Co., since 1987. Prior to that, Pfizer’s auditors were Main Hurdman (until its acquisition by Peat, Marwick, Mitchell & Co. in 1987) and its predecessors.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of Pfizer and our shareholders, and we are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2017. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on Pfizer’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Pfizer and our shareholders.

See “Governance—Board and Committee Information—The Audit Committee” for additional information on selection of the independent registered public accounting firm.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2017.

40	Pfizer 2017 Proxy Statement

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDIT AND NON-AUDIT FEES

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG for the audit of the company’s annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered by KPMG during those periods.

	2016	2015
Audit fees:(1)	$44,452,000	$42,408,000
Audit-related fees:(2)	1,176,000	2,148,000
Tax fees:(3)	4,297,000	3,791,000
All other fees:(4)	0	0
Total	$49,925,000	$48,347,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The increase in audit fees in 2016 versus 2015 is primarily due to the audit of the Hospira Infusion Systems carve-out financial statements.
(2)	Audit-related fees were principally for the audits of employee benefit plans and due diligence in connection with acquisition activities.
(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services.
(4)	KPMG did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the PCAOB regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.
2.

Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.

All other services are those services not captured in the audit, audit-related or tax categories. Pfizer generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The delegated member must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Pfizer 2017 Proxy Statement	41

Audit Committee Report

The Audit Committee reviews Pfizer’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of Pfizer’s results and the assessment of Pfizer’s internal control over financial reporting. We discussed significant accounting policies applied in Pfizer’s financial statements, as well as, when applicable, alternative accounting treatments. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards.

In addition, the Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from Pfizer and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Committee discussed the independent registered public accounting firm’s independence from Pfizer.

We also considered whether the independent registered public accounting firm’s provision of non-audit services to Pfizer is compatible with the auditor’s independence. The Committee concluded that the independent registered public accounting firm is independent from Pfizer and its management.

As part of our responsibilities for oversight of Pfizer’s Enterprise Risk Management process, we reviewed and discussed company policies with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Committee discussed with Pfizer’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance and Risk Officer and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of Pfizer’s internal controls, and the overall quality of Pfizer’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the U.S. Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, the selection of Pfizer’s independent registered public accounting firm for 2017.

The Audit Committee

Suzanne Nora Johnson, Chair	W. Don Cornwell

Joseph J. Echevarria	Stephen W. Sanger

James C. Smith

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

42	Pfizer 2017 Proxy Statement

Item 3 – 2017 Advisory Approval of Executive Compensation

The Compensation Committee believes that Pfizer’s executive compensation program is consistent with the goals of our executive compensation philosophy and that it drives performance, encourages an appropriate sensitivity to risk and increases shareholder value. This pay-for-performance philosophy is set by the Compensation Committee and is intended to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain high-caliber executives who are crucial to Pfizer’s long-term success.

A significant portion of the total compensation opportunity for each of our executives directly relates to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our pay levels compared with those of our pharmaceutical peer group and general industry comparators. In making such comparisons, we consider company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors because we use such factors in setting target levels of compensation and determining the value and levels of award opportunities.

We implement our pay-for-performance philosophy and achieve our program goals by following three key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;
•	aligning annual incentive awards with annual operating, financial and strategic objectives; and
•	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

Results of 2016 Advisory Vote on Executive Compensation

Pfizer’s executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 94.4% of the votes cast at the 2016 Annual Meeting. Our Compensation Committee and the other members of our Board believe that this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee in 2015 and early 2016. We also believe that the consistent high level of support from our shareholders for our executive compensation program over the past several years is a result of our Compensation Committee’s commitment to compensating our executives in a manner that provides a strong link between pay and performance. We believe it is also reflective of our philosophy and goals, market best practices and strong shareholder engagement.

2016 Pay for Performance

2016 marked a year of strong financial performance, positive strategic business development activity, an expansion of product access and pipeline advancement. The Compensation Committee believes that the compensation of our Named Executive Officers for 2016 is reasonable and appropriate, is aligned with the performance of our company and is working to ensure that our management’s interests align with increasing shareholder value.

In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of Pfizer’s executive compensation program in connection with our 2016 performance, which is more fully discussed in the Compensation Discussion and Analysis section. The Compensation Discussion and Analysis section also contains more details about how we implement our philosophy and goals, and how we apply these principles to our compensation program. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to ensure that performance is appropriately rewarded.

Pfizer 2017 Proxy Statement	43

ITEM 3 – 2017 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

2017 Advisory Vote on Executive Compensation

The Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program, on an advisory basis, by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders of Pfizer Inc. (the Company) approve, on an advisory basis, the compensation Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Board values shareholders’ opinions. The Compensation Committee will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Committee will consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS.

44	Pfizer 2017 Proxy Statement

Item 4 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

In addition to seeking our shareholders’ advisory vote on the compensation of our Named Executive Officers, we are presenting the following proposal, which gives shareholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers. Through voting on this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years. For the reasons discussed below, the Board of Directors recommends that advisory votes on executive compensation take place every year.

Since 2011, we have held our advisory vote on executive compensation annually, consistent with the views of our shareholders expressed at that time. The Board recommends that the advisory vote on executive compensation continue to be held every year so that shareholders may continue to provide timely, direct input on our executive compensation program. The Board believes that an annual vote is consistent with the company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.

Although the frequency vote is non-binding, the Compensation Committee and the Board will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, they will consider shareholders’ views and take them into account in determining the frequency of future advisory votes on executive compensation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE IN FAVOR OF 1 YEAR ON THE PROPOSAL CONCERNING THE
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Pfizer 2017 Proxy Statement	45

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Pfizer’s 2017 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2017 Proxy Statement.

The Compensation Committee

James C. Smith, Chair	W. Don Cornwell

James M. Kilts	Shantanu Narayen

46	Pfizer 2017 Proxy Statement

Executive Compensation

Key Terms

The following acronyms are used for certain terms that appear in the Compensation Discussion and Analysis section:

Adjusted Diluted EPS:	Non-GAAP Adjusted Diluted Earnings Per Share
CD&A:	Compensation Discussion and Analysis included in this Proxy Statement
Committee:	Compensation Committee of the Board of Directors
DCP:	Pfizer Inc. Deferred Compensation Plan
DRG Pharmaceutical Index or DRG Index:	NYSE ARCA Pharmaceutical Index – An index of publicly traded companies
EH:	Essential Health – Includes legacy brands that have lost or will soon lose market exclusivity in both developed and emerging markets, branded generics, generic sterile injectable products, biosimilars and, through February 2, 2017, infusion systems
ELT:	Executive Leadership Team – The CEO and his direct reports
GAAP:	Generally Accepted Accounting Principles in effect in the U.S.
IH:	Innovative Health – Focuses on developing and commercializing novel, value-creating medicines and vaccines that significantly improve patients’ lives, as well as products for consumer healthcare
GPP:	Global Performance Plan – Annual Incentive Award Program (bonus), reported in the SCT as “Non-Equity Incentive Plan Compensation”
IBT:	Income Before Taxes
IRC/Internal Revenue Code:	The Internal Revenue Code of 1986, as amended
LOE:	Loss of Exclusivity – Loss of patent rights
Named Executive Officers or NEOs:	CEO and CFO, and the three most highly compensated Executive Officers during fiscal 2016
OI:	Non-GAAP Adjusted Operating Income
OTC:	Over-the-Counter
PCPP:	Pfizer Consolidated Pension Plan – A qualified defined benefit pension plan; closed to new entrants January 1, 2011 and will be frozen as of December 31, 2017
PRAP:	Pfizer Retirement Annuity Plan – A sub-plan of the PCPP
PSA:	Performance Share Award – A long-term incentive award tied to performance
PSP:	Pfizer Savings Plan – A qualified defined contribution plan that includes a 401(k) feature
PSSP:	Pfizer Supplemental Savings Plan – A non-qualified savings plan
RSC:	Retirement Savings Contribution – Annual employer retirement contribution based on age and service to the PSP and PSSP, if applicable, for colleagues not participating in the PRAP
RSU:	Restricted Stock Unit – A long-term incentive award
Section 16:	Section 16 of the Securities Exchange Act of 1934, as amended
SEC:	U.S. Securities and Exchange Commission
SCT:	Summary Compensation Table – An SEC-required table showing compensation, as defined by the SEC regulations, of the NEOs for the most recently completed and prior two years
TDC:	Total Direct Compensation
TSR:	Total Shareholder Return
TSRU:	Total Shareholder Return Unit – A long-term incentive award tied to absolute TSR

Pfizer 2017 Proxy Statement	47

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes Pfizer’s executive compensation program for 2016 and certain elements of our 2017 program. We use this program to attract, motivate and retain the executives who lead our business. In particular, this CD&A explains how the Compensation Committee (the Committee) of the Board of Directors (the Board) made 2016 compensation decisions for our executives, including the Named Executive Officers (NEOs) identified in this CD&A:

Ian C. Read Chairman and Chief Executive Officer (CEO)

Frank A. D’Amelio EVP, Business Operations and Chief Financial Officer (CFO)

Albert Bourla, DVM, Ph.D.* Group President, Pfizer Innovative Health

Mikael Dolsten, M.D., Ph.D. President, Worldwide Research and Development

John D. Young Group President, Pfizer Essential Health

Geno J. Germano** Former Group President, Global Innovative Pharma Business through February 8, 2016

*	Effective February 8, 2016, Dr. Bourla who was Group President, Vaccines, Oncology and Consumer Healthcare, also became Group President, Global Innovative Pharma (GIP) Business, which were later combined to form Pfizer Innovative Health.
**	On February 8, 2016, we announced that Mr. Germano would leave Pfizer. Mr. Germano ceased serving as an executive officer, including his role as Group President, GIP Business effective with the announcement.

49	Executive Summary
60	Section 1: Our Compensation Philosophy
61	Section 2: Elements of Our Executive Compensation Program
61	2016 Salaries
61	Annual Incentive Award Program/Global Performance Plan (GPP)
64	Long-Term Incentive Award Program
69	Section 3: How We Determine Executive Compensation
69	Roles of the Compensation Committee and the Independent Compensation Consultant
69	How We Establish Targets
70	Our 2016 Peer Groups – Competitive Pay Positioning
72	Section 4: How We Evaluate Performance: 2016 Compensation Decisions
73	2016 NEO Pay and Performance Summaries
76	Section 5: 2017 Compensation Actions
77	Section 6: Post-Employment Compensation and Benefits
78	Section 7: Other Compensation Programs and Policies
82	Compensation Tables
82	Summary Compensation Table
84	Grants of Plan-Based Awards Table
85	Outstanding Equity Awards at Fiscal Year-End Table
89	Option/TSRU Exercises and Stock Vested Table
90	Pension Benefits Table
92	Pension Plan Assumptions
93	Non-Qualified Deferred Compensation Table
95	Estimated Benefits Upon Termination
97	Equity Compensation Plan Information
98	Financial Measures

48	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Executive Summary

About Pfizer

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development and manufacture of healthcare products. Our global portfolio includes medicines and vaccines, as well as many of the world’s best-known consumer healthcare products. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

OUR NAMED EXECUTIVE OFFICERS — ADVANCING OUR STRATEGIC IMPERATIVES

Our active NEOs provide strong management leadership for Pfizer’s global businesses. Together with the other members of Pfizer’s Executive Leadership Team (ELT), these top leaders focus on our major financial, strategic and operational activities to build shareholder value and advance the goals of our strategic imperatives.

Ian C. Read	PFIZER TENURE: 38 years

Chairman and Chief Executive Officer

RESPONSIBLE FOR: leading our global biopharmaceutical company with approximately 96,500 colleagues worldwide and revenues of approximately $52.8 billion in 2016. Mr. Read provides leadership, strategic vision and drive towards achieving Pfizer’s Purpose: Innovate to bring therapies to patients that significantly improve their lives and Pfizer’s Mission: To be the premier innovative biopharmaceutical company.

More detailed biographical information about our Chairman and CEO is included in “Item 1: Election of Directors — Director Nominees”

Frank D’Amelio	PFIZER TENURE: 9 years

EVP, Business Operations and Chief Financial Officer

RESPONSIBLE FOR: finance, business development and business operations, including IT, procurement and real estate. Mr. D’Amelio led the acquisition and integration of Medivation, Inc., Anacor Pharmaceuticals, Inc. and Hospira, Inc.

Albert Bourla, DVM, Ph.D.	PFIZER TENURE: 23 years

Group President, Pfizer Innovative Health

RESPONSIBLE FOR: Pfizer Innovative Health: consists of six business groups: Consumer Healthcare, Inflammation & Immunology, Internal Medicine (neuroscience and pain, and cardiovascular and metabolic), Oncology, Rare Disease and Vaccines. Pfizer Innovative Health is committed to transforming health with our innovative products from prevention to treatment to wellness – at every stage of life, in communities across the globe. Pfizer Innovative Health also includes Pfizer’s Patient & Health Impact organization, which is focused on demonstrating the value of innovation to support access to all Pfizer medicines and vaccines and exploring bold, new approaches for Pfizer to lead the way.

Mikael Dolsten, M.D., Ph.D.	PFIZER TENURE: 8 years

President, Worldwide Research and Development

RESPONSIBLE FOR: advancing Pfizer’s leadership in small-molecule science and medicines, as well as its leadership, expertise, and innovation in the areas of biologics and vaccines. Worldwide R&D combines Research Units with deep disease-area expertise, and broad multidisciplinary scientific expertise to discover innovative therapeutic programs in biotherapeutics, vaccines and small molecules. Dr. Dolsten has responsibility for innovative research at Pfizer, including development of all compounds through proof of concept (POC), and provides safety and regulatory support to the R&D pipeline.

John D. Young	PFIZER TENURE: 29 years

Group President, Pfizer Essential Health

RESPONSIBLE FOR: Pfizer Essential Health: guided by a steadfast commitment to the patients and customers it serves, this business consists of a broad portfolio of more than 600 products with global reach in 125-plus countries.  Pfizer Essential Health is focused on growing its core Sterile Injectables, Biosimilars and Global Brands portfolios, including its industry leading anti-infective portfolio, through a dedicated R&D organization, that includes a reliance on “open science” to acquire new molecules developed outside of Pfizer, and an innovative go to market model.

Pfizer 2017 Proxy Statement	49

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Our Strategic Imperatives for Building Value

Pfizer’s Strategic Imperatives

IMPROVING THE PERFORMANCE OF OUR INNOVATIVE CORE by generating a portfolio of differentiated medicines and vaccines creating a culture of ownership and decisiveness in research.	MAXIMIZING VALUE by making the right capital allocation decisions across the business portfolio and achieving targeted growth on core assets.	EARNING GREATER RESPECT FROM SOCIETY by continuing to maintain and improve Pfizer’s reputation with our customers, the communities in which we operate, our shareholders and the investor community.	CREATING A CULTURE OF OWNERSHIP by instilling a culture of confidence and accountability and making Pfizer a great place to work.

Our Commercial Operations

We manage our commercial operations through two distinct business segments: Pfizer Innovative Health (IH) and Pfizer Essential Health (EH), which was previously known as Established Products. Beginning in the second quarter of 2016, we reorganized our operating segments to reflect that we now manage our innovative pharmaceutical and consumer healthcare operations as one business segment, IH. From the beginning of our fiscal year 2014 until the second quarter of 2016, these operations were managed as two business segments: the Global Innovative Products segment and the Vaccines, Oncology and Consumer Healthcare segment. The IH and EH operating segments are each led by a single manager. Each operating segment has responsibility for its commercial activities and for certain in-process research and development (IPR&D) projects for new investigational products and additional indications for in-line products that generally have achieved proof of concept. Each business has a geographic footprint across developed and emerging markets.

Some additional information about our business segments:

Pfizer Innovative Health (IH)	Pfizer Essential Health (EH)

IH focuses on developing and commercializing novel, value-creating medicines and vaccines that significantly improve patients’ lives, as well as products for consumer healthcare.

Key therapeutic areas include internal medicine, vaccines, oncology, inflammation & immunology, rare diseases, and consumer healthcare.

EH includes legacy brands that have lost or will soon lose market exclusivity in both developed and emerging markets, branded generics, generic sterile injectable products, biosimilars and, through February 2, 2017, infusion systems. EH also includes an R&D organization, as well as our contract manufacturing business.

Leading brands include:

•   Prevnar 13

•   Xeljanz

•   Eliquis

•   Lyrica (U.S., Japan and certain other markets)

•   Enbrel (outside the U.S. and Canada)

•   Viagra (U.S. and Canada)

•   Ibrance

•   Xtandi

•   Several OTC consumer products (e.g., Advil and Centrum)

Leading brands include: • Lipitor • Premarin family • Norvasc • Lyrica (Europe, Russia, Turkey, Israel and Central Asia countries) • Celebrex • Pristiq • Several sterile injectable products

The structure of our commercial business, together with its solid execution against our strategy, enabled us to deliver on our commitments to our shareholders, our patients and our consumers. We have made steady progress in support of our imperatives, improved shareholder value through capital allocation, and delivered important medicines and vaccines to our patients and consumers to improve their lives.

50	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Our Performance Overview

2016 marked a year of strong financial performance, positive strategic business development activity and an expansion of product access and pipeline advancement.

FINANCIAL HIGHLIGHTS AND STRATEGIC ACQUISITIONS TO ACCELERATE GROWTH AND EXPAND OUR LEADERSHIP POSITION

•	Pfizer had strong financial performance in 2016, generating operational revenue growth of 11% (excluding the impact of foreign exchange rates).(1)
○	Pfizer Innovative Health and Pfizer Essential Health each recorded 11% year-over-year operational revenue growth in 2016.(2)
•	Added Eucrisa for mild to moderate atopic dermatitis through the acquisition of Anacor Pharmaceuticals, Inc.
•	Bolstered anti-infective portfolio through the acquisition of AstraZeneca’s small molecule anti-infectives.
•	Accelerated our leadership in oncology with the acquisition of Medivation, Inc. and its flagship product, Xtandi, an important medicine for men with prostate cancer.

EXPANDING PRODUCT ACCESS

•	Delivered the 250 millionth dose of Prevenar 13 to Gavi, the Vaccine Alliance, helping to protect infants in 45 Gavi countries.
•	Expanded our Access Program to make Prevenar 13 available at the lowest price for humanitarian emergencies and donated the sales proceeds to organizations supporting the refugee crisis.
•	Sayana Press, an injectable contraceptive, received approval for self-injection in three countries and new registrations in five countries in the developing world.

ADVANCING OUR PIPELINE

As of January 31, 2017, we had a total of 96 programs in clinical development including 41 in late-stage development or registration. While we continue to experience a challenging macroeconomic environment and absorb the negative effect of product losses of exclusivity (LOEs), we created value for our shareholders and achieved significant milestones across our strategic imperatives (see “Our Strategic Imperatives for Building Value”).

96 programs in development pipeline (as of January 31, 2017)

PHASE 1 35	PHASE 2 20	PHASE 3 34	IN REGISTRATION 7
Experimental medicine tested for first time in human clinical trials	Trials focus on medicine’s effectiveness; determine ideal dosage and delivery method	Test results of earlier trials on larger populations in randomized trials; analyze risks/benefits	When trial results warrant, file application with the appropriate regulatory authorities

Additional significant milestone achievements are listed below:

•	Achieved 6 regulatory submissions, including:
○	Inotuzumab for acute lymphoblastic leukemia in the U.S. and the EU.
○	Avelumab for Merkel cell carcinoma in the U.S. and the EU.
•	Working with IBM Watson to accelerate immuno-oncology research by identifying potential new targets and combination therapies.
•	Received breakthrough designation from the FDA for our investigational Hemophilia B Gene Therapy in partnership with Spark Therapeutics.
•	Approval and launch of Inflectra in the U.S.
•	Recent approval of Eucrisa by the U.S. FDA for treatment of mild to moderate atopic dermatitis, often called eczema.

(1)	For additional information on the company’s 2016 revenues, see the “Overview of Our Performance, Operating Environment, Strategy and Outlook – Our 2016 Performance - Revenues – 2016” in the Company’s 2016 Financial Report.
(2)	For additional information on the company’s operating segment revenues, see the “Analysis of Operating Segment Information” in the Company’s 2016 Financial Report.

Pfizer 2017 Proxy Statement	51

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

OUR SHAREHOLDER RETURN

Quarterly Dividends	One-year TSR	Three-year TSR	Five-year TSR	Capital Returned to Shareholders
7%	4.5%	17.8%	79.1%	$12.3B
Compared to 2015	Year-End 2016	Year-End 2016	Year-End 2016	in 2016

During 2016, progress against our strategic goals, managing LOEs, continued operational revenue growth in emerging markets, strong business results and effective execution, resulted in:

•	Increased quarterly dividend payment by approximately 7% from $0.28 to $0.30 per share, as compared to 2015.
•	Our one-, three- and five-year TSR was 4.5%, 17.8% and 79.1%, respectively, outperforming the DRG Index for the periods ending December 31, 2016.
•	The return of $12.3 billion to shareholders through dividends ($7.3 billion) and share repurchases ($5 billion) in 2016.
•	Closing stock price as of year-end 2016 of $32.48, up from $32.28, on December 31, 2015.

Pfizer’s Pay-for-Performance Philosophy

The Committee believes that Pfizer’s executive compensation program drives performance and increases shareholder value.

Our executive compensation pay-for-performance principles include:

•  positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;

•  aligning annual incentive awards with annual operating, financial and strategic objectives; and

•  rewarding absolute and relative performance in TSR through long-term equity incentive awards.

Consistent with Pfizer’s pay-for-performance philosophy, the executive compensation program was designed to strengthen the link between pay and performance. We deliver the majority of our NEOs’ compensation in the form of performance-based awards. A significant percentage of total target compensation is ‘at-risk’ through both our short- and long-term incentive awards. These awards are linked to actual performance and include a substantial percentage in performance-based equity awards.

2016 NEO Pay Mix

Our program consists of three key components: salary, annual incentive award and long-term incentive awards.

The illustration below uses year-end salary and target annual incentive and long-term awards for the active NEOs.

CEO – 2016 Target Direct Compensation	Other Active NEOs – 2016 Target Direct Compensation (Average)

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2016 NEO Total Direct Compensation (TDC)

TDC is the sum of base salary, annual bonus earned for the performance year, and long-term incentive grants attributable to the performance year. This “performance-year” approach is used by our Committee to determine TDC competitiveness versus peers, and to evaluate the alignment of annual pay and performance. However, performance-year TDC is different than the corresponding amount reported in the Summary Compensation Table (SCT), which reflects the timing of accruals under GAAP that are normalized in the performance-year calculations.

PERFORMANCE-YEAR TDC VERSUS SUMMARY COMPENSATION TABLE

The table below defines the compensation differences between performance-year TDC versus the Summary Compensation Table:

Compensation	Performance-Year TDC (Compensation Committee Approach)	Summary Compensation Table
Salary:	Year-end base salary	Salary earned during the year
Annual Incentive Award (bonus):	Annual incentive award for the performance year; paid in March of the following year	Annual incentive award for the performance year; paid in March of the following year
Long-Term Incentive Award:	Long-Term Incntive (LTI) (TSRUs and PSAs) award grant value made on a performance-year basis and granted in February of the following year	Long-Term Incentive (LTI) award grant value made during the year, based on accounting rules for TSRUs and PSAs, which includes the TSRUs and the value of one-third of the 2015 and 2016 PSA grants

2016 CEO COMPENSATION AT A GLANCE

The graph below illustrates and compares the three main components of Mr. Read’s 2015 and 2016 performance year TDC and the amounts reflected in the SCT. The graph is not intended as a substitute for the SCT.

2016 Performance Year. The TDC ($18.9 million) represents an approximate 1.6% decrease year-over-year from the 2015 performance-year TDC ($19.2 million), reflecting a decrease in the annual incentive award.

2016 SCT. The $16.5 million total includes the value of the LTI award which consists of TSRUs and one-third of each of the 2015 and 2016 PSA grants because accounting rules provide that one-third of the award is included in each of the three performance years as a result of the use of three, separately established annual goals. In addition, the SCT includes grants made during the year, rather than on a performance-year basis. Therefore, the SCT equity award of $10.6 million on an accounting basis differs from the 2016 Performance-Year TDC amounts shown below at $13.0 million.

(1)	The SCT TDC noted in this chart does not include the Change In Pension value and All Other Compensation in order to compare like elements taken into account under the TDC approach.
(2)	Consistent with the accounting rules, PSAs are accounted for one-third per year due to the use of three one-year goals (set annually); therefore, the 2016 SCT amounts include the TSRUs and the value of one-third of the 2015 and 2016 PSAs, when the annual goal is set, calculated in accordance with FASB ASC Topic 718.

Pfizer 2017 Proxy Statement	53

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Impact of LTI Accounting Rules. If accounting rules did not provide that one-third of the PSA grant should be disclosed in each of the three performance years, Mr. Read’s SCT TDC would have increased by approximately 6.2% as compared to 2015. The 2016 SCT TDC full performance year would have been $19.150 million (salary $1.905 million, bonus paid in 2017 $4.000 million and 2016 LTI $13.245 million). This is 6.2% higher than the 2015 SCT TDC of $18.037 million (salary $1.859 million, bonus paid in 2016 $4.300 million and 2015 LTI $11.878 million).

The graph below illustrates the components of Mr. Read’s 2015 and 2016 SCT TDC with full LTI award value (subject to rounding).

(1)	2015 LTI award (full value) was $11.878 million ($5.843 million of 5- and 7-year TSRUs and $6.035 million of PSAs).
(2)	2016 LTI award (full value) was $13.245 million ($6.628 million of 5- and 7-year TSRUs and $6.617 million of PSAs).

2016 NEO PERFORMANCE-YEAR TDC AND SUMMARY COMPENSATION TABLE

The compensation decisions for the NEOs reflect their contributions to the company’s overall performance and that of their respective businesses or functions. The table below provides the 2016 performance-year TDC versus the 2016 SCT TDC for the active NEOs and is not intended as a substitute for the SCT.

			Performance Year Compensation			Summary Compensation Table(1)
						Total Direct	Total
						Compensation	(Total
						(Salary + Non-Equity	Direct Compensation
			Annual	Equity Award(2)		Incentive (bonus) + equity	(E) + Change in
		Year -End	Incentive Award	(granted in	Total Direct	awards valued on	Pension Value + All
		Salary	(paid in 2017)	February 2017)	Compensation	accounting basis)	Other Compensation)
Name(3)	Year	(A) ($)	(B) ($)	(C) ($)	(D=A+B+C) ($)	(E) ($)	(F) ($)
I. Read	2016	1,917,000	4,000,000	13,000,000	18,917,000	16,518,254	17,321,470
F. D’Amelio	2016	1,332,000	1,740,000	3,600,000	6,672,000	6,044,053	7,694,353
A. Bourla	2016	1,140,000	1,788,000	3,600,000	6,528,000	5,678,000	8,870,445
M. Dolsten	2016	1,245,000	1,740,000	3,600,000	6,585,000	5,957,553	8,227,973
J. Young	2016	1,140,000	1,788,000	3,600,000	6,528,000	5,898,053	7,395,741

(1)	SCT TDC column E includes salary, non-equity incentive compensation and equity awards valued based on accounting rules (which reflects the TSRUs and the value of one-third of the 2015 and 2016 PSAs). The “Total” (column F) is comprised of Total Direct Compensation (column E), plus the increase in pension value and the All Other Compensation included in the SCT and, as such, differs from the 2016 performance-year TDC amounts shown in column D.
(2)	Equity Award column C amounts represent the entire 2017 long-term incentive grant value, which includes the TSRUs and the full PSA grant value.
(3)	Effective February 8, 2016, Mr. Germano ceased being a member of the ELT and serving as Group President, Global Innovative Pharma Business. Therefore, his compensation data is not reported in this supplementary table.

54	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

SEPARATION OF FORMER NEO

Geno J. Germano

On February 8, 2016, Pfizer announced an organizational change in its commercial business segments and that Mr. Germano would leave Pfizer. In connection with his separation on May 31, 2016, he received the following compensation and benefits under the terms of the Executive Severance Plan (see further description under “Executive Severance Plan” later in this Proxy Statement) and related severance provisions of other plans and programs in which Mr. Germano participated:

•	A cash severance payment of $4,375,260 under the Executive Severance Plan. The amount was determined using the severance formula equal to the sum of his annual base salary plus his target bonus for 2016, multiplied by the factor provided under the plan. This payment was made on or around December 1, 2016, consistent with the terms of the Executive Severance Plan.
•	A cash payment of $486,109, which represents a prorated annual incentive award at target for 2016 performance. This payment was made on or before March 15, 2017.

Outstanding equity awards were treated in accordance with the terms of the grants.

The benefits provided, including pension and retiree medical, are consistent with the terms of the plans and programs and no enhanced treatment was provided in connection with his separation.

Compensation Practices

COMPENSATION RISK ASSESSMENT

Pfizer continues to implement and maintain leading practices in its compensation program, shareholder outreach and related areas. We annually conduct a comprehensive assessment of potential risks related to our compensation program, policies and practices.

Executive Compensation Program. An assessment is conducted annually by FW Cook & Co., the Committee’s independent advisor. The assessment focuses on (1) having an appropriate balance in our program structure to mitigate compensation-related risk with cash versus stock, short-term versus long-term measurement and financial versus non-financial goals; and (2) best-practice policies to mitigate compensation-related risk including clawbacks, stock ownership guidelines, equity administration rules, and insider-trading and hedging prohibitions.

Global Compensation Programs. The assessment process for our compensation programs around the world was designed with outside counsel and is conducted annually by management and reviewed by the Committee’s independent advisor. The assessment includes the evaluation of the global incentive plans and commission plans, and takes into consideration the plan metrics, plan participation rates, clawback/recovery provisions and other risk-mitigation factors, as well as the maximum potential payouts.

Pfizer 2017 Proxy Statement	55

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

LEADING COMPENSATION PRACTICES

WHAT WE DO

✓	Risk Mitigation. Our executive compensation program includes a number of controls that mitigate risk, including executive stock ownership and holding requirements and our ability to recover compensation paid to executives in certain circumstances.
✓	Compensation Recovery. To the extent permitted by law, we can recover cash- or equity-based compensation paid to executives and certain other colleagues in various circumstances, including where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement.
✓	Stock Ownership Requirements. We require our executive officers and Directors to meet stock ownership requirements, and we prohibit them from selling any shares (except to meet tax withholding obligations) if doing so would cause them to fall below required levels.
✓	Minimum Vesting. Our annual equity awards generally provide for minimum three-year vesting, except in limited circumstances involving certain terminations of employment or grants in certain countries.
✓	Robust Investor Outreach. We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation program, as well as how we disclose that program.
✓	Independent Compensation Consultant. The Committee and the Corporate Governance Committee have engaged an independent compensation consultant that has no other ties to the company or its management and that meets stringent selection criteria.

WHAT WE DON’T DO

✗	No Hedging or Pledging. We prohibit our executives and Directors from pledging, hedging, or engaging in any derivatives trading with respect to company shares.
✗	No “Gross-Ups.” We do not provide tax “gross-ups” for perquisites or other benefits provided to our executive officers, other than in the case of certain relocation expenses, consistent with our relocation policy for U.S.-based employees.
✗	No Repricing. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.
✗	No Employment Agreements. No executive officer has an employment agreement with the company.

56	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2016 Advisory Vote on Executive Compensation and Shareholder Outreach Program

HISTORICAL ADVISORY VOTES

Pfizer’s executive compensation program has received strong shareholder support over the past five years. At the 2016 and 2015 Annual Meetings, Pfizer’s executive compensation program received support of 94.4% and 94.2% of the votes cast, respectively. Our Compensation Committee and the other members of our Board believe this consistent high level of support from our shareholders is a result of our commitment to ensure a strong link between pay and performance. We also believe our shareholders’ votes reflect support for our compensation philosophy and goals, market best practices and focus on shareholders’ interests.

Robust 2016 Shareholder Outreach Program

In 2016, we continued our longstanding robust investor outreach program to solicit valuable feedback, which we shared with the Compensation Committee and the Board. During 2016, we engaged with over 30 global institutional investors representing nearly 30% of our outstanding shares. Investor feedback was generally positive regarding our executive compensation program and the link between pay and performance. Shareholders voiced support for our compensation program and provided important feedback on program design and disclosure.

The Committee and Board value our shareholders’ insights and consider shareholder feedback, evolving business needs, and a desire to further link executive pay to performance, when evaluating our compensation program. The Committee has taken a number of actions, such as enhancing our proxy statement disclosure specifically to address GPP (bonus) target setting and the rationale for the PSA program design and additional detail.

2016 CHANGES TO THE EXECUTIVE COMPENSATION PROGRAM

Annually, the Committee’s independent compensation consultant provides the Committee with a review of executive compensation trends and best practices, as well as any relevant regulatory updates that may impact our short- and long-term executive compensation programs. The Committee uses this information to form decisions on executive compensation and to validate the link between pay and performance.

Based on this annual review and in response to changing business need and market best practice, the Committee took actions to enhance our executive compensation program. We introduced several changes during 2016 as follows:

Topic	Action		Rationale
Modification to Pharmaceutical Peer Group and General Industry Comparator Group	Approved a change in the composition of the Pharmaceutical Peer Group and General Industry Comparator Group used to measure performance and benchmark compensation		Ensure that the Pharmaceutical Peer Group aligns more closely with the companies that we compete against. Removed companies due to corporate reorganization actions.
	o	Added Gilead Sciences to the Pharmaceutical Peer Group.
	o	Replaced Dow Chemical, DuPont and Hewlett-Packard, with 3M, Lockheed Martin and Microsoft in the General Industry Comparator Group.
Long-Term Incentive Awards	Effective November 1, 2016, annual grants were modified to allow an exercisability feature for vested Total Shareholder Return Units (TSRUs). This feature applies to recipients who are retirement eligible (at least age 55 with at least 10 years of service).

Upon exercising, the TSRUs are converted into Profit Units (PTUs) that will be settled in Pfizer common stock on their original settlement date.

The PTUs will be subject to all of the terms and conditions of the original TSRU grant including the forfeiture provisions.

	This exercisability provision will also apply to future TSRU grants.		Provides for retirement planning while maintaining alignment with shareholders for the original 5- or 7-year term.

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2016 Executive Compensation Program Summary

Element/Type	Performance Measure	Terms	Objectives
Salary (Cash)	Fixed cash compensation; reviewed annually and adjusted as appropriate	The fixed amount of compensation for performing day-to-day responsibilities is set based on market data, job scope, responsibilities and experience. Generally reviewed annually for potential increase based on a number of factors, including market levels, performance and internal equity	Provides competitive level of fixed compensation that helps attract and retain high-performing executive talent

Annual Short-Term Incentive/Global Performance Plan (GPP) (Cash)

Company, Business/Operating Unit and Individual Performance

Plan funded based on Pfizer’s performance and weighted as follows:

– 40% Revenue,

– 40% Adjusted Diluted EPS, and

– 20% Cash Flow from Operations

		Aggregate pool is funded based on performance against Pfizer’s short-term financial goals. Individual awards based on business/operating unit and individual performance measured over the performance year	Provides short-term incentives tied to corporate performance against three operational metrics and links individual awards to both company, business/operating unit and individual performance based on achievement of financial and/or strategic goals

Long-Term Incentive Compensation (100% Performance-Based Equity) 5- and 7-Year Total Shareholder Return Units (TSRUs) Each represents 25% of total annual grant value (50% in total)	Absolute TSR	5- and 7-Year TSRUs generally vest three years from the grant date and are settled on the fifth or seventh anniversary of the grant date, respectively

The value earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant), plus the value of dividend equivalents accumulated over the term. This value, if any, is converted into shares by dividing it by the settlement price; no value is received if the TSR is negative

Provides direct alignment with shareholders as awards are tied to absolute TSR

Performance Share Awards (PSAs) Representing 50% of total annual grant value	Operating Income* and relative TSR	PSAs have a three-year performance period starting on January 1st of the year of grant and generally vest on the third anniversary of the grant based on performance

PSAs granted after 2014 are paid based on the company’s performance against a combination of an operating income* goal, set annually, over three one-year periods and relative TSR, as compared to the DRG Index, over a three-year period

Dividend equivalents are applied to the number of shares actually earned under the award, if any, at the end of the performance period

Earned PSAs and dividend equivalents are paid in shares of Pfizer common stock

Provides alignment with shareholders by aligning compensation to operational goals and relative TSR over a three-year performance period

*	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

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EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2016 Executive Compensation Program Summary (cont’d)

Element/Type		Terms	Objectives
Retirement	Pension Plan	Provides retirement income for eligible participants based on years of service and average earnings up to IRC limitations. (Plan ceased accepting new participants effective 1/1/11 and is being frozen on 12/31/17)	Provides retirement income based on tenure and compensation

	Supplemental Pension Plan	Provides retirement income relating to compensation in excess of tax code limitations under the same formula as the qualified pension plan noted above. (Plan ceased accepting new participants effective 1/1/11 and is being frozen on 12/31/17)	Provides retirement income based on tenure and compensation without regard to tax code limitations

	Savings Plan	A qualified 401(k) savings plan that provides participants with the opportunity to defer a portion of their eligible compensation, up to the tax code limitations, and a company matching contribution (defer 6.0% to receive a 4.5% matching contribution)	Provides employees with a 401(k) plan savings feature and company matching contributions

	Retirement Savings Contribution (RSC)	An age- and service-weighted company contribution (5%-9%) to the Savings Plan and Supplemental Savings Plan for those not participating in the Pension Plan	Provides retirement savings in a defined contribution format consistent with market trends

	Supplemental Savings Plan	Provides savings opportunity relating to eligible compensation in excess of the tax code limitations under the same formula (matching contributions and RSC) as the qualified savings plan noted above	Allows for deferrals, matching contributions and RSC without regard to tax code limitations

Other	Perquisites	Certain other benefits provided to executives by the company consisting of limited reimbursement for personal financial planning services, home security and certain personal travel benefits for the CEO and other NEOs	Provides additional benefits consistent with competitive practices. Increases efficiencies and allows more productive use of NEOs’ time and therefore greater focus on Pfizer related activities

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EXECUTIVE COMPENSATION SECTION 1 – OUR COMPENSATION PHILOSOPHY

SECTION 1 – Our Compensation Philosophy

The Committee believes Pfizer’s pay-for-performance executive compensation program is consistent with the goals of its executive compensation philosophy to drive performance and increase shareholder value. This philosophy, set by the Committee, is to align each executive’s compensation with Pfizer’s short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

Our executive compensation program:

•   aligns interests of key executives with the long-term interests of our shareholders;

•   attracts, retains and motivates key executives to drive our business and financial performance; and

•   links a significant amount of executive compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies.

Consistent with Pfizer’s pay-for-performance philosophy, the executive compensation program is designed to strengthen the link between pay and performance. We deliver the majority of our NEOs’ compensation in the form of performance-based awards. A significant percentage of total target compensation is ‘at-risk’ through both our short- and long-term incentive awards. These awards are linked to actual performance and include a substantial percentage in performance-based equity.

A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans. We also benchmark our performance against that of our pharmaceutical peer group and general industry comparators with consideration of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors. We use these factors in setting target levels of compensation and determining the value and level of award opportunities.

Our three executive compensation pay-for-performance principles are:

•   positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;

•   aligning annual incentive awards with annual operating, financial and strategic objectives; and

•   rewarding absolute and relative performance in TSR through long-term equity incentive awards.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

SECTION 2 – Elements of Our Executive Compensation Program

2016 Salaries

Salary is a fixed amount of compensation for performing day-to-day responsibilities. Salary represented approximately 11% of total direct compensation (year-end salary, target bonus and target long-term incentive) for the CEO and approximately 20% for the other active NEOs in 2016. Base salaries for the NEOs are reviewed on an annual basis, and in connection with a promotion and/or other changes in responsibilities.

The table below shows the annual salaries for our NEOs set by the Committee, effective April 1, 2016.

Name	April 1, 2016 Salary ($)
I. Read	1,917,000
F. D’Amelio	1,332,000
A. Bourla	1,140,000
M. Dolsten	1,245,000
J. Young	1,140,000
G. Germano*	1,175,000
* No change from April 1, 2015 salary.

Annual Incentive Award Program/Global Performance Plan (GPP)

The Committee determines the bonus funding percentage based on performance against three financial metrics (within the funding ranges), and takes into consideration certain other factors influencing performance, including a qualitative assessment of Pfizer’s performance related to the pipeline.

ANNUAL INCENTIVE POOL FUNDING

The annual incentive program is funded based on the company’s achievement of pre-established financial goals determined by the company’s annual budget. The annual budget and established targets in a given year can fluctuate reflecting increases or decreases from the prior year targets. This can occur based on a number of factors including: fluctuations in foreign exchange rates, business development activity, planned capital allocation activities, or other operational factors, as well as certain other qualitative criteria. For annual incentive purposes, the weighted financial goals are:

Total Revenue	Adjusted Diluted EPS	Cash Flow from Operations
40%	40%	20%

Key features include:

•   Bonus pool funding is based on performance against pre-set weighted financial goals based on the annual operating plan;

•   Achievement versus our pre-set financial goals is measured using the same key operating assumptions as those in our annual budget, which take into account budgeted foreign exchange rates, business development activity (e.g., acquisitions or divestitures), planned capital allocation activities, such as share repurchases and dividend payments (share repurchases in excess of budgeted amounts are removed from the calculation of the financial results for GPP purposes), or other operational factors (e.g., losses of exclusivity), as well as certain other qualitative criteria;

•   Funding for the achievement of each financial goal is determined, within a range, based on performance and allows for limited consideration of other market factors that may have influenced performance; and

•   Award opportunity is limited to a range from 0% for below threshold performance (the pool is not funded unless threshold performance is met) to 200% at maximum.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

FINANCIAL PERFORMANCE METRICS FOR ANNUAL INCENTIVE POOL FUNDING AND AWARDS

Each year, the Committee evaluates the continued use of the selected financial measures (and/or whether different or additional measures should be used) that are used to fund the GPP pool, to ensure that these measures:

•	support the achievement of Pfizer’s annual operating plan;
•	are appropriate and balanced to promote decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the company’s long-term goals without encouraging unnecessary or excessive risk-taking;
•	exhibit a strong line of sight (i.e., are clearly understood and can be affected by the performance of our executives and employees); and
•	are consistent with best practices and are prevalent within our industry.

2016 Annual Incentive Financial Metrics

Financial Performance Metric*	Weighting	Supports Basic Principles
Total Revenue	40%	Is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with a clear line of sight and employee impact.

Adjusted Diluted EPS	40%	Is a measure of income; provides focus on profitable growth; also focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; and is understandable with a clear line of sight and employee impact.

Cash Flow from Operations	20%	Provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control and on improving working capital; and is a strong link to long-term shareholder value creation.
*	See “Financial Measures” on page 98 for a comparison of U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP numbers to these objectives for annual incentive purposes and “Financial Results for Annual Incentive Purposes” on page 63.

QUALITATIVE CONSIDERATION/OTHER FACTORS

Pfizer’s financial performance is the primary factor for determining the GPP pool funding. The pool funding uses a matrix of varying performance levels for financial results, subject to the Committee’s limited qualitative review. This qualitative review is an evaluation and consideration of other factors to determine the funding within an applicable range determined by financial performance. The Committee may exercise limited discretion within the range, as it deems appropriate. The Committee believes this approach provides the appropriate limited flexibility to determine the final GPP pool funding based upon a holistic view of Pfizer’s performance and not just solely on financial performance against the three metrics being measured.

The Committee may consider the following qualitative factors when assessing results for the final GPP pool funding:

•	a qualitative assessment of Pfizer’s performance with respect to the product pipeline;
•	business performance as compared to goals in other areas as well as the management of the impact of LOEs; and
•	relative market data/peer performance.

FINAL GPP FUNDING ALLOCATION

Once the GPP funding is approved by the Committee, the CEO, in collaboration with the ELT, uses a “top-down” approach to allocate the annual incentive pool to the various business/operating units based on relative performance, considering:

•	the relative financial performance of the business/operating unit measured by revenue and income before adjustments; and
•	the achievement of selected strategic and operational goals for the business/operating unit.

The business/operating unit leaders have the ability to allocate the funding among their units/geographies based on each unit’s relative performance.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

TARGET SETTING FOR ANNUAL INCENTIVE AWARDS

The target annual incentive award opportunity for our NEOs represents a percentage of a salary grade midpoint, which is set based on market data. The use of midpoints provides uniformity of annual bonus targets as all individuals in the same salary grade have the same target bonus. This reduces the impact of compounding the differences in salary when bonus targets are a percentage of actual salary. Target annual incentive award levels are:

•	reviewed annually to ensure alignment with our compensation philosophy of targeting each compensation element and total direct compensation at approximately the market median; and
•	benchmarked using competitive market data and internal equity among our ELT members to ensure appropriateness.

For 2016, target annual incentive opportunities for the NEOs, ranged from 100% to 150% of salary grade midpoint

Financial Results for Annual Incentive Purposes

Pfizer outperformed the 2016 target goals for total revenue, adjusted diluted EPS and cash flow. The Committee set these target goals for annual incentive purposes in the first quarter of 2016, utilizing a budgeting approach that considered prior year’s performance, expected growth, the impact of business development activity, losses of exclusivity and fluctuations in foreign exchange rates. The Committee then determined that there was a sufficient degree of stretch in the targets (See “Annual Incentive Pool Funding” on page 61 for additional information).

These results are different from our results under GAAP. See “Financial Measures” on page 98 for a comparison of U.S. GAAP numbers to these objectives for annual incentive purposes.

2016 Financial Objectives (for Annual Incentive Purposes)

The table below provides a comparison of 2015 Results with 2016 Threshold, Target and Results.

Financial Objectives	2015 Results(1)	2016 Threshold	2016 Target	2016 Results(1)
(For Annual Incentive Purposes)	($)	($)	($)	($)
Total Revenue(2)	48.4 billion	45.8 billion	49.8 billion	51.9 billion
Adjusted Diluted EPS(3)	2.20	2.04	2.24	2.37
Cash Flow from Operations(4)	14.6 billion	11.0 billion	14.5 billion	16.2 billion
(1)	The 2015 amounts shown in the table exclude the results from legacy Hospira, Inc., which Pfizer acquired on September 3, 2015. The 2016 amounts shown in the table exclude the results from Medivation, Inc., which Pfizer acquired on September 28, 2016.
(2)	Total Revenue for annual incentive purposes is based on budgeted foreign exchange rates assumed in each respective year and excludes certain non-recurring items. Therefore, 2016 and 2015 results differ from U.S. GAAP revenues of $52.8 billion and $48.9 billion, respectively.
(3)	Adjusted Diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates assumed in each respective year and excludes certain non-recurring items. See “Financial Measures” for a comparison of U.S. GAAP diluted EPS and non-GAAP adjusted Diluted EPS for 2016 and 2015 for annual incentive purposes.
(4)	2015 and 2016 Targets and Results exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).

Note:	See “Financial Measures” for a comparison of 2016 and 2015 U.S. GAAP revenues and U.S. GAAP diluted EPS and non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes, respectively. Adjusted diluted EPS is defined as U.S. GAAP Diluted EPS excluding purchase accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes are not, and should not be viewed as substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2016 ANNUAL INCENTIVE AWARDS

In February 2017, the Committee determined the annual incentives for the NEOs for 2016 performance:

•	The Committee reviewed Mr. Read’s performance for 2016, and with input from the other members of the Board, and with advice from the Committee’s independent consultant, determined his 2016 annual incentive award.
•	Mr. Read submitted 2016 annual incentive award recommendations to the Committee for each of the NEOs (as well as the other ELT members) based on his evaluation of their individual performance and the performance of their respective business/operating unit.
•	The Committee, with input from the other members of the Board and the Committee’s independent consultant, reviewed these recommendations and considered the evaluation of each executive’s performance and his or her relative contribution to Pfizer’s overall performance, to determine the amounts awarded.
•	The independent members of the Board ratified the 2016 annual incentive awards for the CEO and other NEOs (as well as the other ELT members), as approved by the Committee.

Based on Pfizer’s financial performance against the pre-established goals for 2016 and the Committee’s assessment and consideration of other factors including progress on the product pipeline and the business environment, the Committee approved funding the GPP Pool for 2016 at 150% of target

Actual annual incentive awards were determined based on objective performance measures for the Company and adjusted for individual and business/operating unit performance. Annual incentive award targets and payout ranges for 2016, as well as the actual annual incentive award payouts for each of the NEOs, are:

	2016 Salary	Target Payout	Payout Range
	Grade Midpoint	as a % of	as a % of	Target Award	Maximum Award	Actual Award
Name	($)(1)	Salary Midpoint	Salary Midpoint	($)	($)(2)	($)
I. Read	1,794,700	150%	0-300%	2,692,100	5,384,200	4,000,000
F. D’Amelio	1,170,500	100%	0-200%	1,170,500	2,341,000	1,740,000
A. Bourla	1,170,500	100%	0-200%	1,170,500	2,341,000	1,788,000
M. Dolsten	1,170,500	100%	0-200%	1,170,500	2,341,000	1,740,000
J. Young	1,170,500	100%	0-200%	1,170,500	2,341,000	1,788,000
G. Germano(3)	1,170,500	100%	0-200%	486,109	972,218	486,109

(1)	See “Target Setting for Annual Incentive Awards” for an explanation of how we use salary grade midpoints to determine target annual incentive awards.
(2)	Maximum award is 200% of target award.
(3)	Full year target award was $1,170,500; Mr. Germano left Pfizer effective May 31, 2016; accordingly his prorated target award was $486,109.

Long-Term Incentive Awards Program (Equity)

Our long-term incentive awards are structured to align our executives’ interests with the interests of our shareholders. The Committee expects our executive officers to focus their efforts on improving Pfizer’s long-term performance and its shareholder value creation:

•	on an absolute basis through TSRUs, as the value realized from the TSRUs is consistent with the value received by Pfizer’s shareholders; and
•	on a relative basis through PSAs, which are earned based on both operating income performance against internal goals and Pfizer’s relative TSR as compared with the DRG Index.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Pfizer’s long-term incentive compensation for our NEOs (and the other ELT members) is delivered entirely in the form of performance-based equity awards using two vehicles that incentivize long-term value creation:

Long-Term Performance Incentive Awards	% Allocation of Grant Value	Objective/Performance Measure
5- and 7-Year Total Shareholder Return Units (TSRUs)	50% in total (25% each)	Provides absolute long-term alignment with shareholders by linking rewards to absolute TSR over a five- or seven-year period
Performance Share Awards (PSAs)	50%	Aligns rewards to both strategic financial performance metrics (operating income*) and relative TSR performance as compared to the DRG Index, over a three-year period

PSAs are tied to performance against a combination of operating income over three one-year periods and relative TSR over a three-year period as compared to the DRG Index

2016 Grant Value of Long-Term Incentive Awards

The 2016 grant value of each NEO’s long-term incentive award was set by the Committee based on competitive market data (targeted to median), relative duties and responsibilities, the individual’s future advancement potential, and his impact on Pfizer’s results; the awards were also used for retention purposes.

These grant values, which differ significantly from the accounting values shown in the 2016 Summary Compensation Table, were as follows:

Performance Equity Awards Type(1)		NEOs 2016 LTI Grant Value (granted in February 2016) ($)(3)
	Allocation %	I. Read	F. D’Amelio	A. Bourla	M. Dolsten	J. Young
5-Year TSRUs	25%	3,250,000	900,000	900,000	900,000	900,000
7-Year TSRUs	25%	3,250,000	900,000	900,000	900,000	900,000
PSAs	50%	6,500,000	1,800,000	1,800,000	1,800,000	1,800,000
Total Grant Value of
LTI Awards(2)		13,000,000	3,600,000	3,600,000	3,600,000	3,600,000

(1)	Consistent with historical practice, the grant value is converted into TSRUs and PSAs using the value/closing stock price on the first trading day of the week of grant. The actual value of the grant may differ due to the change in the value of the TSRUs/PSAs between the conversion date and the date of grant. In addition, based on the PSA design, accounting rules provide that the value of one-third of the PSA grant for each of the 2015 and 2016 PSA grants is reported in the “2016 Summary Compensation Table”.
(2)	The amounts shown represent the full value of the grant, which is significantly different from the 2016 amount reported in the “2016 Summary Compensation Table”, which reports the value of TSRUs and of one-third of each of the 2015 and 2016 PSA grants, in accordance with applicable accounting rules. The Committee considers the full value in its determination of annual compensation.
(3)	Mr. Germano did not receive a 2016 long-term incentive award.

Total Shareholder Return Units (TSRUs)

TSRUs, which deliver value based on absolute total shareholder return, vest on the third anniversary of the date of grant and settle on the fifth or seventh anniversary of the grant date, as applicable. The settlement value equals the difference between the settlement price and the grant price (both as described below), plus dividend equivalents accumulated during the term. The grant price is the closing stock price on the date of grant ($30.59 for the TSRUs granted on February 25, 2016), and the settlement price is the 20-day average of the closing prices ending on the fifth or seventh anniversary of the grant. The settlement value is delivered in shares of Pfizer common stock.

Performance Share Awards (PSAs)

Effective with the 2015 annual grant, we modified the PSA performance measure from a three-year relative TSR (compared to our pharmaceutical peer group) to two measures:

1.	operating income* (OI) over three one-year periods; and

2.	relative TSR as compared to the DRG Index over the three-year performance period.

*	Operating income, as the PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EX\ECUTIVE COMPENSATION PROGRAM

The chart below provides the details of the PSA program and the Committee’s rationale for its decisions regarding the features of the PSAs:

PSA Formula:

Average of the three annual Operating Income (OI)(1) % Performance Factors

+ 1.5 x the first 20 percentage point differential between Pfizer’s TSR % and DRG Index TSR %(2)

+ 2.0 x the differential over 20 percentage points(2)

= PSA percentage earned

Performance Share Award Features	The Committee’s Rationale
How are PSAs earned?	PSAs deliver value based on both a strategic financial measure OI and relative TSR against the DRG Index. See below for a step-by-step table.
Why use Operating Income(1) as a PSA metric?	The Committee reviewed several metrics, and selected operating income as a financial metric because of its expected correlation with long-term company performance and the view that it serves as a key indicator of the company’s financial health.
Why is Operating Income(1) measured annually for three years?	Given the nature of our business, we expect future shareholder value growth to be largely driven by: new drug approvals (which have unpredictable timing), losses of exclusivity on existing drugs, as well as the impact of foreign exchange fluctuations, acquisitions and divestitures.
Why use relative TSR as a PSA metric?	Continuing the use of the relative TSR metric over the three-year performance period provides balance that is intended to drive performance over the three-year period and beyond and to ensure that pay delivery and long-term growth in the value of Pfizer are now even more closely aligned.
How will the TSR be calculated?	The TSR calculation will be based on the average of 30 trading days immediately prior to the start and end of each three-year performance period.
Why is the 3-Year relative TSR compared to the DRG Index?	Use of an objectively determined publicly traded index consisting of major market-capitalized pharmaceutical companies, provides greater transparency and ease of tracking by investors and participants.

(1)	Operating income, as PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.
(2)	Positive or negative adjustment.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

How We Determine Performance Share Awards (PSAs) Earned

For the 2016 PSAs, the number of PSAs earned at the end of the three-year performance period will be determined as follows:

2016 PSAs (2016-2018)

STEP 1	STEP 2		STEP 3

2016-2018 Target PSAs	Actual OI(1): $18.220B Target: $17.714B Threshold: $16.964B	2016 Performance Factor 140% (Approved February 2017)

Final Payout(2):
(To be approved
February 2019)

To determine this final payout, the three-year average OI performance factor will be determined and adjusted by the relative TSR including the application of the 1.5x / 2.0x leveraging of the TSR differential.

	Actual OI: TBD Target and Threshold: (Approved February 2017, to be disclosed in the 2018 Proxy Statement)	2017 Performance Factor TBD (To be approved February 2018)

	Actual OI: TBD Target and Threshold: TBD (February 2018)	2018 Performance Factor TBD (To be approved February 2019)

2015 PSAs (2015-2017)

In February 2015, the newly designed PSAs were granted for the first time. Prior to the grant and at each of the two subsequent February Compensation Committee meetings, the operating income goals were set and approved by the Committee. The final payout for the February 2015 grant will be determined in early 2018, when the three-year average operating income performance and relative TSR will be calculated. The payout will be determined using the operating income results and the three-year relative TSR performance.

(1)	Operating income, as PSA performance measure, is based on Pfizer’s Non-GAAP Adjusted Operating Income (as calculated using the “Reconciliation of GAAP Reported to Non-GAAP Adjusted Information – Certain Line Items” table in our 2016 Financial Review), adjusted to reflect budgeted foreign exchange rates for the year and further refined to exclude other unbudgeted or non-recurring items.
(2)	Payout ranges from 0% to maximum of 200%.
(3)	For 2015 and 2016, excludes legacy Hospira, Inc. and Medivation, Inc., respectively.

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EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2014 PSAs (PRE-2015 AWARDS)

On February 27, 2017, the PSAs granted on February 27, 2014 vested. The vesting of the 2014 PSAs was linked to Pfizer’s cumulative relative TSR (including reinvested dividends) over a three-year period (2014-2016) as compared to that of our then pharmaceutical peer group. For this award, our pharmaceutical peer group consisted of AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Roche and Sanofi. The potential payout ranged from 0% to 200% of target. However, the payout would be capped at target if TSR was negative in the absolute (i.e., the decrease in the value of the stock exceeded the total dividend equivalents), regardless of Pfizer’s relative ranking.

Based on Pfizer’s relative TSR ranking, the payout range was determined. The actual payout, within the range, was then determined by the Committee, which considered (but did not need to do so) other factors influencing performance both positively and negatively including factors outside of management’s control. The Committee cannot approve a payout outside of the range under any circumstance.

2014-2016 Performance Share Award Payout Matrix

Tier	Ranking	Payout Range
1	1st or 2nd	166% – 200%
2	3rd or 4th	133% – 166%
3	5th or 6th	100% – 133%
4	7th or 8th	66% – 100%
5	9th or 10th	33% – 66%
6	11th or 12th	0%

Our 2014 long-term incentive grants to our NEOs included PSAs that were earned during the performance period ending in 2016 based on the above matrix. Pfizer’s performance over the three-year period (2014-2016) resulted in a relative performance ranking of 7th (Tier 4). This resulted in a payout ranging from 66% to 100% of target. In February 2017, the Committee approved a payout at 100% of target as shown below due to relative performance compared to peers and, in particular, the companies that ranked 6th and 8th. Pfizer’s TSR performance was close to the company in the 6th position (by 2.5%) and more distant from the 8th position (by 10.8%).

Performance Share Award Payout for the 2014-2016 Performance Award Cycle

	Target Award	Actual Award	Actual Award Value at
Name	at Grant (#)	Shares(1) (#)	$34.28 Per Share(2) ($)
I. Read	100,031	110,011	3,771,177
F. D’Amelio	33,214	36,528	1,252,180
A. Bourla(3)	11,722	12,891	441,903
M. Dolsten	28,915	31,800	1,090,104
J. Young	28,134	30,941	1,060,657
G. Germano	28,134	30,941	1,060,657

(1)	These amounts include accumulated dividends on 100% of the target award for the three-year period, converted into shares at $34.28 per share.
(2)	This column represents the actual award value based on a stock price of $34.28 on February 27, 2017.
(3)	Deferred 100% of the PSAs into the Deferred Compensation Plan.

2014 PERFORMANCE RESTRICTED STOCK UNITS

The vesting of RSUs granted in 2014 to our NEOs was contingent upon the achievement of certain performance criteria during the three-year performance period commencing in 2014 and ending December 2016. The program was designed to comply with the requirements of IRC Section 162(m), so that such awards may be considered as performance-based for tax purposes. The payout of 2014 RSUs was 100% of target. For additional information on the performance-based 2014 RSUs, see “Tax Policies” later in this Proxy Statement.

68	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION SECTION 3 – HOW WE DETERMINE EXECUTIVE COMPENSATION

SECTION 3 – How We Determine Executive Compensation

Role of the Compensation Committee

The Compensation Committee, comprised solely of independent directors, is responsible for determining the compensation for our NEOs and overseeing the design and administration of Pfizer’s executive compensation program. Each year, the Committee reviews and considers a comprehensive assessment and analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from the Committee’s independent compensation consultant. The independent members of the Board review all decisions by the Committee relating to the compensation of our executives.

Role of the Independent Compensation Consultant

In 2016, the Committee continued to retain the firm of FW Cook & Co., represented by George Paulin, its Chairman, as the Committee’s independent compensation consultant. Its role is to advise the Committee on executive compensation matters in accordance with our policy on criteria and assessment of the firm’s independence. Generally, these services can include: advising the Committee on our executive compensation program, philosophy and evolving industry practices; providing market information and analysis regarding the competitiveness of our program design; reviewing our peer group; evaluating management proposals and our specific awards; and other compensation values for appropriateness and in relationship to company performance.

In 2016, as part of his ongoing services to the Committee, Mr. Paulin attended nine Committee meetings held during the year.

During 2016, Mr. Paulin:

•	reviewed agenda in advance of Committee meetings and meeting minutes afterwards;
•	performed a risk analysis of the company’s executive compensation policies and programs, which concluded that no “potential material risk” existed to Pfizer in their design or administration;
•	reviewed executive pay relative to peers and corporate performance, including the use of tally sheets and analysis of realizable pay;
•	advised on executive pay issues related to significant mergers, acquisitions, divestitures and other financial transactions;
•	advised the Committee on the executive compensation peer groups and competitive benchmarking of executive positions; and
•	reviewed the executive pay structure.

He also advised the Committee on:

•	the composition of the long-term incentive program, including changes to the design of the TSRUs;
•	the appropriateness of the design of the Portfolio Performance Share Awards for eligible employees working in research and development in support of the company’s long-term portfolio strategy;
•	legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure, including voting policies of proxy advisory firms and the company’s major institutional investors;
•	market trends and developments;
•	severance benefits and matters related to changes to the company’s pension and savings plans; and
•	shareholder engagement.

Fees Paid. The total amount of fees paid to FW Cook & Co. in 2016 for services provided to the Compensation Committee was $320,873. Also, the Committee reimburses FW Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. In addition, FW Cook & Co. serves as the independent advisor to the Corporate Governance Committee and received fees of $38,699 in 2016 for this work.

How We Establish Targets

We set total target direct compensation at approximately the 50th percentile of the market as defined by our pharmaceutical peers and general industry comparators. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators. In making such comparisons, we consider company market capitalization and complexity, as indicated by revenues, range of products, international operations and other factors, because we use such factors in setting target levels of compensation and determining the value and level of award opportunities.

Pfizer 2017 Proxy Statement	69

EXECUTIVE COMPENSATION SECTION 3 – HOW WE DETERMINE EXECUTIVE COMPENSATION

On an annual basis, the Committee reviews the total compensation opportunity of each NEO (as well as the other ELT members). This includes cash compensation (salary and target annual incentive) and long-term incentive compensation (target long-term incentive value), as well as perquisites, retirement benefits and health and insurance benefits. The Committee, with the advice of its independent compensation consultant, then sets each NEO’s compensation target for the current year. This generally involves establishing an annual incentive opportunity and a long-term incentive award. Regular salary adjustments, if any, typically become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

This chart explains the Compensation Committee’s process for determining our executive pay targets.

Analysis/Tools	How We Use This Information	Purpose

Peer and Comparator Group Pay Analysis

Data source: Publicly available financial and compensation information as reported by our Peer and GI Comparator Group companies

(Typically from surveys and public filings)

•    We target the median compensation values of our peer and comparator groups to help determine an appropriate total level and pay mix for our executives.

•    Each compensation target is assigned a numbered salary grade to simplify our compensation administration process.

–   Each salary grade has a range of salary levels: including minimum, midpoint and maximum salary levels.

–   Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint to approximate the bottom and top pay quartiles for positions assigned to that grade.

•    We review this framework/salary grade as a guide to determine the preliminary salary recommendation, target annual incentive award opportunity, and target long-term incentive value for each executive position.

Note: The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median.

Establishes a competitive pay framework using comparator groups’ median compensation values, to help determine an optimum pay mix of base pay, annual and long-term incentive targets
Tally Sheets Data source: Internal compensation and benefits data	• We review a “tally sheet” for each ELT member that includes target and actual total compensation elements, as well as benefits information, accumulated deferred compensation, and outstanding equity awards. The Committee believes that tally sheets are a useful tool in evaluating total compensation and internal pay equity.	Provides additional information that assists the Committee in evaluating total compensation in relation to competitive market practice and performance

Our 2016 Peer Groups – Competitive Pay Positioning

We target the median compensation values of both a peer group of large multinational pharmaceutical companies and a general industry comparator group to determine an appropriate total level and mix of pay for our executives. We believe that the use of both groups is valuable as the general industry comparators are more similar to Pfizer in size, revenue, scope and market capitalization while the pharmaceutical peers are within our industry.

Changes to Peer Group: In 2016, with the assistance of the independent compensation consultant, the Committee approved the following changes to our peer groups: (1) Gilead Sciences was added to the Pharmaceutical Peer group; and (2) 3M, Lockheed Martin, and Microsoft were added to the General Industry Comparator group replacing Dow Chemical, DuPont and Hewlett-Packard.

We recognize that while some information is available on the performance of our non-U.S.-based peer companies, the compensation data can be limited in terms of comparable benchmarks and other information compared to peers with U.S. pay models. Using the companies in both groups provides a good balance and increases the amount of comparable compensation data available to perform our annual benchmarking analysis. Both groups are used as they are also a source of talent for Pfizer, and have complex businesses, as well as the availability of comparative data. We review these groups annually to determine if any changes are necessary.

70	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION SECTION 3– HOW WE DETERMINE EXECUTIVE COMPENSATION

2016 PHARMACEUTICAL PEER AND GENERAL INDUSTRY COMPARATOR GROUPS

Our peer group for 2016 consisted of the companies listed in the charts below.

2016 Pharmaceutical Peer Group
AbbVie	Bristol-Myers Squibb	GlaxoSmithKline	Novartis*
Amgen	Eli Lilly	Johnson & Johnson	Roche*
AstraZeneca	Gilead Sciences+	Merck	Sanofi*

*    The Committee recognizes that while data are available on the performance of our non-U.S.-based peer companies, the compensation data in some cases are limited in terms of comparable benchmarks and may use different pay models as compared to Pfizer’s pay model.

+   Added in 2016

2016 General Industry Comparator Group
3M+	Comcast	Lockheed Martin+	United Technologies
AT&T	ConocoPhillips	Microsoft+	UnitedHealth Group
Boeing	Express Scripts	Mondelez	Verizon
Caterpillar	General Electric	PepsiCo
Chevron	Honeywell	Procter & Gamble
Coca-Cola	IBM	United Parcel Service
+ Added in 2016

PFIZER COMPARISON TO PEER GROUP MEDIANS

The chart below compares Pfizer’s 2016 revenue, net income and market capitalization to the median 2016 revenue, net income and market capitalization for our Pharmaceutical Peer group and General Industry Comparator group.

In Billions	Pfizer ($)	Pharmaceutical Peer Group Median ($)	General Industry Comparator Group Median ($)
Revenue*	52.8	25.6	65.3
Reported Net Income*	7.2	4.5	5.3
Market Capitalization*	203.1	98.6	157.3

*   Revenue and Net Income based on published earnings releases. Market Capitalization as of February 28, 2017.

Pfizer 2017 Proxy Statement	71

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2016 COMPENSATION DECISIONS

SECTION 4 –	How We Evaluate Performance: 2016 Compensation Decisions

Linking Pay and Performance

This section highlights the Committee’s key compensation decisions for 2016 based on the Committee’s review of each NEO’s performance and annual assessment and advice from its independent compensation consultant, FW Cook & Co.

SETTING PERFORMANCE OBJECTIVES

The performance objectives for our NEOs reflect the goals the Committee believes our executives should focus on during the year in order to achieve Pfizer’s business goals, including operating, financial and/or strategic plans. Progress against these objectives is monitored and reviewed during the year. The Committee recognizes that increasing total shareholder return should be emphasized; however, they also acknowledge that performance against this objective may not be reflected in a single 12-month period.

Summary of Financial, Operating and Strategic Factors Used in Determining NEO Total Direct Compensation

Achievement of key financial and non-financial objectives

•	Total Revenue
•	Adjusted Diluted EPS
•	Cash Flow from Operations
•	Operating Income
•	Total Shareholder Return
•	Key business/operating unit financial performance metrics such as Revenues and Income Before Taxes
•	Individual performance

DETERMINING 2016 AWARDS

For 2016, the Committee reviewed the annual incentive funding matrix, which sets funding ranges based on performance, and found that the relationship between the funding levels at the varying performance levels and the performance was appropriate. The Committee also concluded that the degree of difficulty of the targets (and other points on the matrix) was significant although reasonable given the business environment and related factors. The Committee also reviewed the target levels for the annual long-term incentive awards and concluded that they were appropriate and do not encourage unnecessary or excessive risk-taking.

PAYING FOR PERFORMANCE

The Committee made decisions about individual compensation elements and total compensation using its judgment, advice from its independent compensation consultant, and input from the CEO (in the case of the other NEOs), focusing primarily on each NEO’s performance against his individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considered a variety of qualitative factors, including the business environment in which the results were achieved. Therefore, the Committee determined each NEO’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability. The Committee took into consideration the key individual accomplishments described below, which were important factors in assessing the respective NEO’s performance for 2016.

72	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2016 COMPENSATION DECISIONS

2016 NEO Pay and Performance Summaries

The tables below provide a summary of each NEO’s individual accomplishments for 2016 and the Committee’s compensation actions (year-end salary, 2016 performance year bonus/GPP and the full value of the LTI grant awarded in February 2017, see “2016 NEO Performance-Year TDC and Summary Compensation Table”), as follows:

Ian C. Read CHAIRMAN AND CEO	2016	Year-End Salary: Bonus/GPP: LTI Grant: (Full value)	$1.917M $4.000M $13.000M

KEY ACCOMPLISHMENTS

Imperative 1: Improving the Performance of Our Innovative Core

• Advanced 39 programs across all therapeutic areas in the pipeline; Received 5 regulatory approvals including Ibrance recurrent advanced breast cancer (U.S.), Xalkori for ROS1-positive advanced non-small cell lung cancer in the U.S. and EU, and Eucrisa for mild to moderate atopic dermatitis in the U.S.

• Achieved significant progress in establishing a robust Immuno-oncology portfolio with 11 novel compounds now in the clinic. Initiated 30 clinical programs for avelumab with our partner Merck KGaA, 10 of which are potentially registration enabling; Regulatory submissions for avelumab in Merkel cell carcinoma have been accepted for review in the U.S. and EU.

• Established scientific collaborations to further strengthen R&D capabilities and secure next generation technologies in key areas of clinical focus including gene therapy, immuno-oncology, and metabolic disease.

Imperative 2: Making the Right Capital Allocation Decisions

• Accelerated the growth potential of the Innovative Health and Essential Health businesses through targeted acquisitions:

o Advanced leadership positions in Oncology and Inflammation & Immunology through the Medivation, Inc. (September 28, 2016) and Anacor Pharmaceuticals, Inc. (June 24, 2016) acquisitions, respectively.

o Established Essential Health as an industry leader in anti-infectives with addition of the AstraZeneca small-molecule anti-infectives business (December 22, 2016).

• Achieved robust revenue performance from newer and mature brands, including continued growth from Ibrance, Xeljanz, and Eliquis and solid performance from Chantix, Prevenar 13, and the Sterile Injectable portfolio.

• Returned $12.3 billion to shareholders through dividends and share repurchases.

Imperative 3: Earning Greater Respect from Society

• Preserved Pfizer’s position as an industry leader through meaningful stakeholder engagement and continued investment in public health initiatives:

o Advocated for strengthening protections for intellectual property, value-based decision making in healthcare, and other policies supportive of the biopharmaceutical business model with government leaders domestically and internationally.

o Launched well-received corporate campaign, “Driven to Discover the Cure”, further demonstrating our commitment to research and innovation.

o Significantly extended reach of key public health programs, Get Old, Get Healthy / Stay Healthy, and the Chief Medical Officer platform, aimed at encouraging consumers to take an active part in their healthcare.

o Delivered our 250 millionth dose of Prevenar 13 to Gavi, the Vaccine Alliance, and continued our commitment to the International Trachoma Initiative, donating more than 120 million doses of the antibiotic Zithromax.

Imperative 4: Creating a Culture of Ownership

• Continued to advance our ownership culture by introducing a focus on accountability; sustained improvements in key culture areas in our annual colleague engagement survey.

• Held 4th annual OWNIT! Day to emphasize the importance of a strong culture as a competitive advantage in achieving Pfizer’s business objectives.

Pfizer 2017 Proxy Statement	73

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2016 COMPENSATION DECISIONS

Frank A. D’Amelio EVP, BUSINESS OPERATIONS AND CFO	2016	Year-End Salary: Bonus/GPP: LTI Grant: (Full value)	$1.332M $1.740M $3.600M

KEY ACCOMPLISHMENTS

• Achieved 2016 Revenue and Adjusted Diluted EPS guidance.

• Reduced outstanding shares by approximately 154 million through $5.0 billion in share repurchases.

• Generated $800 million of operating cash flow and $400 million in savings incremental to the annual operating plan through various finance and business operations initiatives.

• Successfully closed the acquisitions of Anacor Pharmaceuticals, Inc. on June 24, 2016, and Medivation, Inc. on September 28, 2016.

• Returned $12.3 billion to shareholders through dividends and share repurchases.

Albert Bourla, DVM, Ph.D. GROUP PRESIDENT, PFIZER INNOVATIVE HEALTH	2016	Year-End Salary: Bonus/GPP: LTI Grant: (Full value)	$1.140M $1.788M $3.600M

KEY ACCOMPLISHMENTS

• Achieved $29.2 billion in revenue and $15.9 billion in income before taxes (IBT) for Pfizer Innovative Health.

• Achieved 5 product approvals and 6 regulatory submissions including the following:

o Ibrance approvals in a total of 58 countries.

o Eucrisa for mild to moderate atopic dermatitis, approval in the U.S.

o Chantix aid to smoking-cessation treatment, approval of new label.

o Avelumab filing for Merkel cell carcinoma in the U.S./EU.

• Key approvals in Emerging Markets with Prevenar 13 in China and Xeljanz in Brazil.

• Successfully closed the acquisitions of Anacor Pharmaceuticals, Inc. on June 24, 2016 and Medivation, Inc. on September 28, 2016 improving the leadership positions of our Inflammation & Immunology and Oncology businesses.

• Completed the organizational design of Pfizer Innovative Health as six, global, independent business groups with distinct therapeutic area focus and increased patient centricity.

• Served on BIO (Biotechnology Innovation Organization) and Pfizer Foundation Boards.

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EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2016 COMPENSATION DECISIONS

Mikael Dolsten, M.D., Ph.D. PRESIDENT, WORLDWIDE RESEARCH AND DEVELOPMENT	2016	Year-End Salary: Bonus/GPP: LTI Grant: (Full value)	$1.245M $1.740M $3.600M

KEY ACCOMPLISHMENTS

• Delivered 5 Approvals including: Eucrisa for mild to moderate atopic dermatitis in the U.S.; Troxyca ER for severe pain (U.S.); Xalkori for ROS1-positive advanced non-small cell lung cancer in the U.S. and the EU; Xeljanz once daily for moderate to severe active rheumatoid arthritis (U.S.); Ibrance for recurrent advanced breast cancer (U.S.).

• Progressed 39 programs in the pipeline (phase 1 to registration) with a focus on 6 core therapeutic areas. Key examples include:

o Submissions of Mylotarg for acute myeloid leukemia 1st Line (U.S./EU); avelumab for Merkel cell carcinoma 2nd Line (U.S./EU); Inotuzumab for acute lymphoblastic leukemia (U.S./EU); Trumenba for meningitidis serogroup B (EU); Xeljanz for rheumatoid arthritis (EU).

o Phase 3 Starts with avelumab for non-small cell lung cancer (NSCLC) 1st Line, ovarian platinum resistant/refractory, gastric cancer 3rd Line, gastric cancer 1st Line, renal cell carcinoma 1st Line (with Inlyta), urothelial cell cancer 1st Line and ovarian cancer 1st Line.

o Additional Phase 1/Phase 2 starts in the areas of inflammatory bowel disease, atopic dermatitis, rheumatoid arthritis, alopecia areata, Parkinson’s, NASH (also known as fatty-liver disease), and multiple cancers.

• Entered into over 16 external asset and technology deals, including access to novel approaches in cancer immuno-therapy and gene therapy:

o Three major acquisitions - Anacor Pharmaceuticals, Inc. (June 24, 2016), Bamboo Therapeutics, Inc. (August 1, 2016) and Medivation, Inc. (September 28, 2016).

o Five compound license deals.

o Eight major platform/research collaboration deals.

o Additional equity-based deals with early biotech and academic collaborations.

• Achieved several favorable FDA regulatory designations including Breakthrough Therapy Designation (e.g.,SPK-9001 Hemophilia B), Priority Review & Fast Track (e.g., avelumab Merkel cell carcinoma).

John D. Young GROUP PRESIDENT, PFIZER ESSENTIAL HEALTH	2016	Year-End Salary: Bonus/GPP: LTI Grant: (Full value)	$1.140M $1.788M $3.600M

KEY ACCOMPLISHMENTS

• Achieved $23.6 billion in revenue and IBT of $12.9 billion for Pfizer Essential Health.

• Two regulatory approvals achieved (Pemetrexed FD, and Azacitidine).

• Achieved four regulatory submissions for the Sterile Injectables Portfolio (Bortezomib FD, Aprepitant Oral Suspension, Doxercalciferol MDV, and Ganirelix) and two for the Global Brands Portfolio (Sayana Press and Dofetilide).

• U.S. launch of Inflectra.

• Completed the acquisition of AstraZeneca’s small molecule anti-infective business (December 22, 2016).

• Contributed to Pfizer’s reputation by continuing to initiate programs and collaborations with global health institutions.

Pfizer 2017 Proxy Statement	75

EXECUTIVE COMPENSATION SECTION 5 – 2017 COMPENSATION ACTIONS

SECTION 5 – 2017 Compensation Actions

Salary And Annual Incentive Targets

In February 2017, the Committee approved salaries (effective April 1, 2017) and 2017 target annual incentive award levels which are based on a percentage of salary midpoints for the NEOs as follows:

	April 1, 2017	2017 Salary	2017 Target Annual	2017 Target Annual
Name	Salary ($)	Midpoint ($)(1)	Incentive (%)	Incentive ($)(1)
I. Read	1,970,000	1,830,600	150%	2,745,900
F. D’Amelio	1,365,000	1,193,900	100%	1,193,900
A. Bourla	1,180,000	1,193,900	100%	1,193,900
M. Dolsten	1,280,000	1,193,900	100%	1,193,900
J. Young	1,180,000	1,193,900	100%	1,193,900
(1)	2017 salary midpoints were increased 2% (rounded) to align with the market. Therefore, the 2017 target annual incentive amounts have also increased by 2% as they are based on a percentage of 2017 salary range midpoints. The last change to salary midpoints was in 2014.

2017 Long-Term Incentive Awards

In February 2017, the Committee granted long-term equity incentive awards to the NEOs in consideration of their 2016 performance and their expected future performance. These awards included 5- and 7-Year TSRUs and PSAs.

		Estimated Future Payouts Under the
		Performance Share Program(1) PSA Grants			5-Year TSRUs	7-Year TSRUs
	Award Value	Threshold	Target(2)	Maximum(3)	Grant(4)	Grant(5)
Name	($)	(#)	(#)	(#)	(#)	(#)
I. Read	13,000,000	0	193,337	386,674	527,597	438,005
F. D’Amelio	3,600,000	0	53,540	107,080	146,104	121,294
A. Bourla	3,600,000	0	53,540	107,080	146,104	121,294
M. Dolsten	3,600,000	0	53,540	107,080	146,104	121,294
J. Young	3,600,000	0	53,540	107,080	146,104	121,294
(1)	The actual number of shares, if any, that will be paid out at the end of the performance period (2017-2019) cannot be determined because the shares earned by the NEOs will be based upon our future performance compared with the three one-year annual operating income targets and with Pfizer’s relative three-year TSR performance as compared to the DRG Index. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period. See more detail regarding this program under “Performance Share Awards.”
(2)	The target amount represents 50% of the total award value of the long-term incentive grant; remaining 50% of the total award value is awarded as TSRUs.
(3)	Based on performance against the three one-year annual operating income targets and Pfizer’s relative three-year TSR performance as compared to the DRG Index, varying amounts of shares of common stock, from 0% to 200% of target, will be earned. In no event will the payout exceed the maximum payout of 200% of target.
(4)	5-Year TSRUs vest on the third anniversary of the grant date (February 23, 2020) and will be settled in shares on the fifth anniversary of the grant date (February 23, 2022). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 23, 2022) and the TSRU grant price ($34.06), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.
(5)	7-Year TSRUs vest on the third anniversary of the grant date (February 23, 2020) and will be settled in shares on the seventh anniversary of the grant date (February 23, 2024). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 23, 2024) and the TSRU grant price ($34.06), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.

NOTE: Consistent with historical practice, long-term incentive award values are converted into units using the closing stock price/value on the first trading day of the week of grant. The PSA values were converted to units using the closing stock price on February 21, 2017 of $33.62. The 5-Year TSRU values were converted to TSRUs using $6.16 and the 7-Year TSRU values were converted to TSRUs using $7.42, representing the estimated value at grant using the Monte Carlo Simulation model as of February 21, 2017.

EQUITY AWARD GRANT PRACTICES

The Committee customarily approves equity awards to eligible employees, including the NEOs, at its meeting held in late February of each year and the awards are granted the following day. Equity grants to certain newly hired employees, including executive officers, are effective on the last business day of the month of hire. Special equity grants to continuing employees are effective on the last business day of the month in which the award is approved. TSRU and stock option grants have an exercise/grant price equal to the closing market price of Pfizer’s common stock on the grant date. Our equity incentive plan prohibits the repricing or exchange/cash out of equity awards without shareholder approval.

76	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION SECTION 6 – POST-EMPLOYMENT COMPENSATION AND BENEFITS

SECTION 6 – Post-Employment Compensation and Benefits

The following table provides information on Pfizer’s post-employment compensation programs and benefits.

Plan/Eligibility	Description of Benefit

Pension and Savings Plans

Available to eligible U.S.- and Puerto Rico-based employees, including eligible NEOs

Plans include:

- defined benefit pension plans

- non-qualified supplemental pension plans

- defined contribution savings plans

- non-qualified supplemental savings plans

Benefits under the defined benefit pension plans will be frozen as of December 31, 2017 for all participants, although participants may continue to grow into retirement plan milestones.

Effective January 1, 2018, all eligible U.S.- and Puerto Rico-based colleagues will earn retirement benefits through the RSC in the savings plans coincident with the freezing of the defined benefit pension plans.

Since 2011, newly hired colleagues, rehired colleagues and colleagues who transfer to the U.S. and Puerto Rico, earn retirement benefits through an age- and service-weighted annual company retirement savings contribution (RSC) to the defined contribution savings plans, which is in addition to the company matching contributions. Effective January 1, 2018, all eligible U.S.- and Puerto Rico-based colleagues will earn retirement benefits through the RSC in addition to the company matching contributions.

The Pfizer defined contribution savings plans permit all eligible U.S.- and Puerto Rico-based employees, including the NEOs, to make pre-tax, after-tax and/or Roth contributions, from their eligible pay, up to certain limits and to receive company matching contributions. Pfizer also maintains a non-qualified supplemental savings plan that permits eligible participants to make pre-tax contributions in excess of tax law limitations on qualified plans and to receive matching contributions and RSC, if applicable.

Pfizer maintains related non-qualified supplemental benefit plans for U.S. employees (including NEOs) participating in the pension plan and earning in excess of the IRC limit ($265,000 for 2016).

The provisions and features of the qualified defined benefit pension plans and the related supplemental pension plans are described in the narrative accompanying the “2016 Pension Benefits Table” and the“2016 Non-Qualified Deferred Compensation Table”.

Insurance Plans

Provide health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance. Available to all eligible U.S.- and Puerto Rico-based employees, including the NEOs.

Programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the NEOs, and at the same time enhance Pfizer’s attractiveness as an employer of choice.

The cost of these plans is shared between the employee and the company. The company’s annual cost of the benefit coverage for each NEO ranges from approximately $17,800 to $27,000.

Individual Supplemental Disability Insurance	Pfizer makes available additional supplemental individual disability insurance coverage, in excess of the limits available under the company’s group long-term disability plan and participants pay the full cost of this coverage.

Deferred Compensation

Executives are permitted to elect to defer receipt of their annual incentive awards and any shares earned under the Performance Share Awards (PSAs) into the Pfizer Inc. Deferred Compensation Plan.

Certain of our NEOs are required to defer the receipt of Restricted Stock Units (RSUs). See “Other Compensation Programs and Policies–Tax Policies.”

Annual incentive awards may be deferred under one or more of the following: Pfizer Savings Plan (PSP), the Pfizer Inc. Supplemental Savings Plan (Pfizer Supplemental Savings Plan or PSSP) and/or Pfizer Deferred Compensation Plan. Deferrals may be notionally invested in a selection of mutual funds, Pfizer stock and/or a cash fund earning interest at 120% of the applicable federal long-term rate (the return ranged between 2.26% and 3.14% in 2016).

The Pfizer stock unit funds are credited with dividends, which are reinvested into dividend equivalent units. Deferred RSUs required to be deferred in 2016 and later may only be deferred into the Pfizer stock fund.

Retiree Health Care Benefits Pfizer maintains post-retirement medical coverage for the benefit of its eligible U.S.- and Puerto Rico-based employees, including the NEOs.	Active employees who are at least age 55 and have at least 15 years of service after age 40 are eligible for post-retirement medical coverage. For U.S. employees, including the NEOs, the value of the post-retirement medical coverage currently ranges from $123,000 to $275,000 (based on service and coverage) over the course of retirement.

Executive Severance Plan

Provides severance benefits to NEOs (including the ELT members) in the event of involuntary termination of employment without cause.

Severance payments and benefits under the Executive Severance Plan are described in “Estimated Benefits Upon Termination Table.”

Benefits consist of cash severance equal to the greater of:

(a) one times pay (defined as base salary plus target annual incentive), or

(b) 13 weeks’ pay plus three weeks’ pay per year of service, subject to a maximum of 104 weeks’ pay.

Eligible participants in the GPP also receive a pro-rata annual incentive for the year of termination, provided certain performance targets are achieved, as well as certain health and insurance benefits.

Pfizer 2017 Proxy Statement	77

EXECUTIVE COMPENSATION SECTION 7 – OTHER COMPENSATION PROGRAMS AND POLICIES

SECTION 7 – Other Compensation Programs and Policies

PERQUISITES

We provide a limited number of perquisites to our NEOs (including the ELT members), including limited personal use of company aircraft, reimbursement for certain financial counseling and home security services. For our CEO, we also include the use of a company car and driver and limited personal security where deemed necessary and advisable in connection with business travel to high-risk locations. The transportation benefits provide increased efficiencies and allow more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities. The Committee believes these perquisites are consistent with market practice and contribute to executive security, recruitment and retention.

We do not provide tax “gross-ups” for perquisites provided to the NEOs, except in the case of certain relocation expenses (consistent with our relocation policy for U.S.-based employees generally); therefore, executives (including the NEOs) pay taxes due on perquisites (other than certain relocation expenses). The Compensation Committee reviews and carefully considers the reasonableness and rationale for providing these perquisites.

Perquisite	Description
Car and Driver

For CEO:

Due to security reasons, a car and driver are available to the CEO for personal use (including commuting) and the cost does not need to be reimbursed. Spouse/partner travel is generally considered personal use and the incremental cost of such travel must be reimbursed to the company.

For the Other NEOs:

Cars and drivers are available for business reasons; NEOs (other than the CEO) are required to reimburse the company for personal use of cars and drivers.

Aircraft Usage

For CEO:

As a result of the recommendations contained in an independent, third-party security study, the Board has determined that the CEO must use company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable.

The security study also recommends that the CEO’s spouse and dependent children use company-provided aircraft when they accompany the CEO, to the maximum extent practicable. Travel by the CEO’s spouse or dependent children is generally considered personal use and is subject to taxation and disclosure.

Travel by Messrs. Read and D’Amelio to attend meetings of the boards of directors of Kimberly-Clark Corporation and Humana Inc., respectively, is treated as business travel in view of the significant benefits to Pfizer of their service on those boards.

For the Other NEOs:

May use company aircraft for limited personal travel. Personal use is permitted only with the prior approval of the CEO or his designees and is subject to other limitations.

Other Perquisites
Financial Counseling	Provides a taxable allowance of up to $10,000 per year to each of our executive officers for financial counseling services, which may include tax preparation and estate planning services.
Home Security	Taxable reimbursement for appropriate home security systems and monitoring charges is provided to the NEOs.

The amounts for perquisites disclosed in the “All Other Compensation” column and in the table below have been valued based on the incremental costs to the company for the personal use of company-provided aircraft. Incremental costs for personal use consist of the variable costs incurred by Pfizer to operate the aircraft for such use. Such costs do not include fixed or non-variable costs that would be incurred whether or not there was any personal use of the aircraft, such as crew salaries and benefits, insurance costs, aircraft purchase costs, depreciation, and scheduled maintenance.

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EXECUTIVE COMPENSATION SECTION 7 – OTHER COMPENSATION PROGRAMS AND POLICIES

The company costs of personal use of a car and driver by the CEO need not be reimbursed, and the unreimbursed incremental cost to the company of personal use of a car and driver by Mr. Read in 2016 is also reflected in the table below and in the “All Other Compensation” column. For tax purposes, the cost of the personal use of the car and fuel is imputed as income to the CEO. All taxes on this income are paid by the CEO and he is not provided a gross-up payment for these taxes by the company. Tax regulations provide that as a result of the recommendations contained in an independent, third-party security study, the cost of the driver is not reportable as income to the CEO.

2016 Incremental Cost of Perquisites Provided to NEOs

The following table summarizes the incremental cost of perquisites for the NEOs in 2016.

	Aircraft	Financial	Car	Home	Other	Total
Name	Usage ($)	Counseling ($)	Usage ($)	Security ($)	($)(1)	($)
I. Read	147,798	10,000	29,616	4,633	227	192,274
F. D’Amelio	26,274	10,000	—	1,073	779	38,126
A. Bourla	26,112	10,000	—	6,218	2,240	44,570
M. Dolsten	72,446	10,000	—	2,646	2,728	87,820
J. Young	33,887	10,000	—	1,014	50,487	95,388
G. Germano	4,536	—	—	—	227	4,763
(1)	The amounts shown for the NEOs represent the value of certain personal benefits provided in association with business travel. Also, included for Mr. Young is the cost of relocation benefits of $50,260 which includes a tax gross-up of $18,926, consistent with Pfizer’s relocation policy for U.S.-based employees.

Tax Policies

IRC Section 162(m) limits to $1.0 million the amount of non-performance-based remuneration that Pfizer may deduct in any calendar year for its CEO and each of the three other highest-paid NEOs, other than the CFO. We have structured our annual short-term and long-term incentive awards with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts may be fully deductible for income tax purposes. However, RSUs granted prior to 2014 do not qualify as “performance-based” compensation. Consequently, our NEOs are generally required to defer the receipt of these RSUs to avoid the loss of the deduction. The 2014 RSUs were designed to be performance-based within the meaning of IRC Section 162(m); therefore, the settlement of these performance-based RSUs in 2017 was not subject to mandatory deferral. Effective with the February 2015 Annual LTI Award, RSUs are no longer granted as part of the annual LTI award to the NEOs.

To maintain flexibility and the ability to pay competitive compensation, we do not require all compensation to be deductible. Since the non-performance-based compensation paid to our NEOs exceeds $1.0 million, a portion of their compensation (other than that paid to the CFO) is not deductible.

Derivatives Trading/Hedging Policy

Executive officers, including the NEOs, may not purchase or sell options on Pfizer common stock or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Pfizer common stock (sometimes referred to as “hedging”) is prohibited. These provisions also apply to our non-employee Directors.

Compensation Recovery/Clawback

The Compensation Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount the Committee determines to have been inappropriately received by the individual executive officer. In addition, our equity incentive awards contain compensation recovery provisions.

Pfizer 2017 Proxy Statement	79

EXECUTIVE COMPENSATION SECTION 7 – OTHER COMPENSATION PROGRAMS AND POLICIES

Stock Ownership and Holding Requirements

Our NEOs are subject to stock ownership and holding requirements. The CEO is required to own Pfizer common stock equal in value to at least six times his annual salary. Each of the other NEOs is required to own Pfizer common stock equal in value to at least four times their annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the NEO, but also shares and certain units held through various Pfizer plans and programs. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an NEO reaches the applicable milestone, he must hold and may not sell any shares (except to meet tax withholding obligations). Once the ownership level is met, NEOs must hold and may not sell shares if doing so would cause ownership to fall below that level. As of December 31, 2016, Mr. Read owned Pfizer common stock and units equal in value to approximately 16 times his salary. We believe that these holding requirements align the interests of our NEOs with those of our shareholders. Additionally, certain long-term incentive awards continue to vest and settle in accordance with their stated terms following an NEO’s retirement rather than vesting upon retirement, maintaining the alignment with shareholders into retirement.

2016 STOCK OWNERSHIP(1)

(1)	Shares held as of December 31, 2016, determined using the Pfizer closing stock price as of December 30, 2016.

Note: Consistent with our policy prohibiting the pledging of Pfizer stock, none of our NEOs or other officers has pledged Pfizer stock as collateral for personal loans or other obligations.

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Criteria for Selection of Committee Consultant

The Committee has established the following criteria in selecting its consultant. For more information regarding the role of the independent compensation consultant, see “How We Determine Executive Compensation – Role of the Independent Compensation Consultant” earlier in this CD&A.

Degree of Independence
-	Financial independence: measured by dollar volume of other business conducted with Pfizer
-	Independent thinking: subjectively assessed by their known work as well as information gathered in screening interviews
Familiarity with the business environment
-	Knowledge of the pharmaceutical industry and general industry comparator companies
-	Specific knowledge of Pfizer, its strategic objectives and its culture, its senior management and its Board of Directors
-	Broad knowledge of market trends, investor preferences, proxy advisor policies, compensation risk-management and any applicable regulations
-	Public and investor relations
Particular strengths and/or distinguishing characteristics including, but not limited to:
-	Creative thinking
-	Strong understanding of corporate governance
-	Special areas of expertise
-	Ability to establish rapport and dynamic presence with groups
References from current clients for whom the consultant acts in an advisory role similar to the role desired by the Committee Potential issues such as:
-	Conflicts of interest with other clients or Committee members
-	Degree of availability/accessibility

2016 INDEPENDENCE ASSESSMENT OF COMMITTEE CONSULTANT

In 2016, the Committee decided to continue to retain the firm of FW Cook & Co., represented by George Paulin as lead advisor, to serve as its independent compensation consultant after assessing the firm’s independence, including taking into consideration the following factors:

•	that neither the firm, nor Mr. Paulin, provides any other services to the company other than as a consultant to the Corporate Governance Committee on Board-related compensation matters;
•	the fees received by the firm as a percentage of its total revenues;
•	the firm’s policies and procedures designed to prevent conflicts of interest;
•	the absence of any significant business or personal relationships between the firm or Mr. Paulin and the members of the Committee;
•	the fact that neither the firm, nor Mr. Paulin, owns any company stock or equity derivatives; and
•	the absence of any business or personal relationships between the firm or Mr. Paulin and any executive officer of the company.

Based upon this assessment, the Committee determined that the engagement of FW Cook & Co. does not raise any conflicts of interest or similar concerns. The Corporate Governance Committee performed a similar assessment of FW Cook & Co. prior to retaining the firm’s services as a consultant on Board-related compensation matters during February 2016.

Pfizer 2017 Proxy Statement	81

EXECUTIVE COMPENSATION COMPENSATION TABLES

Compensation Tables

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
I. Read Chairman and Chief Executive Officer	2016	1,905,250	–	3,984,592	6,628,412	4,000,000	331,706	471,510	17,321,470
	2015	1,858,750	–	2,011,628	5,842,990	4,300,000	3,586,558	388,036	17,987,962
	2014	1,815,000	–	6,447,998	6,361,672	3,000,000	5,266,550	391,828	23,283,048
F. D’Amelio EVP, Business Operations and Chief Financial Officer	2016	1,324,000	–	1,144,494	1,835,559	1,740,000	1,469,344	180,956	7,694,353
	2015	1,293,750	–	603,492	1,752,896	2,341,000	509,904	169,132	6,670,174
	2014	1,268,750	–	2,140,974	2,112,274	1,300,000	1,443,327	217,488	8,482,813
A. Bourla Group President, Pfizer Innovative Health(6)	2016	1,117,500	–	936,941	1,835,559	1,788,000	2,023,112	1,169,333	8,870,445

M. Dolsten President, Worldwide Research and Development	2016	1,237,500	–	1,144,494	1,835,559	1,740,000	1,043,662	1,226,758	8,227,973
	2015	1,207,500	–	603,492	1,752,896	1,850,000	458,165	185,813	6,057,866
	2014	1,177,500	–	1,863,860	1,838,921	1,300,000	938,593	156,180	7,275,054
J. Young Group President, Pfizer Essential Health	2016	1,130,000	–	1,144,494	1,835,559	1,788,000	0	1,497,688	7,395,741
	2015	1,085,000	–	603,492	1,752,896	2,100,000	0	377,537	5,918,925
	2014	1,040,000	–	1,813,518	1,789,223	1,260,000	1,020,948	326,498	7,250,187
G. Germano Former Group President, Global Innovative Pharma Business(7)	2016	489,583	–	533,704	0	486,109	6,221,311	5,485,304	13,216,011
	2015	1,168,750	–	603,492	1,752,896	1,850,000	1,219,961	187,621	6,782,720
	2014	1,150,000	–	1,813,518	1,789,223	1,355,000	2,817,518	630,593	9,555,852

(1)	Stock Awards Column amounts represent for 2016, the value of one-third of the PSAs granted in 2016 and 2015, for 2015, one-third of the value of the PSAs granted in 2015, and for 2014 the grant date fair value of the RSUs and PSAs granted in 2014, respectively. The value uses Pfizer’s closing stock price on the date of grant (February 25, 2016). The PSA values shown for 2016 represent a target payout based on the probable outcome of the performance conditions determined using the closing stock price on February 25, 2016. The maximum potential values of the PSAs reflected in 2016 (assuming a closing stock price of $30.59) based on the units included here (one-third of the PSAs granted in 2016 and 2015) would be as follows (subject to rounding): Mr. Read—$7,969,184; Mr. D’Amelio—$2,288,988; Dr. Bourla—$1,873,882; Dr. Dolsten—$2,288,988; Mr. Young—$2,288,988; and Mr. Germano—$1,067,408. (Mr. Germano did not receive a 2016 long-term incentive award.) The PSA grant date fair values have been determined using Pfizer’s closing stock price on the respective grant date.

The PSA amounts for 2016 shown in the table above represent the value of one-third of the grant of the PSAs granted in 2015 and 2016, consistent with the applicable accounting rules, as only the 2016 PSAs first-year goal and 2015 PSAs second-year goal of the three-year performance period beginning in 2016 were set in 2016.

The Committee considered the full value of the 2016 award when making the grant, and the amounts shown below represent (subject to rounding) the full grant date fair values using $30.59 per share/unit:

	I. Read	F. D’Amelio	A. Bourla	M. Dolsten	J. Young
PSAs at Target ($)	6,616,801	1,832,341	1,832,341	1,832,341	1,832,341
TSRUs ($)	6,628,412	1,835,559	1,835,559	1,835,559	1,835,559
2016 LTI Award (Full Grant Date Fair Value) ($)	13,245,213	3,667,900	3,667,900	3,667,900	3,667,900
PSAs at Maximum ($)	13,233,602	3,664,682	3,664,682	3,664,682	3,664,682
(2)	Option Awards Column amounts represent the grant date fair values of the TSRUs awarded in 2016, 2015 and 2014. The grant date fair values have been determined using the Monte Carlo Simulation model, based on the assumptions and methodologies described in the Company’s 2016 Financial Report (Note 13, Share-Based Payments).
(3)	Non-Equity Incentive Plan Compensation Column amounts represent annual incentive awards made to the NEOs for performance in the year noted and paid early in the following year.
(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings Column amounts represent the change in pension value for 2016, 2015 and 2014. The 2016 pension amounts represent the difference between the December 31, 2016 and December 31, 2015 present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Pension Plan

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EXECUTIVE COMPENSATION COMPENSATION TABLES

and Supplemental Pension Plans, based on the pension plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. Further information regarding pension plans is included in the “2016 Pension Benefits Table” later in this Proxy Statement consistent with SEC rules.

For Mr. Read, the amount reported in the SCT was lower than prior years as a result of the reduction of his pension benefit due to his one-time election of a notional transfer of $30,992,370, which is the present value of the post-2004 Supplemental Pension Plan benefit transferred to the Pfizer Supplemental Savings Plan, effective January 1, 2016. In addition, Mr. Read ceased participating in the pension plan and the change in pension value represents the impact of interest rates and mortality on his remaining benefit. See Pension Plan Summary later in this Proxy Statement.

For Mr. Young, the amount reported in the SCT is zero as the change in value is negative. The present value of Mr. Young’s pension benefit declined by $14,528 and primarily represents the net effect of the change in the GBP to USD exchange rate, which resulted in a decrease in the dollar value of his U.K. benefit, offset in part by the impact of lower interest rates (used in calculating the equivalent lump sum value) on the pension value, which resulted in an increase.

Mr. Germano’s change in pension reflects, in large part, the difference between the present value of his pension at December 31, 2015 ($10.4 million) (which is used for the SCT in accordance with SEC proxy rules) and the lump sum value of his pension upon retirement ($16.2 million) as of December 31, 2015. The difference is due to the application of the early retirement subsidies within the plan for all similarly-situated participants applicable to individuals retiring after age 55 but before age 65 and the changes in the lump sum rates. With his retirement in 2016, Mr. Germano’s total pension benefit was $16.6 million which reflects an increase of $400,000 over the lump sum value at December 31, 2015 had he retired at that time.

(5)	All Other Compensation Column amounts represent the matching contributions made by the company under the Savings Plan and Supplemental Savings Plan and, for Mr. Young, a RSC contribution, plus the incremental cost to the company of perquisites received by each of the NEOs as previously discussed in the “Perquisites” section. Additionally, the amounts shown for Drs. Dolsten and Bourla and Messrs. Germano and Young include a one-time cash retention award of $1 million. The award, approved by the Board of Directors, was made in connection with our entering into a definitive merger agreement with Allergan plc, in November 2015. The Board believed the executives would have had an important role in consummating the combination with Allergan and successfully integrating the two businesses. In light of the termination of the merger agreement with Allergan on April 6, 2016, based on the terms of the award, it was paid on or around July 5, 2016. The amount shown for Mr. Germano includes the payment of his cash severance of $4,375,260 (see details discussed previously in “Separation of Former NEO”).
(6)	Dr. Bourla was not an NEO in 2014 and 2015.
(7)	Effective February 8, 2016, Mr. Germano ceased being an executive officer, a member of the ELT and serving as Group President, Global Innovative Pharma Business.

Pfizer 2017 Proxy Statement	83

EXECUTIVE COMPENSATION COMPENSATION TABLES

2016 Grants of Plan-Based Awards Table

This table provides additional information about non-equity incentive awards and long-term equity incentive awards granted to our NEOs during 2016. The long-term incentive awards were made under the 2014 Stock Plan, and are described in the CD&A section “Elements of our Executive Compensation Program.”

									All Other
								All Other	TSRU
								Stock	Awards:
		Estimated Future Payouts Under			Estimated Future Payouts Under			Awards: Number	Number of Securities	Exercise Or Base Price	Grant Date Fair Value
		Non -Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Shares	Underlying	of TSRU	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target(3)	Maximum	or Units	TSRUs(3)	Awards	and TSRUs(4)
Name (A)	Date (B)	($)(C)	($)(D)	($)(E)	(#)(F)	(#)(G)	(#)(H)	(#)(I)	(#)(J)	($/Sh)(K)	($)(L)
I. Read	2/25/2016								560,345	30.59	3,233,191
									500,770	30.59	3,395,221
		0	2,692,100	5,384,200	0	130,258	260,516				3,984,592
F. D’Amelio	2/25/2016								155,172	30.59	895,342
									138,675	30.59	940,217
		0	1,170,500	2,341,000	0	37,414	74,828				1,144,494
A. Bourla	2/25/2016								155,172	30.59	895,342
									138,675	30.59	940,217
		0	1,170,500	2,341,000	0	30,629	61,258				936,941
M. Dolsten	2/25/2016								155,172	30.59	895,342
									138,675	30.59	940,217
		0	1,170,500	2,341,000	0	37,414	74,828				1,144,494
J. Young	2/25/2016								155,172	30.59	895,342
									138,675	30.59	940,217
		0	1,170,500	2,341,000	0	37,414	74,828				1,144,494
G. Germano(5)	2/25/2016	0	486,109	972,218	0	17,447	34,894				533,704

(1)	The amounts represent the threshold, target and maximum annual incentive award payout for the January 1, 2016–December 31, 2016 performance period. The actual 2016 payout is reported in the “2016 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)	The amounts represent the threshold, target and maximum share payouts under our Performance Share Awards for the January 1, 2016–December 31, 2018 performance period. The PSAs are designed to reward the achievement of three one-year operating income goals and relative TSR over the three-year performance period. The “target” amount shown represents the value of one-third of both the 2015 and 2016 PSA grants (as noted earlier in this Proxy Statement). The payment for below threshold performance is 0%. See SCT footnote 1 for further information on the full value of the PSA grant.
(3)	Consistent with historical practice, long-term incentive grant values are converted into units using the closing stock price/value on the first trading day of the week of grant. The PSA values were converted into units using the closing stock price of $30.05 on February 22, 2016; the 5-Year and 7-Year TSRU award values were converted using $5.80 and $6.49, respectively, the estimated values using the Monte Carlo Simulation model as of February 22, 2016. PSAs generally vest three years from the grant date. The 5-Year and 7-Year TSRUs also generally vest three years from the grant date and are settled five and seven years from the grant date, respectively. Effective with the February 2015 long-term incentive grant, additional PSAs were granted in lieu of RSUs. As such, no RSUs were granted to the NEOs in 2016.
(4)	The amounts shown in this column represent the award values as of the grant date (subject to rounding) of the equity awards. The values for the PSAs, 5-Year and 7-Year TSRUs are shown at the respective fair values of $30.59, $5.77 and $6.78, as of February 25, 2016.
(5)	As Mr. Germano ceased being a member of the ELT and serving as Group President, Global Innovative Pharma Business effective February 8, 2016, he did not receive a 2016 long-term incentive award. The amounts shown represent the prorated 2016 target award of his annual incentive award/GPP and the value of one-third of his 2015 PSA award.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table details the outstanding equity awards held by our NEOs as of December 31, 2016.*

		Option/TSRU Awards(2)							Stock Awards(2)
												Equity
						Equity					Equity	Incentive
						Incentive					Incentive	Plan Awards:
						Plan Awards:					Plan Awards:	Market or
		Number of	Number of	Number of	Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Securities	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Underlying	Underlying	Underlying	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Unexercised	Unexercised	Unexercised	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	TSRUs	TSRUs	Unearned	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	Vested	Unvested	Options	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	(#)(B)	(#)(C)	(#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
I. Read	2/24/2011			483,559			18.90	2/24/2018
	2/24/2011(3)			420,000			20.90	2/24/2018
	2/23/2012			788,835			21.03	2/23/2017
	2/23/2012			668,724			21.03	2/23/2019
	2/28/2013			649,780			27.37	2/28/2018
	2/28/2013			539,305			27.37	2/28/2020
	2/27/2014				548,885		32.23	2/27/2019	110,127	3,576,925
	2/27/2014				437,158		32.23	2/27/2021
	2/26/2015				483,092		34.59	2/26/2020
	2/26/2015				402,685		34.59	2/26/2022
	2/25/2016				560,345		30.59	2/25/2021
	2/25/2016				500,770		30.59	2/25/2023
	1/1/2014-
	12/31/2016										100,031	3,249,007
	1/1/2015-
	12/31/2017										174,469	5,666,753
	1/1/2016-
	12/31/2018										216,306	7,025,619

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EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
												Equity
						Equity					Equity	Incentive
						Incentive					Incentive	Plan Awards:
						Plan Awards:					Plan Awards:	Market or
		Number of	Number of	Number of	Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Securities	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Underlying	Underlying	Underlying	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Unexercised	Unexercised	Unexercised	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	TSRUs	TSRUs	Unearned	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	Vested	Unvested	Options	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	(#)(B)	(#)(C)	(#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
F. D’Amelio	2/24/2011			174,081			18.90	2/24/2018
	2/23/2012			218,447			21.03	2/23/2017
	2/23/2012			185,185			21.03	2/23/2019
	2/28/2013			209,251			27.37	2/28/2018
	2/28/2013			173,675			27.37	2/28/2020
	2/27/2014				182,247		32.23	2/27/2019	36,566	1,187,664
	2/27/2014				145,150		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	1/1/2014-
	12/31/2016										33,214	1,078,791
	1/1/2015-
	12/31/2017										52,341	1,700,036
	1/1/2016-
	12/31/2018										59,900	1,945,552
A. Bourla	2/24/2011			25,387			18.90	2/24/2018
	2/23/2012			42,476			21.03	2/23/2017
	2/23/2012			36,008			21.03	2/23/2019
	2/28/2013			39,923			27.37	2/28/2018
	2/28/2013			33,135			27.37	2/28/2020
	2/27/2014				64,322		32.23	2/27/2019	12,905	419,154
	2/27/2014				51,230		32.23	2/27/2021
	2/26/2015				88,567		34.59	2/26/2020
	2/26/2015				73,826		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	1/1/2014-
	12/31/2016										11,722	380,731
	1/1/2015-
	12/31/2017										31,986	1,038,905
	1/1/2016-
	12/31/2018										59,900	1,945,552

86	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
												Equity
						Equity					Equity	Incentive
						Incentive					Incentive	Plan Awards:
						Plan Awards:					Plan Awards:	Market or
		Number of	Number of	Number of	Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Securities	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Underlying	Underlying	Underlying	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Unexercised	Unexercised	Unexercised	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	TSRUs	TSRUs	Unearned	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	Vested	Unvested	Options	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	(#)(B)	(#)(C)	(#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
M. Dolsten	2/24/2011			174,081			18.90	2/24/2018
	2/23/2012			218,447			21.03	2/23/2017
	2/23/2012			185,185			21.03	2/23/2019
	2/28/2013			198,238			27.37	2/28/2018
	2/28/2013			164,534			27.37	2/28/2020
	2/27/2014				158,662		32.23	2/27/2019	31,833	1,033,936
	2/27/2014				126,366		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	1/1/2014-
	12/31/2016										28,915	939,159
	1/1/2015-
	12/31/2017										52,341	1,700,036
	1/1/2016-
	12/31/2018										59,900	1,945,552
J. Young	2/24/2011			43,520			18.90	2/24/2018
	2/23/2012			51,578			21.03	2/23/2017
	2/23/2012			43,724			21.03	2/23/2019
	2/28/2013			121,145			27.37	2/28/2018
	2/28/2013			100,548			27.37	2/28/2020
	2/27/2014				154,374		32.23	2/27/2019	30,974	1,006,036
	2/27/2014				122,951		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	2/25/2016				155,172		30.59	2/25/2021
	2/25/2016				138,675		30.59	2/25/2023
	1/1/2014-
	12/31/2016										28,134	913,792
	1/1/2015-
	12/31/2017										52,341	1,700,036
	1/1/2016-
	12/31/2018										59,900	1,945,552

Pfizer 2017 Proxy Statement	87

EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
												Equity
						Equity					Equity	Incentive
						Incentive					Incentive	Plan Awards:
						Plan Awards:					Plan Awards:	Market or
		Number of	Number of	Number of	Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Securities	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Underlying	Underlying	Underlying	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Unexercised	Unexercised	Unexercised	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	TSRUs	TSRUs	Unearned	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	Vested	Unvested	Options	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	(#)(B)	(#)(C)	(#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
G. Germano	2/24/2011			135,397			18.90	2/24/2018
	2/23/2012			169,903			21.03	2/23/2017
	2/23/2012			144,033			21.03	2/23/2019
	2/28/2013			165,198			27.37	2/28/2018
	2/28/2013			137,112			27.37	2/28/2020
	2/27/2014				154,374		32.23	2/27/2019	30,974	1,006,036
	2/27/2014				122,951		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	1/1/2014-
	12/31/2016										28,134	913,792
	1/1/2015-
	12/31/2017										52,341	1,700,036

*	Value as of December 30, 2016, the last trading day of 2016.
(1)	For better understanding of this table, we have included an additional column showing the grant dates of TSRUs, RSUs and the associated performance periods for the PSAs. The PSAs shown represent the full grant.
(2)	Vesting Provisions:

TSRUs vest and are settled in accordance with the schedule below:

Grant Date	Vesting
2/24/2011	Full vesting after 3 years and payable after 5 years or 7 years
2/23/2012	Full vesting after 3 years and payable after 5 years or 7 years
2/28/2013	Full vesting after 3 years and payable after 5 years or 7 years
2/27/2014	Full vesting after 3 years and payable after 5 years or 7 years
2/26/2015	Full vesting after 3 years and payable after 5 years or 7 years
2/25/2016	Full vesting after 3 years and payable after 5 years or 7 years

RSUs vest in accordance with the schedule below:

Grant Date	Vesting
2/27/2014	Full vesting after 3 years

(3)	Mr. Read received Premium-Priced 7-Year TSRUs at a grant price of $20.90, a 25% premium over the market price of our common stock on the last trading day prior to being named CEO (December 3, 2010). The other terms of this grant are identical to those described in the “Elements of our Executive Compensation Program” above.

88	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

2016 Option/TSRU Exercises and Stock Vested Table

The following table provides additional information about the value realized by the NEOs on option/TSRU award exercises/settlements and stock/unit award vestings during 2016.

	TSRU Awards			Option Awards		Restricted Stock/Restricted Stock Units				Performance Shares 2013-2015 Paid February 2016(1)
Name	Number of Shares Acquired on Exercise (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)		Value Realized on Vesting ($)(4)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(4)
I. Read	308,493	151,192	9,260,957	275,000	2,216,775	121,708	0	(3)	3,679,227	60,737	30,702	1,836,080
F. D’Amelio	111,057	52,430	3,333,940	292,000	2,777,720	39,194	20,213		1,184,834	19,559	10,087	591,269
A. Bourla	16,196	5,976	486,202	20,000	101,074	47,038	0	(3)	1,588,523	3,732	0	112,818
M. Dolsten	111,057	52,450	3,333,940	–	–	37,131	0	(3)	1,122,470	18,530	9,549	560,162
J. Young	27,764	11,854	833,485	41,700	319,451	22,691	0	(3)	685,962	11,324	5,051	342,325
G. Germano	86,378	39,046	2,593,062	–	–	30,942	15,731		935,381	15,441	7,851	466,781

(1)	The PSAs earned were determined based on relative TSR performance over the 2013-2015 performance period and were paid on February 28, 2016.
(2)	Includes TSRUs, which were granted on February 24, 2011, vested on February 24, 2014 and settled on February 24, 2016 at $30.02. The NEOs exercised the following stock options:

Name	Grant Date	Options Exercised	Exercise Date	FMV@ Exercise
I. Read	2/22/2007	250,000	5/9/2016	$ 33.80
	9/28/2007	25,000	5/9/2016	$ 33.80
F. D’Amelio	9/28/2007	192,000	5/10/2016	$ 33.66
	9/28/2007	100,000	5/26/2016	$ 34.49
A. Bourla	3/16/2007	18,390	11/4/2016	$ 30.04
	3/16/2007	1,610	11/4/2016	$ 30.06
J. Young	2/22/2007	41,700	5/10/2016	$ 33.53

(3)	To minimize the risk of the loss of a corporate tax deduction due to IRC Section 162(m), which applies to our CEO and the NEOs (excluding the CFO), when the RSUs vested, the payment of shares was automatically deferred until the earlier of January of the year when it can be reasonably expected that the individual is no longer subject to IRC Section 162(m) or January following termination of employment (but paid no earlier than the first day following the six-month anniversary of such termination of employment).
(4)	RSUs vested on February 28, 2016 at $30.23 for all NEOs. Additionally, Dr. Bourla’s amount shown, includes both the February 28, 2016 RSU vesting of 7,478 at $30.23, and the June 28, 2016 RSU vesting of 39,560 at $34.44. Dr. Bourla’s PSAs were deferred into the Pfizer Deferred Compensation Plan on February 28, 2016 at $30.23.

Retirement Benefits

The following 2016 Pension Benefits Table shows the present value of accumulated benefits payable to each of our NEOs (other than Mr. Young) under the Pfizer Consolidated Pension Plan (the Pension Plan or the PCPP), which retains both the Pfizer and legacy company pension formulas, including: the Wyeth Retirement Plan U.S. (the Wyeth Sub-Plan) and the Pfizer Retirement Annuity Plan (PRAP Sub-Plan) formulas. Included are benefits earned under the related Pfizer Inc. Non-funded Supplemental Retirement Plan (the Supplemental Pension Plan), which includes both the Pfizer and legacy company pension formulas and the Wyeth Supplemental Executive Retirement Plan (collectively, the Supplemental Plans). Except for Mr. Young, pension benefits earned in 2016 for all eligible U.S.- and Puerto Rico-based employees, including the eligible NEOs, were provided under the Pfizer pension formula. The amounts reported for Mr. Young (converted from GBP to USD using exchange rates (£ per $1) of 0.674764 and 0.809979 as of December 31, 2015 and December 31, 2016, respectively), represent the benefits earned under the Pfizer Group Pension Scheme (the U.K. Pension Plan) and the related Unfunded Unapproved Retirement Benefits Scheme (the U.K. Supplemental Plan, together the U.K. Plans) in which he participated until August 2012, when he transferred to the U.S. Under the terms of the U.K. Plans, upon his departure from the U.K., Mr. Young ceased accruing service credits and his compensation taken into account under the U.K. Plans was frozen. The present value (in U.S. dollars) of Mr. Young’s total benefit declined by $14,528 primarily due to the net effect of the change in the GBP to USD exchange rate, which resulted in a decrease in the dollar value of his U.K. benefit, offset in part by the impact of lower interest rates (used to calculate the equivalent lump sum) on the pension value, which resulted in an increase in his benefit.

Pfizer 2017 Proxy Statement	89

EXECUTIVE COMPENSATION COMPENSATION TABLES

2016 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Age 65 Single-Life Annuity Payment ($)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on 12/31/2016 ($)	Lump Sum Value ($)(2)
I. Read(3)	Pension Plan	35	140,400	1,966,929	0	140,400	2,047,626
	Supplemental Plan		954,979	11,979,553	30,992,370	900,863	13,138,420
F. D’Amelio	Pension Plan	9	38,051	369,310	0	24,353	403,355
	Supplemental Plan(4)		742,696	7,182,661	0	475,325	7,872,808
A. Bourla(5)	Pension Plan	23	94,337	776,971	0	57,231	999,405
	Supplemental Plan		660,545	5,445,815	0	400,731	6,970,002
M. Dolsten(6)	Pension Plan	8	36,788	369,906	0	20,642	403,739
	Supplemental Plan		382,056	3,787,636	0	214,529	4,105,586
J. Young(7)	U.K. Pension Plan	23	527,483	6,395,228	0	0	0
	U.K. Supplemental Plan	1	19,638	333,342	0	0	0
G. Germano	Pension Plan	28	131,053	1,268,123	0	94,384	2,194,403
	Supplemental Plan		231,512	2,340,321	12,993,272	155,335	2,885,540

(1)	The present value of these benefits is based on the December 31, 2016 Pension Plan Assumptions on page 92, used in determining our annual pension expense for fiscal 2017.
(2)	These amounts reflect the values of annuities, if paid as a lump sum benefit as of January 1, 2017, and are shown for illustrative purposes only for NEOs who are not eligible to receive a lump sum from the Pension Plan as of December 31, 2016.
(3)	The Pension Plan amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement. The payment of $30,992,370 is the value of the notional transfer of the post-2004 Supplemental Pension Plan benefit to the Pfizer Supplemental Savings Plan, effective January 1, 2016, as a result of his one-time election of a notional transfer. There was no payment from the Supplemental Pension Plan to Mr. Read; instead, there was a transfer from the Supplemental Pension Plan to the Supplemental Savings Plan. Under the terms of the transfer, Mr. Read’s Supplemental Pension Plan benefit was frozen with the only change in pension value being attributable to the impact of interest rates and mortality. (See “The Pension Plan and Supplemental Pension Plan Summary” discussion on page 91.)
(4)	Mr. D’Amelio’s Supplemental Pension Plan benefits reflect the inclusion of an additional six years of benefit accrual service for pension purposes that were provided under the terms of his offer letter in 2007. The amounts shown include $305,510 in the Supplemental Pension Plan Age 65 Single-Life Annuity Payment and $2,954,605 in the Supplemental Pension Plan Present Value of Accumulated Benefits, both of which are attributable to the additional six years of service.
(5)	The benefits shown for Dr. Bourla reflect an offset attributable to the value of 12,797,337 GRD in cumulative employer contributions that Pfizer made to the Greek TSAY on his behalf from 1993 to 1999. For this purpose, benefits were converted from GRD to USD using exchange rates of 0.003201 GRD/USD and 0.003087 GRD/USD as of December 31, 2015 and December 31, 2016, respectively.
(6)	Prior to 2012, the retirement benefits for Dr. Dolsten and Mr. Germano were based on the provisions of the Wyeth Sub-Plan formula and the Wyeth Supplemental Executive Retirement Plan formula.
(7)	Mr. Young transferred from the U.K. to the U.S. in August 2012 and the table reflects benefits accrued during his participation in the U.K. Plans. The amount reported represents the present value of the accrued benefit, payable at age 65. Due to changes in the U.K. pension laws, Mr. Young ceased participation in the U.K. Pension Plan and commenced participation in the U.K. Supplemental Plan on April 1, 2011. He does not currently participate in the Pension Plan or the Supplemental Plan. The benefits were converted from GBP to USD using exchange rates (£ per $1) of 0.674764 and 0.809979 as of December 31, 2015 and December 31, 2016, respectively. In addition, Mr. Young was provided with survivor benefits for his U.K. pension which, in the event of his death while in active service, would provide his spouse with 50% of his accrued U.K. benefit, consistent with survivor benefits provided to all other active U.K. employees in the U.K. pension plan.

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2016 Pension Benefits Table above. The amounts listed in this column represent the amount payable to the executive upon attaining age 65, assuming termination of employment on December 31, 2016.

We have also added a column showing the immediately payable pension benefit, as well as a column showing the lump sum value of that benefit for those NEOs who meet the criteria for benefit commencement under the Pension Plan.

90	Pfizer 2017 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

The Pension Plan and Supplemental Pension Plan Summary

The Pension Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers certain employees, including several of the NEOs. The following table summarizes the pension plan terms, including the legacy plan benefits for our NEOs.

Pfizer’s Pension Plan(1)

Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
All NEOs (excluding J. Young)	Current	Pension Plan/ Supplemental Pension Plan

Highest five-calendar year average of salary and bonus(2) earned for the year

Earnings up to the tax limit are included under the Pension Plan; benefits on excess earnings are accrued under the Supplemental Pension Plan

				Pfizer formula: Greater of (1.4% of Pension Earnings) x years of service; or (1.75% of Pension Earnings –1.5% primary social security benefit) x years of service(1) (capped at 35)	Annuity or Lump sum (if retirement eligible)

Legacy Plans
Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
M. Dolsten and G. Germano	Pension benefits earned prior to January 2012	Pension Plan/Wyeth Sub-Plan/ Supplemental Plans	Highest five-year average salary of the last 10 years and bonus paid during the year	(2% of Pension Earnings -1/60th of annual primary social security benefit) x years of service (capped at 30)	Annuity or Lump sum
J. Young	Pension benefits earned prior to August 2012	U.K. Pension Plan/ U.K. Supplemental Plan	Basic salary	After 2010: 1.75% of Pension Earnings x years of service Prior to 2011: 2.22% of Pension Earnings x years of service	Annuity

(1)	Compensation covered by the Pension Plan and the related Supplemental Pension Plan for 2016 equals the sum of the amounts for 2016 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2016 Summary Compensation Table.”
(2)	Certain bonuses are not included in pension earnings.

GENERAL

Contributions to the Pension Plan are made entirely by Pfizer and are paid into a trust fund from which benefits are paid. Under the Pension Plan, the amount of annual earnings that may be considered in calculating benefits is limited by law. For 2016, the annual limitation was $265,000. The Pension Plan also currently limits pensions paid to an annual maximum benefit in 2016 of $210,000, payable at age 65 in accordance with IRC requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that would have been paid in the absence of these IRC limits and the amount that may be paid under the Pension Plan. The Supplemental Plans are non-funded; however, in certain circumstances Pfizer has established and will fund trusts to secure obligations to make payments under the Supplemental Plans. In 2015, for eligible active participants, an offer was made to allow a one-time election of a notional transfer of the post-2004 Supplemental Pension Plan benefit to the Pfizer Supplemental Savings Plan (PSSP) effective January 2016. Mr. Read was eligible for the offer and chose to elect the transfer which was in the amount of $30,992,370. It represents a transfer amount of $26,964,478 in January 2016, with the remaining amount of $4,027,892 transferred in March 2016. As a result, the amounts shown in the Supplemental Plan figures noted in the table above include a deduction with a corresponding increase to his PSSP account (see “2016 Non-Qualified Deferred Compensation Table”). By electing the notional transfer, Mr. Read ceased participating in the Pension Plan effective December 31, 2015. The remaining benefit not transferred is unchanged and will be payable to him consistent with the terms of the plan. The change in pension value reported in the SCT represents the impact of interest rates and mortality on his remaining benefit. The Board policy on Pension Benefits for Executives will be applied as if the notional transfer had not been made.

Pfizer 2017 Proxy Statement	91

EXECUTIVE COMPENSATION COMPENSATION TABLES

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2016 in the following table, which was used in developing our financial statement disclosures:

PENSION PLAN ASSUMPTIONS(1)

Assumptions as of	12/31/2014	12/31/2015	12/31/2016
Discount Rate	4.20% for qualified pension plans, 4.00% for non-qualified pension plans	4.59% for qualified pension plans, 4.46% for non-qualified pension plans	4.41% for qualified pension plans, 4.24% for non-qualified pension plans
Lump Sum Interest Rate	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2014 full yield curve published by the IRS in December 2014 adjusted for movements in the Mercer Yield Curve spot rates during December 2014. For Wyeth Sub-Plan , 125% of the conversion factors used for PRAP Sub-Plan	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2015 full yield curve published by the IRS in December 2015 for PPA funding calculation purposes adjusted based on the movement in the Mercer Yield Curve spot rates during December 2015. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2016 full yield curve published by the IRS in December 2016 for PPA funding calculation purposes adjusted based on the movement in the Mercer Yield Curve spot rates during December 2016. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan
Percent Electing Lump Sum	80%/70%(2)—PRAP 65%(3)—Wyeth	80%/70%(2)—PRAP 65%(3)—Wyeth	80%/70%(2)—PRAP 65%(3)—Wyeth
Mortality Table for Lump Sums	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)
Mortality Table for Annuities	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections
Mortality Improvement Scale for Annuities	MP-2014 projection scale, adjusted to use a 10-year grade down period and a 0.75% ultimate annual improvement rate	MP-2014 projection scale, adjusted to use a 10-year grade down period and a 0.75% ultimate annual improvement rate	MMP-2016 projection scale, which assumes an ultimate rate of improvement of 1.2% for ages below 65 and grades linearly to zero at age 115. The grade- down period to the ultimate rate occurs over a 10-year period based on age and a 15-year period based on year of birth

(1)	These assumptions are also used to determine the change in pension value in the “2016 Summary Compensation Table”.
(2)	80% relates to the PRAP Sub-Plan and 70% relates to the Pfizer benefit formula in the Supplemental Pension Plan. Only applies to the extent the executive is eligible to receive a lump sum.
(3)	65% relates to the Wyeth Sub-Plan and the Wyeth benefit formula in the Supplemental Pension Plan.

For the purpose of computing the Lump Sum Values shown in the Pension Benefits Table, lump sum interest rates as of January 1, 2017 are 1.47% for annuity payments expected to be made during the first 5 years, 3.34% for payments after 5 and up to 20 years, and 4.30% for payments made after 20 years. For the portion of the Wyeth formula benefit accrued prior to January 1, 2012, the lump sum assumption as of January 1, 2017 is based on the Unisex 1994 Group Annuity Mortality table blended 50% Male and 50% Female, and an interest rate of 0.60%, which is 120% of the November 2016 immediate PBGC lump sum interest rate used to calculate lump sums during the first quarter of 2017.

EARLY RETIREMENT PROVISIONS

Under the Pension Plan and Supplemental Plan, the normal retirement age is 65. Under the PRAP Sub-Plan, if a participant terminates employment with an age and years of service combination equal to or greater than 90, the employee is entitled to receive either an annuity or an equivalent lump sum that is unreduced under the terms of the Pension Plan or the Supplemental Pension Plan for early payment. Mr. Read attained this milestone during 2010. Under the PRAP Sub-Plan, if an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity or lump sum payment, reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65. If an employee does not satisfy any of the above criteria and has three years of vesting service under the Pension Plan, that participant may elect to receive an annuity starting on or after age 55, reduced by 6% per year for each year (prorated for partial years) prior to age 65; a lump sum payment is not available from the qualified PRAP Sub-Plan benefit under these circumstances.

BOARD POLICY ON PENSION BENEFITS FOR EXECUTIVES

The Board has a policy to seek shareholder approval prior to the payment of amounts to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Committee. This policy applies to all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’

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earnings (as defined by the Committee and not based on the legacy pension plan definition), where earnings include salary earned during the year and annual cash incentives (or bonus) earned for the year. This policy will be applied as if the notional transfer of certain supplemental benefits had not been made.

2016 Non-Qualified Deferred Compensation Table(1)

This table summarizes activity during 2016 and account balances in our various non-qualified savings and deferral plans for our NEOs. The following plans permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Supplemental Savings Plan (PSSP), DCP, and, prior to 2012, the Wyeth 2005 (409A) Deferred Compensation Plan (Wyeth DCP). Other than employer contributions to the PSSP, the account balances in these plans are generally attributable to deferrals of previously earned compensation and the earnings on those amounts. In addition to employee deferrals, the PSSP has two types of company contributions—a company matching contribution and the RSC described in more detail below. The PSSP is a non-qualified supplemental savings plan that provides for the deferral of compensation that otherwise could have been deferred under the related tax-qualified 401(k) plan (PSP) but for the application of certain IRC limitations, plus company matching contributions based on the executive’s contributions and the RSC. In addition, the PSSP permits the transfer of Post-2004 Supplemental Pension Plan benefits. Of the NEOs, only Mr. Young is currently eligible for the RSC.

		Executive	Pfizer	Aggregate	Aggregate	Aggregate
		Contributions In	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Plan(2)	2016($)	2016($)(4)	2016($)	Distributions ($)	12/31/16($)(5)
I. Read	PSSP	31,348,785	267,311	907,268	—	38,938,437
	Deferred GPP	—	—	—	—	—
	Deferred PSA	—	—	863,816	—	7,407,301
	Deferred RSU(3)	3,679,227	—	3,586,545	—	31,549,487
	Total:	35,028,012	267,311	5,357,629	—	77,895,225
F. D’Amelio	PSSP	174,540	130,905	428,037	—	3,578,130
	Deferred GPP	—	—	—	—	—
	Total:	174,540	130,905	428,037	—	3,578,130
A. Bourla	PSSP	376,125	112,838	189,650	—	2,058,636
	Deferred GPP	—	—	—	—	—
	Deferred PSA	112,818	—	18,160	—	279,069
	Deferred RSU(3)	1,588,523	—	(30,667)	—	1,557,856
	Total:	2,077,466	112,838	177,143	—	3,895,561
M. Dolsten	PSSP	169,350	127,013	89,347	—	1,489,318
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	1,122,470	—	620,436	—	11,410,555
	Total:	1,291,820	127,013	709,783	—	12,899,873
J. Young	PSSP	181,833	366,525	153,606	—	1,496,137
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	685,962	—	128,528	—	2,124,386
	Total:	867,795	366,525	282,134	—	3,620,523
G. Germano	PSSP	124,863	93,647	94,050	—	1,539,095
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	—	—	307,600	—	7,336,163
	Wyeth DCP	—	—	9,729	(104,581)	118,818
	Total:	124,863	93,647	411,379	(104,581)	8,994,076

(1)	Contribution amounts in this table have been reflected in the “2016 Summary Compensation Table” and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the “2016 Summary Compensation Table” and were not reflected in prior years’ summary compensation tables.
(2)	The PSSP contributions were based on the executive’s deferral election and the salary shown in the “2016 Summary Compensation Table,” as well as annual incentive awards paid in 2016, previously reported in 2015. Additionally, the contributions reported for Mr. Read include the $30,992,370 one-time notional transfer of the post-2004 Supplemental Pension Plan benefit to the Pfizer Supplemental Savings Plan (PSSP) in January and March 2016. The reported PSSP values include legacy Wyeth Supplemental Employee Savings Plan (Wyeth SESP) earnings and balances for Dr. Dolsten and Mr. Germano.
(3)	The amount in the contributions column represents RSU awards that vested during 2016 and were mandatorily deferred into the DCP to avoid the loss of a tax deduction due to IRC Section 162(m). Further information regarding the RSU vesting is reported in the “2016 Option/TSRU Exercises and Stock Vested Table” earlier in this Proxy Statement.
(4)	Represents PSSP company matching contributions and RSC earned in 2016 and reported in the “2016 Summary Compensation Table” under the “All Other Compensation” column.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

(5)	Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including employee contributions, company matching contributions/RSC, withdrawals and investment earnings thereon as of December 31, 2016. The amounts reported do not include the fourth quarter 2016 matching contributions or the RSC earned in 2016 because they were credited in early 2017; such amounts are included in this table under the “Pfizer Contributions in 2016” column and in the “2016 Summary Compensation Table” under the “All Other Compensation” column in 2016 (based on the year contributions were earned).

Pfizer Savings Plans

GENERAL

The Company provides the Pfizer Savings Plan to U.S.-based employees and the PSSP to employees who meet the eligibility requirements. Contribution amounts are reflected in the 2016 Summary Compensation Table or prior years’ summary compensation tables, as applicable. Note that investment earnings have not been included.

For 2016, the tax law limits:

•	the “additions” that can be made to a participating employee’s account to $53,000 per year (or $59,000 per year for eligible participants age 50 and over). “Additions” include matching contributions, RSC, before-tax contributions, Roth 401(k) contributions and after-tax contributions.
•	the amounts that may be allocated to tax-qualified savings plans to $18,000 per year (or $24,000 per year for eligible participants age 50 and over).
•	the amount of compensation that can be taken into account in computing contributions under the Savings Plan to $265,000.

SAVINGS PLAN

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 30% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts, subject to tax law limitations. “Regular earnings” for the Savings Plan includes both salary and bonus. In addition, under the Savings Plan, we generally match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and 50 cents for each additional dollar contributed on the next 3% of their regular earnings. Matching contributions, which are immediately vested, are paid at the end of each quarter provided the employee is employed at the end of each quarter unless the employee terminated employment due to retirement, death or disability.

In addition to the matching contributions, since 2011 the Company provides newly hired colleagues, rehires and transfers to the U.S. and Puerto Rico, the RSC which is an age- and service-weighted annual Company contribution that varies from 5% to 9% of eligible earnings. The RSC is invested in the same fund options selected for each employee’s contributions. The RSC vests upon three years of service and is only made if the employee is employed on December 31st of the respective year unless the employee terminated employment due to retirement, death or disability. Mr. Young transferred to the U.S. in 2012 and was not eligible to participate in the U.S. Pension Plan, and was therefore eligible for the RSC under the PSP and the PSSP.

SUPPLEMENTAL SAVINGS PLAN

The PSSP is intended to provide crediting of Company contributions equal to the difference between the amount actually allocated under the Savings Plan and the amount that would have been allocated to an employee’s account, if the limits described in the preceding paragraphs under “Pfizer Savings Plans—General” did not exist. Under the PSSP, participants can elect to defer up to 30% of eligible wages on a before-tax basis. Generally, under the PSSP, contributions plus earnings are paid out of general assets of the Company. Participants can elect to receive payments as a lump sum or in 2 to 20 annual installments following termination from service. Participants who do not make an election receive a lump sum payment. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the PSSP.

In addition, prior to 2012, Dr. Dolsten and Mr. Germano participated in the Wyeth Supplemental Employee Savings Plan (Wyeth SESP), a non-funded, non-qualified supplemental savings plan. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the Wyeth SESP.

Amounts deferred, if any, under the PSSP by the NEOs for 2016 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2016 Summary Compensation Table. In the Non-Qualified Deferred Compensation Table, PSSP values (including the legacy Wyeth SESP values for Dr. Dolsten and Mr. Germano) are shown for each NEO. Executive contributions reflect the percentage of salary and bonus the executive has elected to defer under the PSSP. Matching contributions and RSC (if applicable) are shown in the “Pfizer Contributions” column of the table. For the NEOs, the Company’s matching contributions and RSC, if applicable, under the Savings Plan and the PSSP are also shown in the “All

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Other Compensation” column of the 2016 Summary Compensation Table. The “Aggregate Earnings” column for the PSSP in the above table represents the amount by which the PSSP (including the legacy Wyeth SESP for Dr. Dolsten and Mr. Germano) balances changed in the past fiscal year, net of employee and employer contributions.

Estimated Benefits Upon Termination

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2016.

Estimated Benefits Upon Various Termination Scenarios

					Termination on		Death or
			Termination Without Cause		Change in Control		Disability
			Long-Term		Long-Term		Long-Term
			Award		Award		Award
	Severance(1)	Other(2)	Payouts(3)(5)	Total	Payouts(4)(5)	Total	Payouts(4)(5)
Name*	(A)($)	(B)($)	(C)($)	(A+B+C)($)	(D)($)	(A+B+D)($)	($)
I. Read	9,218,200	18,429	18,620,465	27,857,094	25,782,064	35,018,693	25,782,064
F. D’Amelio	2,502,500	25,663	5,012,910	7,541,073	7,828,665	10,356,828	7,828,665
A. Bourla	3,643,481	27,093	3,008,090	6,678,664	4,991,278	8,661,852	4,991,278
M. Dolsten	2,415,500	25,780	4,600,683	7,041,963	7,393,373	9,834,653	7,393,373
J. Young	4,443,269	24,945	4,525,735	8,993,949	7,314,274	11,782,488	7,314,274

(1)	These amounts represent severance equal to the greater of: (a) one year’s pay (defined as base salary and target bonus) or (b) 13 weeks’ pay plus 3 weeks’ pay per year of service, subject to a maximum of 104 weeks. These amounts do not include payments, if any, under the GPP. Under the GPP, the individual would receive, in addition to the severance payment, a pro-rata portion of his target award for the year of termination provided certain performance targets are achieved.
(2)	These amounts represent the Company cost of 12 months of active employee medical, dental and life insurance coverage.
(3)	These amounts represent the value of the long-term incentive awards that the participants would be entitled to as of December 31, 2016 upon their termination without cause. For retirement eligible participants, all awards that are held for one year will continue to vest and be distributed according to the original terms of the award. All awards held less than one year will be prorated. RSUs will distribute at separation and TSRUs and PSAs will settle on the original settlement date. For non-retirement eligible participants, all awards will be prorated. RSUs will distribute at separation and TSRUs and PSAs will settle on the original settlement date. For all participants, vested awards will settle according to the original terms of the award. The values are based on $32.48 the December 30, 2016 closing price as this was the last trading day of the year.
(4)	These amounts represent the value of the long-term incentive awards that the participants would be entitled to as of December 31, 2016 upon their termination for death, disability or termination upon change in control. In the case of awards granted prior to 2016, outstanding awards are vested and settled upon death, disability or termination upon change in control. For awards granted in 2016 and later, in all cases other than death for which the awards vest and settle, the awards will continue to vest and will be settled on the original settlement date. The values are based on $32.48 the December 30, 2016 closing price as this was the last trading day of the year.
(5)	These amounts do not include the value of the vested equity awards as of December 30, 2016.

*	As Mr. Germano ceased being a member of the ELT and serving as Group President, Global Innovative Pharma Business effective February 8, 2016 and terminated employment on May 31, 2016, he was not reported in this table. Under the terms of the Executive Severance Plan, he received a cash severance payment of $4,375,260 and the value of his outstanding long-term incentive awards was $15,109,080 at December 31, 2016. For additional information refer to “Separation of Former NEO”.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

Potential Payments Upon Disability, Death, Retirement or Change in Control

The NEOs are eligible for the following potential payments upon disability, death, retirement and a change in control (subject to the plan provisions):

Disability	Pfizer Benefits Program	Long-Term Incentive Program
Benefits for eligible employees, including the NEOs

•  Company-paid long-term disability coverage of 50% of pay (salary and bonus) and employees may buy an increased level of coverage of up to 70% of pay (maximum $500,000), subject to a $350,000 annual benefit limit.

•  Health and life insurance benefits are provided for 24 months for those who begin to receive long-term disability benefits due to an injury or illness.

•  Pension Plan and Supplemental Pension Plan benefit accruals will cease for those who are terminated.

•  RSUs granted in 2016 and later will continue to vest and be paid according to the original vesting schedule. RSUs granted prior to 2016 will vest immediately and are distributed.

•  Vested TSRUs will settle on the original settlement date.

•  Unvested TSRUs granted in 2016 and later will continue to vest and settle on the settlement date. Unvested TSRUs granted prior to 2016 will vest and settle immediately.

•  PSAs granted in 2016 and later will continue to vest and are settled based on the actual performance at the end of the performance period. PSAs granted prior to 2016 will vest and settle at target immediately.

Death	Pfizer Benefits Program	Long-Term Incentive Program
Benefits for eligible employees, including the NEOs

•  Pfizer provides coverage equal to one times pay (salary plus bonus) with a maximum cap of $2.0 million at no cost to the employee.

•  May purchase life insurance benefits of up to eight times pay (salary plus bonus), (subject to evidence of insurability requirements) to a maximum benefit of $4.0 million.

•  Upon death of an employee, pension benefits and deferred compensation are payable in accordance with the plans and the executive’s election (if any).

• RSUs immediately vest and are paid in full. • Unvested TSRUs will vest and are immediately settled; vested TSRUs are immediately settled. • PSAs immediately vest and are paid out at target.
Retirement	Long-Term Incentive Program, if a participant retires (after attaining age 55 with at least 10 years of service) after the first anniversary of the grant date:
See “Pension and Savings Plans” and “Retiree Health Care Benefits” for further information on health care, pension and savings plan benefits under Pfizer’s plans

•  RSUs will continue to vest and be paid at the end of the original vesting period.

•  TSRUs continue to vest and are settled on the fifth or seventh anniversary of the grant date.

•  PSAs will continue to vest. PSAs are paid at the end of the performance period based on Pfizer’s performance against the metrics for the grant.

If the retirement occurs prior to the first anniversary of the grant date, the unvested portion of these long-term incentive awards is forfeited. Vested TSRUs will be settled on the fifth or seventh anniversary of the grant date, and vested stock options are exercisable for the full term of the option.

Based on age and years of service, Mr. Read and Dr. Bourla are active NEOs currently eligible for retirement treatment and had long-term awards with a value of $15,795,935 and $2,225,893, respectively, as of December 31, 2016 had they retired on that date. These amounts do not include $51,546,359 for Mr. Read or $2,452,895 for Dr. Bourla representing the current value of their vested TSRUs. The actual amount received from Mr. Read and Dr. Bourla’s long-term incentive awards will be determined on the settlement date (TSRUs and PSAs) and vesting date (RSUs) based on the values at the respective time and is not tied to retirement or other separation from service. The value of vested TSRUs for Mr. Germano at his separation was $11,777,853.

Change in Control	Long-Term Incentive Program, if a participant’s employment is terminated within 24 months following a change in control:

•  RSUs granted in 2016 and later will continue to vest and be paid according to the original vesting schedule. RSUs granted prior to 2016 will vest immediately and are distributed.

•  Vested TSRUs granted in 2016 and later will settle on the settlement date. Vested TSRUs granted prior to 2016 will settle immediately.

•  Unvested TSRUs granted in 2016 and later will continue to vest and settle on the settlement date. Unvested TSRUs granted prior to 2016 will settle immediately.

•  PSAs granted in 2016 and later will continue to vest and are settled based on the actual performance at the end of the performance period. PSAs granted prior to 2016 will vest immediately at target and are distributed.

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EXECUTIVE COMPENSATION COMPENSATION TABLES

This table provides certain information as of December 31, 2016 with respect to our equity compensation plans:

Equity Compensation Plan Information

				Number of Securities Remaining
	Number of Securities to be			Available for Future Issuance
	Issued Upon Exercise of		Weighted-Average Exercise Price	Under Equity Compensation Plans
	Outstanding Options,		of Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights		Warrants and Rights	in Column (A))
Plan Category	(A)		(B)	(C)
Equity compensation plans approved by security holders	334,882,653	(1)	$27.55	390,773,212	(2)
Equity compensation plans not approved by security holders			N/A	0
Total	334,882,653		$27.55	390,773,212

(1)	This amount includes the following:
•	186,676,426 shares issuable upon the exercise of outstanding stock options, of which 143,480,612 were granted from the Pfizer Inc. 2004 Stock Plan, as amended and restated (the 2004 Stock Plan) with a weighted average exercise price of $24.57, and 43,195,814 were granted from the Pfizer Inc. 2014 Stock Plan (the 2014 Stock Plan) with a weighted average exercise price of $34.47.
•	1,093,796 shares issuable pursuant to outstanding share awards that have been granted under the 2004 Stock Plan, but not yet earned as of December 31, 2016. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance, in terms of total shareholder return, over the applicable performance period relative to the performance of the pharmaceutical peer group, as discussed above. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•	3,452,354 shares issuable pursuant to outstanding share awards that have been granted under the 2014 Stock Plan, but not yet earned as of December 31, 2016. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance over the average of three one-year operating income performance results versus annual targets with a leveraged adjustment for the relative three-year total shareholder return as compared to the NYSE ARCA Pharmaceutical Index (DRG Index). Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (B).
•	32,521,230 shares, of which 17,465,662 shares issuable granted under the 2004 Stock Plan and 15,055,568 shares issuable under the 2014 Stock Plan, but not yet earned as of December 31, 2016. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined on the achievement of predetermined goals related to Pfizer’s long-term product portfolio during a five-year performance period from the year of the grant date. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•	29,605,207 shares subject to restricted stock units, of which 9,363,607 were granted under the 2004 Stock Plan and 20,241,600 were granted under the 2014 Stock Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•	5,652,634 non-vested shares and 19,364,363 vested shares pursuant to TSRUs granted under the 2004 Stock Plan with a weighted-average exercise price of $25.01 and 56,354,225 non-vested shares and 42,145 vested shares pursuant to TSRUs granted under the 2014 Stock Plan with a weighted-average exercise price of $30.99. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the settlement price and the grant price, plus the dividends accumulated during a 5- and 7-year term. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant.
•	120,273 shares subject to Profit Units (PTUs) from the exercise of TSRUs granted under the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (B).
(2)	This amount represents the number of shares available (390,773,212) for issuance pursuant to stock options and awards that could be granted in the future under the 2014 Stock Plan. Under the 2014 Stock Plan, any option or TSRU granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a three-to-one basis.

In 2000, Pfizer acquired Warner-Lambert Company and assumed the obligation to use 3,760 shares of Pfizer common stock pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert directors’ compensation that had been deferred by certain former Warner-Lambert directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding these shares is not included in the above table.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the MIP Plan), pursuant to which no subsequent awards have been or will be made. As of December 31, 2016, 11,583 Pfizer shares were issuable in settlement of the participants’ accounts, which are delivered in lump sums and installments upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

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EXECUTIVE COMPENSATION FINANCIAL MEASURES

Financial Measures

The following table contains a comparison of 2016 and 2015 U.S. GAAP to non-GAAP revenues and U.S. GAAP diluted EPS to non-GAAP adjusted diluted EPS for annual incentive purposes relating to “Financial Results for Annual Incentive Purposes” within this Proxy Statement (Unaudited). These financial measures for annual incentive purposes utilize budget exchange rates and, therefore, are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2016 Financial Report.

Financial Measures
(Billions, except per common share data)	2016	2015
GAAP Revenues	$52.8	$48.9
Foreign exchange impact relative to rates in effect for budget purposes	(0.7)	1.1
Exclusion of legacy Hospira	—	(1.5)
Exclusion of non-recurring items	(0.2)	—
Non-GAAP Revenues for Annual Incentive Purposes	$51.9	$48.4
GAAP Diluted EPS*	$1.17	$1.11
Purchase accounting adjustments-net of tax	0.48	0.45
Acquisition-related costs-net of tax	0.11	0.09
Discontinued operations-net of tax	—	—
Certain significant items-net of tax	0.64	0.54
Non-GAAP Adjusted Diluted EPS*	$2.40	$2.20
Foreign exchange impact relative to rates in effect for budget purposes	—	0.03
Exclusion of legacy Hospira	—	(0.03)
Exclusion of non-recurring items	(0.03)	0.01
Non-GAAP Adjusted Diluted EPS for Annual Incentive Purposes	$2.37	$2.20

*	For a full reconciliation of adjusted diluted EPS, see the 2016 Financial Report. Amounts may not add due to rounding.

Note: The 2016 amounts shown in the table exclude the results from Medivation, Inc. (as part of the non-recurring items), which Pfizer acquired on September 28, 2016.

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Shareholder Proposals

We expect the following proposals (Items 5–7 on the proxy card) to be presented by shareholders at the Annual Meeting. The proposals may contain assertions about Pfizer or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies. However, the Board of Directors has recommended a vote AGAINST these proposals for broader policy reasons described in the “Your Company’s Response” section following each proposal.

ITEM 5 – Shareholder Proposal Regarding The Holy Land Principles

Holy Land Principles, Inc., Capitol Hill, P.O. Box 15128, Washington, D.C. 20003-0849, which represents that it owns no less than 93 shares of Pfizer common stock, has notified Pfizer that it will present the following proposal at the Annual Meeting:

The Shareholder’s Resolution

HOLY LAND PRINCIPLES PFIZER RESOLUTION

WHEREAS, PFIZER has operations in Palestine/Israel;

WHEREAS, achieving a lasting peace in the Holy Land — with security for Israel and justice for Palestinians — encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles, Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Israel Palestine. These are:

1.	Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.

2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.

3.	Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.

6.	Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.

7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.

8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

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SHAREHOLDER PROPOSALS ITEM 5 – SHAREHOLDER PROPOSAL REGARDING THE HOLY LAND PRINCIPLES

SUPPORTING STATEMENT

The proponent believes that PFIZER benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles — which are pro-Jewish, pro-Palestinian and pro-company — will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are unnecessary and not in the best interest of the company or its shareholders and recommends a vote AGAINST this proposal.

PFIZER’S EXISTING EQUAL EMPLOYMENT OPPORTUNITY POLICY ADDRESSES THE PROPOSAL

The Board considers workplace diversity as instrumental to successfully achieving our long-term business strategy. Therefore, we demonstrate one of Pfizer’s core values, “Respect for People,” in a number of ways to our colleagues globally. Throughout our organization, we apply our principles of fair and equitable treatment, non-discrimination and equal employment opportunity through our global Equal Employment Opportunity (EEO) Policy. Our policy:

•	requires fair and equitable workplace treatment and non-discrimination toward all colleagues regardless of race, ethnicity or religious beliefs or religious affiliation; and
•	prohibits any discrimination or unfair treatment on the basis of other protected characteristics, including, among others, gender, age, sexual orientation, military service, veteran status or disability.

In addition to our global EEO policy, Pfizer supports its commitment to respect its employees by its adherence to local labor and employment laws and regulations, including those regarding fair treatment, non-discrimination and equal employment opportunity in the workplace. Furthermore, Pfizer strives to uphold human rights in all of our business activities, details of which can be found at www.pfizer.com/files/about/Position-Human-Rights.pdf. This position statement includes information on our Supplier Conduct Position Statement, details of which can be found at www.pfizer.com/files/b2b/pfizer_supplier_conduct_position_statement.pdf.

Pfizer also demonstrates its commitment to diversity and inclusion by its support of seven Pfizer Colleague Councils and nearly 100 Pfizer colleague resource groups around the world. These programs engage more than 10,000 employees, and are used to attract and develop colleagues of all backgrounds and serve the diverse communities in which we operate.

PFIZER’S OPERATIONS IN ISRAEL TREAT ALL EMPLOYEES EQUALLY AND FAIRLY

In Israel, the only Holy Land territory in which we have colleagues and maintain commercial operations, we follow both our global EEO policy, as well as local laws and regulations requiring fair treatment in the workplace, including prohibitions on discrimination on the basis of race, religion or ethnicity.

SUMMARY

We are confident that our current policies and practices meet and exceed the spirit and intent set forth in The Holy Land Principles. We believe the proposal’s request to add an additional specialized framework for one geographic location would be inconsistent with the company’s global employment practices, as we do not believe differential treatment is appropriate or consistent with our employment of a global workforce. Our employment practices apply to all colleagues, and the proposal’s request would not be in the best interest of the company, our shareholders or our colleagues worldwide.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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SHAREHOLDER PROPOSALS ITEM 6 – SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREOWNER MEETINGS

ITEM 6 – Shareholder Proposal Regarding Special Shareowner Meetings

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who represents that he owns no less than 300 shares of Pfizer common stock, has notified Pfizer that he will present the following proposal at the Annual Meeting:

The Shareholder’s Resolution

Proposal 6 – Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Dozens of Fortune 500 companies allow 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.

This proposal is particularly important because we do not have the opportunity to act by written consent. A majority of Fortune 500 companies provide for shareholders to call special meetings and to act by written consent. Perhaps a proxy advisory firm will recommend that companies like ours, with no written consent opportunity for shareholders, in turn allow for 10% of shareholders to call a special meeting.

Now is a good time to adopt this proposal topic since our stock price has been dead money for the year leading up to the submission of this proposal.

Please vote to enhance shareholder value:

Special Shareowner Meetings – Proposal 6.

Your Company’s Response

The Board of Directors believes that the actions requested by this proponent are unnecessary and not in the best interest of the company or its shareholders. Therefore, it recommends a vote AGAINST this proposal.

PFIZER’S SHAREHOLDERS ALREADY HAVE THE ABILITY TO CALL SPECIAL SHAREHOLDER MEETINGS

The Board of Directors agrees that shareholders should have the ability to call special meetings and has given serious consideration to the issue. In 2008, the Board amended Pfizer’s By-laws to grant holders of 25% or more of the common stock the right to call a special meeting. At the 2009 Annual Meeting of Shareholders, a shareholder proposal requesting that our Bylaws be changed to allow 10% of the shareholders the right to call special meetings received a favorable vote of 51.5% of the votes cast. Following the 2009 Annual Meeting, we engaged in extensive shareholder engagement on the topic. The Board of Directors carefully considered the vote outcome, the results of our extensive engagement, and the various ways it has afforded shareholders the ability to contact members of the Board throughout the year. In response, at the 2010 Annual Meeting, the Board sought shareholder approval of an amendment to our By-laws to allow 20% of outstanding shares to call special meetings. That amendment was overwhelmingly approved by almost 95% of votes cast at the meeting.

The Board continues to believe that a 20% ownership threshold for the right to call special meetings strikes a reasonable and appropriate balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders, including shareholders with special interests, could call special meetings. Allowing a small minority of shareholders, including those who could borrow shares from other shareholders in order to vote on a particular issue, to call special meetings for any reason could be detrimental to the interest of a majority of our shareholders and other stakeholders. Shareholder meetings are serious events that require the significant attention of Pfizer’s Board, officers and employees, thus diverting attention away from their focus on meeting our business objectives and enhancing shareholder value.

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SHAREHOLDER PROPOSALS ITEM 6 – SHAREHOLDER PROPOSAL REGARDING SPECIAL SHAREOWNER MEETINGS

PFIZER IS ATTENTIVE TO SHAREHOLDER RIGHTS AND REMAINS COMMITTED TO STRONG GOVERNANCE PRACTICES

The Board believes that its current special meeting shareholder right should be considered in the context of Pfizer’s overall corporate governance, including the shareholder rights available under its By-laws and Charter, applicable law, and the Board’s demonstrated commitment to shareholder engagement and responsiveness to shareholder concerns. In addition to the existing right of shareholders of 20% of Pfizer’s common stock to call a special meeting, shareholder approval is required for many key corporate actions. Under Delaware law and New York Stock Exchange rules, Pfizer must submit certain important shareholder matters to a shareholder vote, including mergers, large share issuances, the adoption of equity compensation plans and amendments to its certificate of incorporation.

PFIZER TAKES SHAREHOLDER FEEDBACK SERIOUSLY AND ACTS UPON IT

Additionally, the Board actively listens to shareholders and has acted on their suggestions and implemented a number of their recommendations. In December 2015, the Board adopted a proxy access by-law, enabling Pfizer shareholders to include their own director nominees in Pfizer’s proxy materials along with candidates nominated by the Board, as long as they meet certain requirements, as set forth in our By-laws. This decision and other actions such as embracing majority voting for Directors, modifying executive pay practices, and eliminating our poison pill, super-majority vote requirements and the classified board structure demonstrate the company’s ongoing commitment to the principles of good governance.

During 2016, company leaders engaged in discussions with over 30 institutional investors, representing approximately 30% of shares outstanding to solicit their views on Pfizer’s corporate governance practices and other key topics of interest. For more information on these discussions, see “Shareholder Outreach” earlier in this Proxy Statement.

SUMMARY

We believe that Pfizer’s existing governance structure and the existing right of shareholders to call special meetings at 20% strikes the appropriate balance and is consistent with our record of Board accountability and responsiveness. Therefore, we believe the adoption of this proposal is unnecessary and not in the best interests of the company or its shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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SHAREHOLDER PROPOSALS ITEM 7 – SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR POLICY

ITEM 7 – Shareholder Proposal Regarding an Independent Chair Policy

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, which represents that they own no less than 200 shares of Pfizer common stock, has notified Pfizer that it will present the following proposal at the Annual Meeting:

The Shareholder’s Resolution

Pfizer – Separate Chair & CEO

RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT:

We believe:

•	The role of the CEO and management is to run the company.
•	The role of the Board of Directors is to provide independent oversight of management and the CEO.
•	There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

Pfizer’s CEO Ian Read serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure.

As Andrew Grove, Intel’s former chair, stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

According to ISS “2015 Board Practices”, (April 2015), 53% of S&P 1,500 firms separate these two positions and the number of companies separating these roles is growing.

Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.

Many companies have separate and/or independent Chairs. An independent Chair is an increasing trend in the U.S. and prevailing practice in the United Kingdom.

Shareholder resolutions urging separation of CEO and Chair received approximately 33% in 2015 and 31% in 2016, an indication of strong investor support.

To simplify the transition, this policy would be phased in and implemented when the next CEO is chosen.

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SHAREHOLDER PROPOSALS ITEM 7 – SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR POLICY

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are not in the best interest of the company or its shareholders and recommends a vote AGAINST this proposal.

THE RIGHT LEADERSHIP STRUCTURE SHOULD VARY AS CIRCUMSTANCES WARRANT

The Board of Directors values the flexibility of selecting the structure of leadership best suited to meet the needs of Pfizer and its shareholders. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant.

Under our By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of the company and its shareholders at any given time. The Board believes that the decision to separate or combine the roles of Chairman and CEO should be based on the unique circumstances and challenges confronting the company at any given time, as well as the individual skills and experiences that may be required in an effective Chairman at that time. Eliminating the flexibility to select a structure of leadership based on the facts and circumstances presented at a particular point in time is unnecessarily rigid.

Consistent with this understanding, the independent Directors do not view any particular Board leadership structure as preferred and consider the Board’s leadership structure on at least an annual basis, including as recently as December 2016. This consideration includes the evaluation of alternative leadership structures in light of the company’s current operating and governance environment, a review of empirical data on the topic, and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.

OUR LEAD INDEPENDENT DIRECTOR PROVIDES STRONG, INDEPENDENT LEADERSHIP

Dr. Dennis A. Ausiello has served as our Lead Independent Director since the 2015 Annual Meeting of Shareholders. During his tenure as Lead Independent Director, Dr. Ausiello has demonstrated strong leadership skills and independent thinking, a deep understanding of the business, a high level of scientific expertise and a willingness to meet with investors.

The position of Lead Independent Director at Pfizer has a clear mandate, significant authority and well-defined responsibilities under a Board-approved Charter. These responsibilities and authority include the following:

•	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;
•	serving as an ex-officio member of each committee and attending meetings of the various committees regularly;
•	calling meetings of the independent Directors;
•	leading the evaluation by the independent Directors of the CEO’s effectiveness as the Chairman and CEO, including an annual evaluation of his interactions with the Directors and ability to provide leadership and direction to the full Board;
•	serving as liaison between the independent Directors and the Chairman and CEO;
•	approving information sent to the Board, including the quality, quantity and timeliness of such information;
•	contributing to the development of and approving meeting agendas;
•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•	authorizing the retention of outside advisors and consultants who report directly to the Board;
•	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries when appropriate; and
•	if requested by shareholders or other stakeholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

A FLEXIBLE LEADERSHIP STRUCTURE IS THE MOST EFFECTIVE FOR PFIZER

Following thorough reviews by the Corporate Governance Committee, the independent Directors reconsidered the Board’s leadership structure and determined in December 2016 to maintain the current leadership structure, with Mr. Read as CEO and Chairman. The independent Directors believe that this unified structure provides Pfizer with strong and consistent leadership.

These determinations were based on the independent Directors’ continued strong belief that Mr. Read:

•	has extensive experience in and knowledge of the research-based biopharmaceutical industry and regulatory environment;
•	continues to demonstrate the leadership and vision necessary to lead the Board and the company in our challenging industry and macroeconomic environments;

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SHAREHOLDER PROPOSALS ITEM 7 – SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT CHAIR POLICY

•	possesses a fundamentally investor-driven viewpoint; and
•	exercises leadership that has generated strong operational performance and strengthened colleague engagement in our ownership culture.

Given the regulatory and market environment in which we operate, having one clear leader in both roles, with deep industry expertise and company knowledge, provides decisive and effective leadership internally and externally.

In considering the Board’s leadership structure, the independent Directors have taken a number of additional factors into account. The Board—which consists entirely of independent Directors other than Mr. Read—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology Committees are comprised entirely of independent Directors. Further, a number of Board and committee processes and procedures provide substantial independent oversight of our CEO’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our CEO’s performance against pre-determined goals, and a separate evaluation that, among other things, assesses the CEO’s interactions with the Board in his role as Chairman.

The Directors will continue to periodically evaluate the effectiveness of its leadership structure and make any future decisions based upon the best interest of the company and its shareholders at that time.

SUMMARY

We believe that the Board of Directors should have the flexibility to select the structure of leadership best suited to meet the needs of Pfizer and its shareholders at any given time. In addition, given Pfizer’s robust governance practices, including our strong Lead Independent Director, we believe that adoption of an Independent Chair Policy is unnecessarily rigid and not in the best interest of the company or its shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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Annual Meeting Information

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2017 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting.

The Notice of 2017 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 16, 2017.

Annual Meeting Information

When and where will the Annual Meeting be held?

Date: April 27, 2017

Time: 9:00 a.m., Eastern Daylight Time

Location: Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078. For directions, call the hotel at +1-973-379-0100.

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m., Eastern Daylight Time. Seating will be limited.

The Hilton Short Hills Hotel is accessible to disabled persons, and upon advance request we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon advance request. Please mail your request to the address noted below under the question “What do I need to do to attend the Annual Meeting?”

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of Pfizer stock issued and outstanding and entitled to vote at the Pfizer Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What do I need to do to attend the Annual Meeting?

Admission to the Annual Meeting is limited to shareholders as of the close of business on February 28, 2017, and one immediate family member; one individual designated as a shareholder’s authorized proxy holder; or one representative designated in writing to present a shareholder proposal properly brought before the Meeting. In each case, the individual must have an admission ticket or proof of ownership of Pfizer stock, as well as a valid government-issued photo identification, such as a valid driver’s license or passport, to be admitted to the Meeting.

ADMISSION TICKET OR PROOF OF OWNERSHIP

If you hold your shares in your name as a shareholder of record, you will need an admission ticket or proof of ownership of Pfizer stock. An admission ticket is attached to your proxy card or to the Notice of Internet Availability of Proxy Materials. If you plan to attend the Meeting, please vote your shares but keep the admission ticket and bring it with you to the Meeting.

If you misplace your admission ticket, we will verify your ownership onsite at the Annual Meeting venue.

If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. An admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Any individual holding an admission ticket not issued in his/her name will not be admitted to the Annual Meeting. To request an admission ticket, contact Pfizer Shareholder Services, 235 East 42nd Street, New York, New York 10017-5755.

PROPONENT OF SHAREHOLDER PROPOSAL

The proponent of a shareholder proposal included in this Proxy Statement should notify the company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting. The use of mobile devices, photography or recording of the event is strictly prohibited.

Will the Annual Meeting be webcast?

Our Annual Meeting will be audio webcast live on April 27, 2017. You are invited to visit www.pfizer.com at 9:00 a.m., Eastern Daylight Time, on April 27, 2017, to access the webcast. Registration for the webcast is required and will be available beginning on April 20, 2017. A replay will be available on our website through the first week of May 2017.

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ANNUAL MEETING INFORMATION VOTING

Who is entitled to vote at the Annual Meeting?

Holders of Pfizer common stock at the close of business on February 28, 2017, are entitled to receive the Notice of 2017 Annual Meeting and Proxy Statement and to vote their shares at the Meeting. As of that date, there were 5,955,125,843 shares of the company’s common stock outstanding and entitled to vote. In addition, shares of the company’s preferred stock having votes equivalent to 1,508,349 shares of common stock are held by two of the company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. Shares of common stock and shares of preferred stock vote together as a single class on the matters covered in this Proxy Statement.

Voting

How do I vote?

You may vote using any of the following methods:

BY MAIL

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card, but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please send your completed proxy card by regular mail to Pfizer Inc., c/o Proxy Services, Computershare, P.O. Box 43101, Providence, RI 02940, or by overnight mail to Pfizer Inc., c/o Proxy Services, Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845.

BY TELEPHONE OR ELECTRONICALLY VIA THE INTERNET

Pfizer has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

If you are located outside the United States, Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 7:30 a.m., Eastern Daylight Time, on April 27, 2017.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

IN PERSON AT THE ANNUAL MEETING

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

YOUR VOTE IS IMPORTANT. YOU CAN SAVE US THE EXPENSE OF AN ADDITIONAL MAILING BY VOTING PROMPTLY.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for 10 days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, NY 10017 by contacting our Corporate Secretary.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record:

•	in certificate form;
•	in book-entry form; and
•	in book-entry form in the Computershare Investment Plan.

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the Pfizer shares you hold:

•	in a Pfizer and/or Wyeth savings plan; and/or
•	in Grantor Trusts for deferred stock received by certain Pfizer and legacy Wyeth employees.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan, and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust. To allow sufficient time for voting by the

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ANNUAL MEETING INFORMATION VOTING

administrator of the applicable savings plan and/or the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 24, 2017.

If you hold Pfizer shares through any other company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of KPMG LLP	Majority of Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Not Applicable (Shareholder Preference Only)	No
Shareholder Proposals	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws.

ELECTION OF DIRECTORS; MAJORITY VOTE POLICY

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this Policy are set forth in our Corporate Governance Principles (see “Annex 1” to this Proxy Statement).

RATIFICATION OF THE SELECTION OF KPMG LLP

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

This matter is being submitted to enable shareholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years. Therefore, the provisions of our By-laws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and broker non-votes will not be counted as expressing any preference.

SHAREHOLDER PROPOSALS

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve a shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposals.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;
•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;
•	1 YEAR for frequency of future advisory votes on executive compensation; and
•	AGAINST the shareholder proposals.

Who will count the votes?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

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ANNUAL MEETING INFORMATION PROXY MATERIALS

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 16, 2017, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials and the 2016 Financial Report on the Internet?

This Notice of 2017 Annual Meeting and Proxy Statement and the 2016 Financial Report are available on our website at www.pfizer.com/annualmeeting. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare-na.com/green and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of 2017 Annual Meeting and Proxy Statement and the 2016 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Pfizer shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of 2017 Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent, Computershare, in writing: P.O. Box 30170, College Station, TX 77842-3170; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-733-9393, and outside the U.S., Puerto Rico and Canada, 1-781-575-4591.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of 2017 Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Computershare as indicated above, and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I obtain a copy of Pfizer’s 2016 Annual Review?

The company’s Annual Review is available on our website at www.pfizer.com/annual. Pfizer is working hard to be a green company; therefore, hard copies of the report are no longer produced.

Pfizer 2017 Proxy Statement	109

ANNUAL MEETING INFORMATION OTHER QUESTIONS

Other Questions

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation or the shareholder proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare, you are the “shareholder of record” of those shares. This Notice of 2017 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of 2017

Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to distribute and solicit proxies. We will pay Morrow Sodali LLC a fee of $35,000, plus reasonable expenses, for these services.

110	Pfizer 2017 Proxy Statement

ANNUAL MEETING INFORMATION

Other Business

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our By-laws and the procedures described below.

Submitting Proxy Proposals and Director Nominations for the 2018 Annual Meeting

Proposals for Inclusion in Our 2018 Proxy Materials

Under SEC rules, if a shareholder wants us to include a proposal in our 2018 proxy materials for presentation at our 2018 Annual Meeting of Shareholders, then the proposal must be received at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755, Attention: Corporate Secretary, by November 16, 2017. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Director Nominations for Inclusion in our 2018 Proxy Materials (Proxy Access)

Any shareholder considering a proxy access nomination should carefully review our By-laws, which are available at www.pfizer.com/about/corporate-governance. Under our proxy access by-law, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our By-laws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2018 proxy materials for election at our 2018 Annual Meeting of Shareholders, then the nominations must be received by us at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755, Attention: Corporate Secretary, not earlier than October 17, 2017 and not later than November 16, 2017.

Other Proposals or Nominations to Be Brought before Our 2018 Annual Meeting

Any shareholder considering introducing a nomination or other item of business should carefully review the procedures set forth in our By-laws, which are available at www.pfizer.com/about/corporate-governance. These procedures provide that, among other things, a nomination or the introduction of an item of business at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755.

We must receive written notice of your intention to nominate a Director or to propose an item of business at our 2018 Annual Meeting according to this schedule:

If the 2018 Annual Meeting is to be held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 27, 2017), then Pfizer must receive your notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2017 Annual Meeting.

If the 2018 Annual Meeting is to be held on a date not within 25 days before or after such anniversary, then Pfizer must receive it no later than 10 days following the first to occur of:

•	the date on which notice of the date of the 2018 Annual Meeting is mailed; or
•	the date public disclosure of the date of the 2018 Annual Meeting is made.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2018 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting between December 28, 2017 and January 27, 2018.

For any other meeting, the nomination or item of business must be received by the 10th day following the date on which public disclosure of the date of the meeting is made.

Upon written request, we will provide, without charge, a copy of our By-laws. Requests should be directed to our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755, Attention: Corporate Secretary.

Pfizer 2017 Proxy Statement	111

Annex 1

Pfizer Inc. Corporate Governance Principles

Role and Composition of the Board of Directors

1. General. The Board of Directors (the Board), which is elected by the shareholders, is the ultimate decision-making body of Pfizer Inc. (the Company), except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee Directors of stature who have substantive knowledge of the Company’s business.

2. Succession Planning. The Board is responsible for planning for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer shall annually provide the Board with an assessment of other senior managers and their potential to succeed him or her. He or she shall also provide the Board with an assessment of persons considered potential successors to certain senior management positions.

3. Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company, based on the recommendation of the Corporate Governance Committee as a result of its annual review of the Company’s Board leadership structure. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole, as well as over executive sessions of the independent Directors, and shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board; provided that the Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent Directors. In addition, the Lead Independent Director, if any, shall facilitate information flow and communication among the Directors and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director. The Board shall consider the rotation of the Lead Independent Director, if any, at such intervals as the Board determines on the recommendation of the Corporate Governance Committee.

4. Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (NYSE) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5. Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee shall periodically consider and make recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by increases in the size of the Board and vacancies that occur by resignation, by retirement or for any other reason.

6. Selection Criteria. To be considered for membership on the Board, candidates should be individuals of proven integrity with a record of substantial achievement in an area of relevance to the Company. In selecting Directors, the Board will generally seek leaders of major complex organizations, including within the scientific, government service, educational, finance, marketing, technology and the not-for-profit sectors. In addition, the Board also will seek some Directors who are widely recognized as leaders in the fields of medicine or the biological sciences. Candidates must have demonstrated ability and sound judgment. A candidate must also possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs. Each Director is expected to serve the best interests of all shareholders and must be committed to enhancing long-term Company growth. Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting gender, ethnic background and professional experience. Candidates considered by the Corporate Governance Committee shall also be considered by other Directors, based on the recommendation of the Corporate Governance Committee, and final approval of a candidate shall be determined by the full Board. Recommendations for Directors received from shareholders will be evaluated in accordance with the criteria set forth above.

Pfizer 2017 Proxy Statement	i

ANNEX 1 - PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

7. Voting for Directors. In accordance with the Company’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next shareholder meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8. Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board.

9. Former Chief Executive Officer as Director. Upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10. Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11. Director Compensation. The Corporate Governance Committee shall periodically review the compensation of non-employee Directors.

12. Ownership Requirement. Each non-employee Director is required to hold shares of the Company’s common stock having a value of at least five (5) times the Director’s annual base cash compensation while serving as a Director of the Company. For purposes of satisfying these requirements, (a) a Director’s holdings of the Company’s common stock shall include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan and (b) each such unit shall have the same value as a share of the Company’s common stock. A Director will have five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of the Company’s common stock required to be held, to satisfy this ownership requirement.

13. Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

14. Annual Board and Committee Self-Evaluation. The Board (under the supervision of the Corporate Governance Committee) and each Committee will conduct a self-evaluation of their performance at least annually.

ii	Pfizer 2017 Proxy Statement

ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

15. Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16. Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Regulatory and Compliance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors, as defined under the NYSE listing standards and all applicable laws and regulations. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from the Company or any of its subsidiaries. The Board also will apply any heightened independence standards applicable to members of those Committees pursuant to NYSE requirements.

The Board shall consider the rotation of committee assignments and of committee Chairs at such intervals as the Board determines on the recommendation of the Corporate Governance Committee. Consideration of rotation shall seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of the Company’s business and enabling functions.

17. Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18. Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the independent Directors at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19. Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the independent Directors at a meeting or executive session of that group.

20. Communication with Stakeholders. The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee Directors, including the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21. Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Pfizer 2017 Proxy Statement	iii

ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

Board Functions

22. Agenda. The Chief Executive Officer, with approval from the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23. Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24. Board Meetings. At the invitation of the Board, members of senior management and other employees recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25. Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26. Executive Sessions. Executive sessions or meetings of non-employee Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

Committee Functions

27. Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors. A majority of the members of the Regulatory and Compliance Committee must be independent Directors.

28. Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

29. Committee Meetings. At the invitation of any of the Committees, members of senior management and other employees recommended by the Chief Executive Officer shall attend Committee meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Committee are made by the manager responsible for that area of the Company’s operations.

30. Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

Policy on Poison Pills

31. Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

iv	Pfizer 2017 Proxy Statement

ANNEX 1 – PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

32. These principles are reviewed by the Board at least annually.

Pfizer 2017 Proxy Statement	v

Non-Financial Key Performance Indicators

ACCESS TO MEDICINES				COLLEAGUES*

Global Programs and Commercial Transactions to Increase Access to Medicines in Emerging Markets[1]		Top 21 Global Burdens of Disease Addressed by Products and Pipeline[2]		Injuries Per 100 Colleagues Total Injury Rate in 2016 was 20% lower than in 2015

*Hospira injury data has been included.
46	programs are active[3] for launched medicines in markets that have a GDP per capita less than Portugal.	15	programs cover multiple therapies while the rest are product specific.

29	countries are served by our active programs.	64	different products in our portfolio are covered.

PROGRESS ON OUR 2020 ENVIRONMENTAL SUSTAINABILITY GOALS(4)

Greenhouse Gas (GHG) Emissions Total Scope 1 and 2 GHG Emissions		Waste Disposed Total Hazardous and Non-Hazardous Waste		Water Withdrawal Excluding Non-Contact Cooling Water
(in million metric tons CO2 EQ)		(in thousand metric tons)		(in million cubic meters)

(baseline)		(baseline)		(baseline)

GHG emissions in 2016 were 3% lower than 2015		Total waste disposed in 2016 was 14% lower than 2015		Total water withdrawal (excluding non-contact cooling water) in 2016 was 12% higher than in 2015

2020 Goals: 20% Reduction vs. Baseline		2020 Goals: 15% Reduction vs. Baseline		2020 Goals: 5% Reduction vs. Baseline

SUPPLY CHAIN ENVIRONMENTAL SUSTAINABILITY GOAL5

Key suppliers supporting Pfizer’s supplier code of conduct:	Key suppliers managing their environmental impacts:

2016 (baseline): 79% / 2020 Goal: 100%	2016 (baseline): 76% / 2020 Goal: 100%

Key suppliers aligning with Pfizer Supply Chain Initiative (PSCI) principles:	Key suppliers with reduction goals for GHG, waste disposal and water withdrawal instituted:

2016 (baseline): 35% / 2020 Goal: 100%	2016 (baseline): 51% / 2020 Goal: 90%

(1)	Program/commercial transaction defined as a Pfizer investment or dedicated contract of over $250,000 with a national government or procurement agency, multilateral organization, non-governmental organization, private institution or aid agency. Represents multi-country initiatives only and does not include numerous local initiatives to address access.
(2)	As defined by the World Health Organization. Burdens of illness not addressed include road traffic accidents, prematurity and low birth weight, and self-inflicted injuries.
(3)	The number of patient access programs with pricing tailored to different patient segments (for at least one product), allowing access for more patients.
(4)	Applies to facilities within Pfizer’s operational control as compared with a 2012 baseline including Hospira. Data are baseline adjusted, reported absolute, using reporting boundaries per the WRI GHG Protocol. The 2012-2015 GHG data was independently verified to the limited assurance level. The verification of 2016 GHG data will be accomplished in 2017. Water withdrawal in 2016 included an operational change from using non-contact cooling water to city water at a site. Expanded environmental reporting will be posted on www.pfizer.com later this year.
(5)	Hospira key suppliers not included. Supplier code of conduct and PSCI principle data to be confirmed with relevant key suppliers in 2017.

MIX
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Working together for a healthier world®

Pfizer Inc.
235 East 42nd Street
New York, NY 10017-5755
(212) 733-2323

www.pfizer.com
© 2017 Pfizer Inc. All rights reserved.

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:30 a.m., Eastern Daylight Time, on April 27, 2017.

Vote by Internet
• Go to www.investorvote.com/PFE; or
• Scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.
Vote by telephone
• Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683).
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Outside the USA, US territories & Canada, call +1-781-575-2300. Standard rates will apply.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Voting Items

The Board of Directors recommends votes “FOR” the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Dennis A. Ausiello	☐	☐	☐	05 - Frances D. Fergusson	☐	☐	☐	09 - Suzanne Nora Johnson	☐	☐	☐

	02 - Ronald E. Blaylock	☐	☐	☐	06 - Helen H. Hobbs	☐	☐	☐	10 - Ian C. Read	☐	☐	☐

	03 - W. Don Cornwell	☐	☐	☐	07 - James M. Kilts	☐	☐	☐	11 - Stephen W. Sanger	☐	☐	☐

	04 - Joseph J. Echevarria	☐	☐	☐	08 - Shantanu Narayen	☐	☐	☐	12 - James C. Smith	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 2 and 3, and for “1 YEAR” on Proposal 4					The Board of Directors recommends a vote “AGAINST” Proposals 5 - 7.
		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2017	☐	☐	☐	5.	Shareholder proposal regarding The Holy Land Principles	☐	☐	☐

3.	Advisory approval of executive compensation	☐	☐	☐	6.	Shareholder proposal regarding special shareowner meetings	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain	7.	Shareholder proposal regarding independent chair policy	☐	☐	☐
4.	Advisory vote on the frequency of future advisory votes on executive compensation ☐	☐	☐	☐

02IDMH

Admission Ticket
2017 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 27, 2017
9:00 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:30 a.m., Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1-973-379-0100.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week, until 7:30 a.m., Eastern Daylight Time, on April 27, 2017. For savings plan participants, please see information and deadline below.

(If you vote on the Internet or by telephone, you do not need to mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a positive difference to our environment by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by email, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

2017 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors of Pfizer Inc.

The undersigned appoints Ian C. Read, Douglas M. Lankler and Margaret M. Madden and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 28, 2017, at the Annual Meeting of Shareholders to be held on April 27, 2017 at 9:00 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) “FOR” PROPOSALS 1, 2 AND 3, IN FAVOR OF “1 YEAR” ON PROPOSAL 4, AND “AGAINST” PROPOSALS 5, 6 AND 7, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

For Participants in the Pfizer Savings Plans Only

If you, the undersigned, are a company employee or retiree, this card will also be used to provide voting instructions to the Trustee for any shares of common or preferred stock of Pfizer Inc. held in the Pfizer Savings Plan, or any other employee benefit plan or trust on the record date, as set forth in the Notice of 2017 Annual Meeting and Proxy Statement. The Trustee will vote the shares in accordance with your instructions, subject to the terms of the applicable plan(s) and/or trust(s). In some cases, the Trustee may vote the shares held for you even if you do not direct the Trustee how to vote. In these cases, the Trustee will vote any shares for which the Trustee does not receive instructions in the same proportion as the Trustee votes the shares for which the Trustee does receive instructions, unless otherwise required by the Employee Retirement Income Security Act or the applicable plan(s) and/or trust(s). The voting deadline for plan participants is 10:00 a.m., Eastern Daylight Time, on April 24, 2017.

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear(s) hereon. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION C ABOVE.